Exhibit 10.1

Execution Version

FOURTH AMENDMENT AND RESTATEMENT AGREEMENT

This FOURTH AMENDMENT AND RESTATEMENT AGREEMENT (this “Agreement”) is entered into as of May 4, 2023 among (i) CNO FINANCIAL GROUP, INC., a Delaware corporation (the “Borrower”), (ii) the Lenders (as defined below) executing signatures page hereto, and (iii) KEYBANK NATIONAL ASSOCIATION, as the administrative agent for the Lenders (the “Administrative Agent”).
RECITALS:

A. The Borrower, the Administrative Agent and the lenders party thereto (each, a “Lender” and collectively, the “Lenders”) are parties to the Credit Agreement, dated as of May 19, 2015 (as amended and restated by that certain First Amendment and Restatement Agreement dated as of October 13, 2017, as amended and restated by that certain Second Amendment and Restatement Agreement dated as of July 16, 2021, as amended by that certain Third Amendment to Credit Agreement dated as of August 11, 2021 and as amended, restated, amended and restated, supplemented or modified prior to the date hereof, the “Existing Credit Agreement”, as amended by this Agreement, the “Amended Credit Agreement”).

B. The Borrower, the Administrative Agent, the Lenders party hereto have agreed to amend and restate the Existing Credit Agreement pursuant to Section 10.01 thereof to make the changes set forth on Annex A hereto to replace the Eurodollar Rate with a SOFR-based rate for Revolving Loans and Revolving Commitments denominated in Dollars.

C. The parties hereto have agreed to such amendments and restatements on the terms and conditions set forth herein.
AGREEMENT:

In consideration of the premises and mutual covenants herein and for other valuable consideration, the Borrower, the Administrative Agent and the Lenders party hereto agree as follows:

Section 1. Definitions. Unless otherwise defined herein, each capitalized term used in this Agreement and not defined herein shall be defined in accordance with the Amended Credit Agreement.

Section 2. Amendment and Restatement of the Existing Credit Agreement.

2.1 Effective on the Fourth Amendment Effective Date (as defined below), the Existing Credit Agreement is hereby amended and restated in its entirety by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex A hereto. From and after the Fourth Amendment Effective Date, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Amended Credit Agreement, shall, unless the context otherwise requires, refer to the Amended Credit Agreement, and the terms “Credit Agreement” and “Loan Agreement”, as used in the other Loan Documents, as the case may be, shall mean the Amended Credit Agreement.

2.2 Exhibits C-1 and C-2 to the Existing Credit Agreement are hereby amended and restated in their entirety as attached as Annex B hereto.
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2.3 Notwithstanding anything to the contrary contained herein or in the Amended Credit Agreement, any Eurodollar Rate Loans that are outstanding immediately prior to the Fourth Amendment Effective Date shall continue to be governed by the interest rate terms of the Existing Credit Agreement applicable to Eurodollar Rate Loans until the expiration of the Interest Period (as defined in Existing Credit Agreement) then applicable to such Eurodollar Rate Loans; provided that such Eurodollar Rate Loans shall be converted at the end of such Interest Period into Term SOFR Loans in accordance with the terms of the Amended Credit Agreement as if such Loans were Term SOFR Loans at the time of conversion.

2.4 The amendment and restatement of the Existing Credit Agreement as contemplated hereby shall not be construed to discharge or otherwise affect any obligations of the Borrower accrued or otherwise owing under the Existing Credit Agreement that have not been satisfied, it being understood that such obligations will constitute obligations under the Amended Credit Agreement.

Section 3. Effectiveness. This Agreement, and the amendment and restatement of the Existing Credit Agreement pursuant to Section 2 of this Agreement, shall become effective upon satisfaction of the following conditions precedent (the date on which such conditions precedent are satisfied, the “Fourth Amendment Effective Date”):

a. The Administrative Agent shall have received executed counterparts of this Agreement, each of which shall be originals or facsimiles or Adobe PDFs delivered by electronic mail (followed promptly by originals, if requested) unless otherwise specified, dated the Fourth Amendment Effective Date and in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders.

b. The Administrative Agent shall have received from the Borrower all accrued and unpaid fees to the extent then due and payable to the Administrative Agent on or before the Fourth Amendment Effective Date and all reasonable out-of-pocket costs and expenses to the extent reimbursable pursuant to Section 10.04 of the Amended Credit Agreement, including accrued and projected Attorney Costs of the Administrative Agent to the extent invoiced two (2) Business Days prior to the Fourth Amendment Effective Date.

c. The representations and warranties of the Company contained in Article 5 of the Amended Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, (x) which are not qualified as to materiality shall be true and correct in all material respects and (y) which are qualified as to materiality shall be true and correct, in each case, on and as of the Fourth Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects, or true and correct, as the case may be, as of such earlier date.

d. No Default or Event of Default shall have occurred and be continuing on the Fourth Amendment Effective Date or immediately after giving effect to this Agreement.

Section 4. Miscellaneous.

4.1 Representations and Warranties. The Borrower, by signing below, hereby represents and warrants to the Administrative Agent and the Lenders that:

a. the Borrower has the legal power and authority to execute and deliver this Agreement;
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b. the officers executing this Agreement on behalf of the Borrower have been duly authorized to execute and deliver the same and bind the Borrower with respect to the provisions hereof;

c. no Default or Event of Default exists under the Amended Credit Agreement, nor will any occur immediately after the execution and delivery of this Agreement;

d. each of this Agreement and the Amended Credit Agreement constitutes the legal, valid and binding agreement and obligation of the Company, enforceable in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); and

e. each of the representations and warranties set forth in Article 5 of the Amended Credit Agreement is true and correct in all material respects (or in all respects if such representation or warranty is qualified by Material Adverse Effect or other materiality qualifier) as of the Fourth Amendment Effective Date (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date).

4.2 No Novation. This Agreement shall not extinguish the Loans or other obligations outstanding under the Existing Credit Agreement. This Agreement shall be a Loan Document for all purposes.

4.3 Reaffirmation. The Borrower hereby ratifies and reaffirms all of its remaining payment and performance obligations, contingent or otherwise, if any, under the Existing Credit Agreement and each of the other Loan Documents to which it is a party.

4.4 Entire Agreement. This Agreement, together with the Amended Credit Agreement and the other Loan Documents, integrates all the terms and conditions mentioned herein or incidental hereto and supersedes all oral representations and negotiations and prior writings with respect to the subject matter hereof.

4.5 Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. The electronic copy of the executed Agreement is and shall be deemed an original signature for purposes of this Agreement, as the case may be. The words “execution,” “execute”, “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

4.6 Governing Law; Jurisdiction; Consent to Service of Process.
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a. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

b. Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any relevant appellate court, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each party hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that any Lender or the Administrative Agent may otherwise have to bring any action or proceeding relating to any Loan Document against the Obligor or its properties in the courts of any jurisdiction.

c. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in subsection (b) of this Section 4.6. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.

d. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.02 of the Amended Credit Agreement. Nothing in any Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

4.7 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
[Signature pages follow.]

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date first above written.

CNO FINANCIAL GROUP, INC., as the Borrower

By:	/s/ Paul H. McDonough
Name: Paul H. McDonough
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Fourth Amendment and Restatement Agreement (CNO Financial)]

KEYBANK, NATIONAL ASSOCIATION, as Administrative Agent and as Lender

By:	/s/Ashley Braniecki
Name: Ashley Braniecki
Title: Vice President

[Signature Page to Fourth Amendment and Restatement Agreement (CNO Financial)]

Signature Page to
Fourth Amendment and Restatement Agreement,
dated as of the date first above written,
among CNO FINANCIAL GROUP, Inc., as the Borrower,
Key Bank National Association, as the Administrative Agent
and the Lenders party thereto

Name of Institution:	GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/Keshia Leday
Name: Keshia Leday
Title: Authorized Signatory

[Signature Page to Fourth Amendment and Restatement Agreement (CNO Financial)]

Signature Page to
Fourth Amendment and Restatement Agreement,
dated as of the date first above written,
among CNO FINANCIAL GROUP, Inc., as the Borrower,
Key Bank National Association, as the Administrative Agent
and the Lenders party thereto

Name of Institution:	Royal Bank of Canada

By:	/s/Kevin Bemben
Name: Kevin Bemben
Title: Authorized Signatory

[Signature Page to Fourth Amendment and Restatement Agreement (CNO Financial)]

Signature Page to
Fourth Amendment and Restatement Agreement,
dated as of the date first above written,
among CNO FINANCIAL GROUP, Inc., as the Borrower,
Key Bank National Association, as the Administrative Agent
and the Lenders party thereto

Name of Institution:	BARCLAYS BANK PLC

By:	/s/Warren Veech III
Name: Warren Veech III
Title: Vice President

[Signature Page to Fourth Amendment and Restatement Agreement (CNO Financial)]

Signature Page to
Fourth Amendment and Restatement Agreement,
dated as of the date first above written,
among CNO FINANCIAL GROUP, Inc., as the Borrower,
Key Bank National Association, as the Administrative Agent
and the Lenders party thereto

Name of Institution:	THE NORTHERN TRUST COMPANY

By:	/s/ Peter J. Hallan
Name: Peter J. Hallan
Title: Senior Vice President

[Signature Page to Fourth Amendment and Restatement Agreement (CNO Financial)]

Annex A

Execution Version

__________________________________________________________________________

CREDIT AGREEMENT

Dated as of May 19, 2015

(as amended and restated by that certain First Amendment and Restatement Agreement dated as of October 13, 2017,
~~and~~
as amended and restated by that certain Second Amendment and Restatement Agreement dated as of July 16, 2021~~)~~,

as amended by that certain Third Amendment to Credit Agreement dated as of August 11, 2021

and

as amended and restated by that certain Fourth Amendment and Restatement Agreement dated as of May 4, 2023)

among

CNO FINANCIAL GROUP, INC.,
as Company,

KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent,

and

THE LENDERS PARTY HERETO
——————————
KEYBANK NATIONAL ASSOCIATION,
GOLDMAN SACHS BANK USA
and
RBC CAPITAL MARKETS,
as Joint Lead Arrangers and Joint Bookrunners,

GOLDMAN SACHS BANK USA
and
ROYAL BANK OF CANADA,
as Co-Syndication Agents and

BARCLAYS BANK PLC,
as Documentation Agent
__________________________________________________________________________
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TABLE OF CONTENTS

Page

~~TABLE OF CONTENTS~~

~~Page~~
Article 1. Definitions.                                      1

Section 1.01 Certain Defined Terms.                               1
Section 1.02 Other Interpretive Provisions.                         ~~30~~34
Section 1.03 Classification of Loans.                         ~~30~~34
Section 1.04 Accounting Principles.                         ~~31~~34
Section 1.05 Rates.                                       35

Article 2. The Credits.                                      36

Section 2.01 [Reserved].                                 ~~31~~36
Section 2.02 Revolving Loans.                             ~~31~~36
Section 2.03 Swing Line Loans.                             ~~32~~37
Section 2.04 Issuance of Letters of Credit and Purchase of Participations Therein.
                                ~~35~~40
Section 2.05 Pro Rata Shares.                             ~~40~~45
Section 2.06 Conversion and Continuation of Loans.                 ~~40~~45
Section 2.07 Notes; Loan Accounts.                         ~~41~~45
Section 2.08 [Reserved].                                 ~~41~~46
Section 2.09 Optional and Mandatory Prepayments and Reductions of Commitments.
~~41~~46
Section 2.10 Interest.                                 ~~42~~47
Section 2.11 Fees.                                     ~~44~~49
Section 2.12 Computation of Fees and Interest.                     ~~45~~50
Section 2.13 Payments Generally.                             ~~45~~50
Section 2.14 Sharing of Payments by Lenders.                     ~~46~~51
Section 2.15 Incremental Facilities.                             ~~47~~52
Section 2.16 Defaulting Lenders.                             ~~49~~53
Section 2.17 Maturity Extensions of Loans.                         ~~52~~56
Section 2.18 Benchmark Replacement Setting.                     ~~55~~60

Article 3. Taxes, Yield Protection and Illegality.                           61

Section 3.01 Taxes.                                 ~~59~~61
Section 3.02 Illegality.                                 ~~62~~64
Section 3.03 Increased Costs and Reduction of Return.                 ~~63~~65
Section 3.04 Funding Losses.                             ~~63~~66
Section 3.05 Inability to Determine Rates; Breakage Costs.                 ~~64~~66
Section 3.06 Certificates of Lenders.                         ~~65~~67
Section 3.07 Substitution of Lenders.                         ~~65~~67
Section 3.08 Survival.                                 ~~65~~67

Article 4. Conditions Precedent                                 67

Section 4.01 Conditions of Initial Credit Extension.                     ~~65~~67

Section 4.02 Conditions to All Credit Extensions.                     ~~67~~69
Section 4.03 Determinations Under Section 4.01.                     ~~68~~70

Article 5. Representations and Warranties.                               70

Section 5.01 Corporate Existence and Power.                     ~~68~~70
Section 5.02 Corporate Authorization; No Contravention.                ~~68~~70
Section 5.03 Governmental Authorization.                         ~~68~~71
Section 5.04 Binding Effect.                             ~~69~~71
Section 5.05 Litigation.                                 ~~69~~71
Section 5.06 No Default.                                 ~~69~~71
Section 5.07 ERISA Compliance.                             ~~69~~71
Section 5.08 Margin Regulations.                             ~~70~~72
Section 5.09 Title to Properties.                             ~~70~~72
Section 5.10 Taxes.                                 ~~70~~72
Section 5.11 Financial Condition.                             ~~71~~73
Section 5.12 Environmental Matters.                         ~~72~~74
Section 5.13 Investment Company Act.                         ~~72~~74
Section 5.14 Equity Interests and Ownership.                     ~~72~~74
Section 5.15 Insurance Licenses.                             ~~72~~75
Section 5.16 Full Disclosure.                            ~~72~~75
Section 5.17 [Reserved].                                 ~~73~~75
Section 5.18 [Reserved].                                 ~~73~~75
Section 5.19 Insurance.                                 ~~73~~75
Section 5.20 OFAC; Anti-Terrorism Laws; Anti-Corruption Laws; PATRIOT Act.     ~~73~~75
Section 5.21 Surplus Debenture Interest and Dividends.                 ~~73~~76

Article 6. Affirmative Covenants.                                  76

Section 6.01 Financial Statements.                             ~~74~~76
Section 6.02 Certificates; Other Information.                     ~~75~~77
Section 6.03 Notices.                                 ~~76~~79
Section 6.04 Preservation of Corporate Existence, Etc.                 ~~78~~80
Section 6.05 Insurance.                                 ~~78~~80
Section 6.06 Payment of Obligations.                         ~~78~~80
Section 6.07 Compliance with Laws.                         ~~78~~80
Section 6.08 Compliance with ERISA.                         ~~78~~81
Section 6.09 Inspection of Property and Books and Records.                 ~~79~~81
Section 6.10 [Reserved].                                 ~~79~~81
Section 6.11 Use of Proceeds.                             ~~79~~81
Section 6.12 [Reserved].                                 ~~79~~81
Section 6.13 Further Assurances.                             ~~79~~81
Section 6.14 Maintenance of Ratings.                         ~~79~~81
Section 6.15 [Reserved].                                 ~~79~~81
Section 6.16 Maintenance of Properties.                         ~~79~~82

Article 7. Negative Covenants.                                  82

Section 7.01 Limitation on Subsidiary Debt.                     ~~80~~82
Section 7.02 Liens.                                     ~~81~~83
Section 7.03 Disposition of Assets.                             ~~83~~86
Section 7.04 [Reserved].                                ~~85~~87

Section 7.05 Transactions with Affiliates.                         ~~85~~87
Section 7.06 Change in Business.                             ~~85~~88
Section 7.07 Fundamental Changes.                         ~~85~~88
Section 7.08 [Reserved].                                 ~~86~~88
Section 7.09 [Reserved].                                 ~~86~~88
Section 7.10 [Reserved].                                 ~~86~~88
Section 7.11 Debt to Total Capitalization Ratio.                     ~~86~~88
Section 7.12 Minimum Consolidated Net Worth.                     ~~86~~88
Section 7.13 [Reserved].                                 ~~86~~88
Section 7.14 [Reserved].                                 ~~86~~88
Section 7.15 [Reserved].                                 ~~86~~89
Section 7.16 [Reserved].                                 ~~86~~89
Section 7.17 Restrictive Agreements.                         ~~86~~89
Section 7.18 [Reserved].                                 ~~88~~90
Section 7.19 Changes in Fiscal Year.                         ~~88~~90

Article 8. Events of Default                                  90

Section 8.01 Events of Default.                             ~~88~~90
Section 8.02 Remedies.                                 ~~90~~92
Section 8.03 Rights Not Exclusive.                             ~~90~~93

Article 9. The Agent                                      93

Section 9.01 Appointment and Authority.                         ~~91~~93
Section 9.02 Rights as a Lender.                             ~~91~~93
Section 9.03 Exculpatory Provisions.                         ~~91~~93
Section 9.04 Reliance by Agent.                            ~~92~~94
Section 9.05 Delegation of Duties.                             ~~92~~94
Section 9.06 Resignation of Agent.                             ~~92~~94
Section 9.07 Non-Reliance on Agent and Other Lenders.                 ~~93~~95
Section 9.08 No Other Duties, Etc.                             ~~93~~95
Section 9.09 Agent May File Proofs of Claim.                     ~~93~~95
Section 9.10 [Reserved].                                 ~~93~~96
Section 9.11 Indemnification of Agent-Related Persons.                 ~~93~~96
Section 9.12 Withholding Tax.                             ~~94~~96
Section 9.13 No Reliance on Agent’s Customer Identification Program.         ~~94~~96
Section 9.14 Erroneous Payments.                             ~~95~~97

Article 10. Miscellaneous.                                      100

Section 10.01 Amendments and Waivers.                         ~~97~~100
Section 10.02 Notices.                                 ~~99~~101
Section 10.03 No Waiver; Cumulative Remedies.                     ~~101~~103
Section 10.04 Costs and Expenses.                             ~~101~~103
Section 10.05 Company Indemnification; Damage Waiver.                 ~~102~~104
Section 10.06 Marshalling; Payments Set Aside.                     ~~103~~105
Section 10.07 Assignments, Successors, Participations, Etc.                 ~~103~~105
Section 10.08 Confidentiality.                             ~~106~~108
Section 10.09 Set-off.                                ~~107~~109
Section 10.10 Notification of Addresses, Lending Offices, Etc.             ~~107~~110

Section 10.11 Effectiveness; Counterparts; Electronic Signatures.             ~~107~~110
Section 10.12 Survival of Representations and Warranties.                 ~~108~~110
Section 10.13 Severability.                                 ~~108~~110
Section 10.14 Replacement of Defaulting Lenders and Non-Consenting Lenders.     ~~108~~110
Section 10.15 Governing Law; Jurisdiction; Consent to Service of Process.         ~~109~~111
Section 10.16 Waiver of Jury Trial.                             ~~109~~112
Section 10.17 USA PATRIOT Act Notice.                         ~~110~~112
Section 10.18 Entire Agreement.                             ~~110~~112
Section 10.19 Independence of Covenants.                         ~~110~~112
Section 10.20 Obligations Several; Independent Nature of Lenders’ Right.         ~~110~~112
Section 10.21 No Fiduciary Duty.                             ~~110~~112
Section 10.22 Acknowledgement and Consent to Bail-In of Affected Financial Institutions.
~~111~~113
Section 10.23 Binding Effect.                             ~~111~~113
Section 10.24 Headings.                                 ~~111~~113

v

APPENDICES

Appendix A Revolving Commitments

SCHEDULES

Schedule 5.05 Litigation
Schedule 5.07 ERISA
Schedule 5.14(a) Capital Stock
Schedule 5.14(b) Subsidiaries
Schedule 7.02 Existing Liens
Schedule 7.17 Restrictive Agreements
Schedule 10.02 Addresses for Notices

EXHIBITS

Exhibit A Form of Compliance Certificate
Exhibit B-1 Form of Revolving Loan Note
Exhibit B-2 Form of Swing Line Note
Exhibit C-1 Form of Loan Notice
Exhibit C-2 Form of Continuation/Conversion Notice
Exhibit C-3 Form of Issuance Notice
Exhibit D Form of Assignment and Assumption
Exhibit E ~~Eurodollar Rate Funding Loss Determination Methodology~~[Reserved]
Exhibit F [Reserved]
Exhibit G-1 United States Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships
For U.S. Federal Income Tax Purposes)
Exhibit G-2    United States Tax Compliance Certificate (For Foreign Lenders That Are Partnerships
For U.S. Federal Income Tax Purposes)
Exhibit G-3    United States Tax Compliance Certificate (For Foreign Participants That Are Not
Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G-4 United States Tax Compliance Certificate (For Foreign Participants That Are Partnerships
For U.S. Federal Income Tax Purposes)
Exhibit H [Reserved]
Exhibit I Form of Solvency Certificate
Exhibit J [Reserved]
Exhibit K Form of Joinder Agreement

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of May 19, 2015, by and among CNO FINANCIAL GROUP, INC., a Delaware corporation (together with its successors, the “Company”), the lenders from time to time party to this Agreement (collectively, the “Lenders”; individually, each a “Lender”), and KEYBANK NATIONAL ASSOCIATION, as administrative agent for the Lenders.

WHEREAS, after giving effect to the First Amendment, the Company desires to obtain from the Lenders a revolving credit facility in an aggregate principal amount of $250,000,000;

WHEREAS, the Company intends to use the proceeds of the revolving credit facility (i) to repay all amounts outstanding under the Existing Credit Agreement (as defined below), (ii) to fund a redemption of all the Company’s Existing Senior Secured Notes (as defined below) and satisfy and discharge the Existing Senior Secured Notes Indenture related thereto, (iii) to pay fees and expenses incurred in connection with the foregoing and in connection with a proposed offering of Senior Secured Notes (as defined below) and (iv) working capital and general corporate purposes of the Company;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

ARTICLE 1. DEFINITIONS

Section 1.01 Certain Defined Terms.

The following terms have the following meanings:

“Accumulated Other Comprehensive Income” or “Accumulated Other Comprehensive Loss” means, as at any date of determination, the amount of Consolidated accumulated and other comprehensive income (or loss), as applicable, of the Company and its Subsidiaries, as reflected on the balance sheet of the Company as of such date in accordance with GAAP.

“Acquisition” means (i) any Investment by the Company or any of its Subsidiaries in a Person (other than an existing Wholly-Owned Subsidiary) whereby such Person becomes a direct or indirect Subsidiary of the Company or is merged with and into the Company or such Subsidiary or (ii) an acquisition by the Company or any of its Subsidiaries of the property and assets of any Person (other than an existing Wholly-Owned Subsidiary) that constitutes all or substantially all of the assets of such Person or any division, line of business, book of business or business unit of such Person; provided that capital expenditures (as determined in accordance with GAAP) that do not, individually or as part of a series of related transactions, result in the acquisition of all or substantially all of the assets of any Person or any division, line of business, book of business or business unit of such Person shall be deemed not to be Acquisitions.

“Adjusted Daily Simple SOFR” means with respect to a Daily Simple SOFR Loan, the greater of (1) the sum of (a) Daily Simple SOFR and (b) the applicable SOFR Index Adjustment and (2) the Floor .

“Adjusted Term SOFR” means for any Available Tenor and Interest Period with respect to a SOFR Loan, the greater of (1) the sum of (a) Term SOFR for such Interest Period and (b) the applicable SOFR Index Adjustment and (2) the Floor.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract or otherwise.

“Agent” means KeyBank, in its capacity as administrative agent under the Loan Documents, and its successors and permitted assigns in such capacity.

“Agent-Related Persons” means the initial Agent and any successor Agent, the Arrangers, the Co-Syndication Agents and the Documentation Agent, in each case together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Agent’s Office” means the Agent’s address and, as appropriate, account as set forth on Schedule 10.02 or such other address or account as the Agent may from time to time specify.

“Agreement” means this Credit Agreement.

“A.M. Best” means A.M. Best Company.

“Annual Statement” means the annual statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation, which statement shall be in the form required by such Insurance Subsidiary’s jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing annual statutory financial statements and shall contain the type of information permitted or required by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.

“Anti-Corruption Law” means all laws, rules, and regulations of any jurisdiction applicable to the Company or any of its subsidiaries or Affiliates from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and other similar legislation in any other jurisdictions.

“Anti-Money Laundering Laws” means any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes, case law or treaties applicable to the Obligor, its subsidiaries or Affiliates, related to terrorism financing or money laundering including any applicable provision of Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001 (Title III of Pub. L. 107-56) and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Anti-Terrorism Laws” means any Requirement of Law related to terrorism financing or money laundering, including the Patriot Act, The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) and Executive Order 13224 (effective September 24, 2001).

“Applicable Margin” and “Applicable Revolving Commitment Fee Percentage” mean with respect to Revolving Loans, a percentage, per annum, determined by reference to the Company’s unsecured debt rating in effect from time to time as set forth below:

Unsecured Debt Rating from S&P	Unsecured Debt Rating from Moody’s	Applicable Margin for ~~Eurodollar Rate~~SOFR Loans	Applicable Margin for Base Rate Loans	Applicable Revolving Commitment Fee Percentage
≥ BBB	≥ Baa2	1.375%	0.375%	0.20%
BBB-	Baa3	1.625%	0.625%	0.25%
BB+	Ba1	1.875%	0.875%	0.30%
≤ BB	≤ Ba2	2.125%	1.125%	0.35%

The unsecured debt rating shall be determined by the then-current rating announced by either S&P or Moody’s, as the case may be, for any class of non-credit-enhanced long-term senior unsecured debt issued by the Company. If only one of S&P and Moody’s shall have in effect such an unsecured debt rating, the unsecured debt rating shall be determined by reference to the available rating. If neither S&P nor Moody’s shall have in effect such an unsecured debt rating, the unsecured debt rating will be deemed to be lower than BB by S&P and Ba2 by Moody’s. If such unsecured debt ratings established by S&P and Moody’s shall fall within different levels, the unsecured debt rating will be determined by the higher of the two ratings; provided that in the event that the lower of such unsecured debt ratings is more than one level below the higher of such unsecured debt ratings, the unsecured debt rating will be determined based upon the level that is one level below the higher of such unsecured debt ratings. If any such unsecured debt rating established by S&P or Moody’s shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change. If S&P or Moody’s shall change its respective rating system, the parties hereto shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system.

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any of the Company or any of its Subsidiaries provides to the Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Agent, Lenders or Issuing Bank by means of electronic communications pursuant to Section 10.02(b).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means, collectively, KeyBank, RBC Capital Markets1 and Goldman Sachs Bank USA .

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee substantially in the form of Exhibit D or in another form reasonably acceptable to the Agent.

“Attorney Costs” means and includes all reasonable, documented fees, expenses and disbursements of any law firm or other external legal counsel.

___________________________

1 RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.18(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of

(a) the Federal Funds Rate plus 1/2 of 1%,

(b) the rate of interest per annum then most recently publicly announced by KeyBank National Association as its “prime” rate (or equivalent rate otherwise named) in effect at its principal office in Cleveland, Ohio, which prime rate is not necessarily the lowest rate of interest charged by KeyBank National Association to commercial borrowers and

(c) the ~~Eurodollar Rate~~Adjusted Term SOFR for an Interest Period of one month beginning on such day (or if such day is not a Business Day, the Business Day immediately preceding such day) plus 1.00% per annum;

provided, if the Base Rate computed in accordance with the foregoing shall be less than zero, such rate shall nevertheless be deemed to be zero for purposes of this Agreement. Each change in the Base Rate resulting from a change of KeyBank National Association’s “prime” rate, the Federal Funds Rate or Adjusted Term SOFR will be effective for purposes hereof from and including the date such change is publicly announced as being effective.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Benchmark” means, initially, with respect to (a) any Daily Simple SOFR Loan, Daily Simple SOFR, and (b) any Term SOFR Loan, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.18.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event for the then-current Benchmark, the sum of: (i) the alternate benchmark rate that has been selected by the Agent as the replacement for such Benchmark giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in U.S. Dollars at such time and (ii) the related Benchmark Replacement Adjustment, if any; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), if any, that has been selected by the Agent and the Company giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to either the use or administration of Daily Simple SOFR or Term SOFR, or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “SOFR Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.05(b) and other technical, administrative or operational matters) that the Agent, in consultation with the Company, decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such Benchmark exists, in such other manner of administration as the Agent, in consultation with the Company, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to the then-current Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, with respect to any Benchmark, in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (i) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.18 and (ii) ending at the time that a Benchmark

Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.18.

“Borrowing Date” means the date of a Credit Extension.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Agent’s Office is located or New York City and, if such day relates to any ~~Eurodollar Rate~~SOFR Loan, means ~~any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market~~a SOFR Business Day.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy or liquidity requirement of any bank or of any corporation controlling a bank.

“Capital and Surplus” means, as to any Insurance Subsidiary, as of any date, the total amount shown on line 38, page 3, column 1 (or such other line on which the equivalent information is provided on any other such Annual Statement) of the Annual Statement of such Insurance Subsidiary as of such date, or an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase any of the foregoing; provided that, for the avoidance of doubt, Capital Stock shall not be deemed to include debt convertible or exchangeable for any of the foregoing.

“Capitalized Lease Liabilities” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Cash Collateralize” means, in respect of an Obligation, to provide and pledge (as a first priority perfected security interest) cash collateral in Dollars, at a location and pursuant to documentation in form and substance satisfactory to the Agent and the Issuing Bank (and “Cash Collateralization” has a corresponding meaning). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means

(a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;

(b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of twelve months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000 and a short term deposit rating of at least A-1 by S&P and P-l by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally;

(c) commercial paper of an issuer rated at least A-2 by S&P and P-2 by Moody’s at the time of acquisition thereof, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within nine months from the date of acquisition;

(d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government;

(e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P and A2 by Moody’s;

(f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or

(g) shares of money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“CBOs” means notes or other instruments (other than CMOs) secured by collateral consisting primarily of debt securities and/or other types of debt obligations, including loans.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980.

“Change of Control” means the occurrence of any of the following:

(a) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company (or its successors by merger, consolidation or purchase of all or substantially all of its assets);

(b) the sale, assignment, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Subsidiary of the Company; or

(c) the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

“CIP Regulations” has the meaning specified in Section 9.13.

“Class” means

(a) when used with respect to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments,

(b) when used with respect to Commitments, refers to whether such Commitments are Original Revolving Commitments or Extended Revolving Commitments of a given Series and

(c) when used with respect to Loans, refers to whether such Loans are Original Revolving Loans or Extended Revolving Loans of a given Series.

Loans that are not fungible for United States federal income tax purposes shall be construed to be in different Classes or tranches. Commitments that, if and when drawn in the form of Loans, would yield Loans that are construed to be in different Classes or tranches pursuant to the immediately preceding sentence shall be construed to be in different Classes or tranches of Commitments corresponding to such Loans.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Closing Date Transactions” means the (i) execution, delivery and performance by the Company of the Loan Documents to which it is to be a party, (ii) borrowing of Revolving Loans hereunder up to the aggregate principal amount of $100,000,000 on the Closing Date, (iii) repayment of all amounts outstanding under the Existing Credit Agreement, (iv) offering, sale and issuance of the Senior Notes, (v) redemption of the Existing Senior Secured Notes and satisfaction and discharge of the indenture relating thereto and (vi) payment of fees and expenses incurred in connection with the foregoing.

“CME” means CME Group Benchmark Administration Limited.

“CMOs” means notes or other instruments secured by collateral consisting primarily of mortgages, mortgage-backed securities and/or other types of mortgage-related obligations.

“Code” means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

“Commitment” means any Revolving Commitment.

“Company” has the meaning specified in the introduction to this Agreement.

“Compensation Period” has the meaning specified in Section 2.13(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit A.

“Consolidated” means the Company and its Subsidiaries, taken as a whole in accordance with GAAP.

“Consolidated Net Worth” means, as at any date of determination, the Total Shareholders’ Equity as of such date.

“Contingent Obligation” means, without duplication, any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection or indemnities under contracts entered into in the ordinary course of business and not in respect of Indebtedness or the issuance of Capital Stock), or guarantees the payment of dividends or other distributions upon the shares of any other Person; provided that the obligations of any Person under Reinsurance Agreements or in connection with Investments of Insurance Subsidiaries permitted by the applicable Department shall not be deemed Contingent Obligations of such Person. The amount of any Contingent Obligation of any Person shall (subject to any limitation set forth therein) be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“continue,” “continuation” and “continued” each refers to a continuation of a Term SOFR Loan for an additional Interest Period as provided in Section 2.06.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit C‑2.

“Co-Syndication Agents” means Goldman Sachs and Royal Bank of Canada, and each of their respective successors and assigns in such capacity.

“Credit Extension” means the (a) making, conversion or continuation of a Loan or (b) the issuance of a Letter of Credit.

“Credit Parties” means the Agent, the Issuing Bank, the Swing Line Lender and the Lenders.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, the “SOFR Determination Day”) that is five (5) SOFR Business Days prior to (i) if such SOFR Rate Day is a SOFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a SOFR Business Day, the SOFR Business Day immediately preceding such SOFR Rate Day, in each case, as and when SOFR for such SOFR Rate Day is published by the SOFR Administrator on the SOFR Administrator’s Website. If by 5:00 pm (New York City time) on the second (2nd) SOFR Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding SOFR Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided, that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Company.

“Daily Simple SOFR Borrowing” means a Credit Extension comprised of Daily Simple SOFR Loans.

“Daily Simple SOFR Loan” means each Loan bearing interest at a rate based upon Daily Simple SOFR.

“Debt to Total Capitalization Ratio” means, as of any date of determination, without duplication, the ratio of:

(a) the principal amount of, and accrued but unpaid interest on, all Indebtedness of the Company outstanding on such date, other than

(i) Indebtedness owing to any Subsidiary of the Company,

(ii) Indebtedness of the kind referred to in clauses (c) and (e) (or clause (i) if referring to such clauses (c) or (e)) of the definition of “Indebtedness,”

(iii) Repurchase Agreement Indebtedness in an aggregate amount of up to $100,000,000 and

(iv) for the purpose of Indebtedness of the kind referred to in clauses (b) of the definition of “Indebtedness,” excluding Hybrid Securities, except to the extent that the aggregate amount outstanding on any date of determination of all such Hybrid Securities exceeds an amount equal to fifteen percent (15%) of Total Capitalization on such date (or, if such date is not a Fiscal Quarter-end, as of the end of the Fiscal Quarter most recently ended for which financial statements are required to have been furnished to the Agent pursuant to Section 6.01) (for the avoidance of doubt, it being understood that only the aggregate principal amount of Hybrid Securities in excess of 15% of the Total Capitalization (if any) shall be included any such calculation), to

(b) Total Capitalization (which, by way of clarification and not limitation, shall include Hybrid Securities) on such date.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or circumstance that constitutes an Event of Default or that, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that

(a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent, any Issuing Bank, any Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due,

(b) has notified the Company, the Agent or any Issuing Bank or Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied),

(c) has failed, within three Business Days after written request by the Agent or the Company, to confirm in writing to the Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Company), or

(d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become subject of a Bail-in Action;

provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) upon delivery of written notice of such determination to the Company, each Issuing Bank, each Swing Line Lender and each Lender.

“Department” means, with respect to any Insurance Subsidiary, the Governmental Authority of such Insurance Subsidiary’s state of domicile with which such Insurance Subsidiary is required to file its Annual Statement.

“Disposition” means the sale, assignment, leasing as lessor (other than in the ordinary course), transfer, contribution, conveyance, issuance or other disposal of, or granting of options, warrants or other rights with respect to, any of a Person’s assets (including any transaction pursuant to a Reinsurance Agreement or a sale and leaseback transaction and, in the case of any Subsidiary, the issuance or sale of its Capital Stock). The terms “Dispose of”, “Disposing of” and “Disposed of” shall have correlative meaning.

“Documentation Agent” means Barclays Bank PLC.

“Dollars,” “dollars” and “$” each mean lawful money of the United States.

“Economic Sanctions Laws” means any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes, case law or treaties applicable to the Obligor, its Subsidiaries or Affiliates relating to economic sanctions and terrorism financing, including any applicable provisions of the Trading with the Enemy Act (50 U.S.C. App. §§ 5(b) and 16, as amended), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701-1706, as amended) and Executive Order 13224 (effective September 24, 2001), as amended.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eligible Assignee” means

(a) a Lender (other than a Defaulting Lender);

(b) an Affiliate of a Lender (other than a Defaulting Lender);

(c) an Approved Fund; and

(d) any other Person (other than a natural person) approved by (i) the Agent and (ii) unless an Event of Default has occurred and is continuing or such assignee is a Lender (other than a Defaulting Lender), an Affiliate of a Lender (other than a Defaulting Lender) or an Approved Fund, the Company (each such approval not to be unreasonably withheld or delayed); provided that (x) notwithstanding the foregoing, “Eligible Assignee” shall not include any of the Company’s Subsidiaries and (y) the Company shall be deemed to have approved an assignee unless it shall object thereto by written notice to the Agent within ten (10) Business Days after having received notice thereof.

“Embargoed Person” means any party that (i) is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or resides, is organized or chartered or has a place of business in a country or territory subject to OFAC sanctions or embargo programs or (ii) is publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act or any other United States Requirement of Law.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Claims” means all written claims, complaints, notices or inquiries, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief or other type of relief, resulting from or based upon the presence, placement, or Release (including intentional or unintentional, negligent or non-negligent, sudden or non-sudden or accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, under or from property, whether or not owned by the Company or any of its Subsidiaries, excluding, in any case, liabilities or claims arising under any insurance contract or policy, reinsurance agreement or retrocession agreement relating to any of the foregoing where the Company or any of its Subsidiaries is the insurer.

“Environmental Laws” means all Requirements of Law relating to pollution or protection of the Environment, health and safety.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of remediation, fines, penalties or indemnities), of the Company or any of its respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shall mean, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited), if such Person is a limited liability company, membership interests, and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued on or after the Closing Date, but excluding debt securities convertible or exchangeable into such equity interests.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company or any of its Subsidiaries within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means

(a) a Reportable Event with respect to a Single Employer Pension Plan;

(b) with respect to any Single Employer Pension Plan, the failure to satisfy the minimum funding standard under Sections 412 or 430 of the Code and Sections 302 or 303 of ERISA, whether or not waived, the failure to make by its due date a required installment under Section 430(j) of the Code or Section 303 of ERISA with respect to any Single Employer Pension Plan or the failure to make a required contribution to a Multiemployer Plan;

(c) a withdrawal by the Company, any of its Subsidiaries or any ERISA Affiliate from a Single Employer Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA;

(d) a complete or partial withdrawal by the Company, any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent;

(e) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Single Employer Pension Plan or Multiemployer Plan;

(f) an event or condition that could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Single Employer Pension Plan or Multiemployer Plan;

(g) the imposition of any liability under Title IV of ERISA, other than required plan contributions and PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company, any of its Subsidiaries or any ERISA Affiliate;

(h) a Multiemployer Plan is determined to be in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA, or, with respect to any Single Employer Pension Plan, a determination that it is “at risk” under Section 430 of the Code or Section 303 of ERISA or

(i) the imposition of a Lien under Section 430(k) of the Code or Section 303(k) or 4068 of ERISA.

“Erroneous Payment” has the meaning assigned to it in Section 9.14(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 9.14(d)(i).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 9.14(d)(i).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 9.14(d)(i).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 9.14(e).

~~“Eurodollar Rate” means, with respect to any Eurodollar Rate Loan for any Interest Period, the per annum rate of interest, determined by the Agent in accordance with its usual procedures (which determination shall be conclusive and binding absent manifest error) as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the beginning of such Interest Period pertaining to such Eurodollar Rate Loan, equal to the ICE Benchmark Administration (or the successor thereto if the ICE Benchmark Administration no longer is making such rate available) LIBOR Rate (“ICE LIBOR”), as published by Reuters (or other commercially available source providing quotations of ICE LIBOR as designated by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market), having a maturity comparable to such Interest Period; provided that, if the ICE LIBOR shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. In the event that such a rate quotation is not available for any reason, then the Eurodollar Rate shall be the rate, determined by the Agent as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the beginning of such Interest Period pertaining to such Eurodollar Rate Loan, to be the average (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%)) of the per annum rates of interest at which dollar deposits in immediately available funds, approximately equal in principal amount to such Eurodollar Rate Loan and for a maturity comparable to the Interest Period, are offered to KeyBank National Association by prime banks in the London interbank market.~~

~~“Eurodollar Rate Loan” means a Loan that bears  interest at a rate based  on the Eurodollar Rate.~~

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

“Excluded Taxes” means, with respect to the Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Obligor under any Loan Document,

(a) Taxes imposed on or measured by its net income (however denominated, and including (for the avoidance of doubt) any backup withholding in respect thereof under Section 3406 of the Code or any similar provision of state, local or foreign law), franchise Taxes, and branch profits Taxes imposed on it, in each case, by a jurisdiction (or any political subdivision thereof) as a result of the recipient being organized, having its principal office or having a present or former connection (other than a business or connection arising (or being deemed to arise) solely as a result of the Loan Documents or the transactions and activities contemplated by the Loan Documents) in such jurisdiction,

(b) in the case of a Lender (other than an assignee pursuant to a request by the Company under Section 10.14), any U.S. federal withholding Tax that is imposed on amounts payable to such Lender under any laws in effect at the time such Lender becomes a party hereto (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new lending office (or assignment), to receive additional amounts from the Company with respect to such withholding Tax pursuant to Section 3.01(a),

(c) any Tax that is attributable to such Lender or other recipient’s failure to comply with Section 3.01(e); and

(d) any withholding Tax that is imposed pursuant to FATCA.

“Existing Class” has the meaning specified in Section 2.17(a).

“Existing Credit Agreement” means that certain Credit Agreement, dated as of September 28, 2012, by and among the Company, the lenders named therein, JPMorgan Chase Bank, N.A., as agent for such lender, and other parties thereto (as amended by the First Amendment to Credit Agreement dated as of May 20, 2013 and the Second Amendment to Credit Agreement dated as of May 30, 2014, respectively).

“Existing Revolving Commitments” has the meaning specified in Section 2.17(c).

“Existing Revolving Loans” has the meaning specified in Section 2.17(c).

“Existing Senior Secured Notes” means $275,000,000 aggregate principal amount of 6.375% senior secured notes due 2020 of the Company issued under the Existing Senior Secured Notes Indenture.

“Existing Senior Secured Notes Indenture” means the Indenture, dated September 28, 2012 between the Company, certain guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent.

“Extended Maturity Date” has the meaning specified in Section 2.17(a).

“Extended Revolving Commitments” has the meaning specified in Section 2.17(c).

“Extended Revolving Loans” has the meaning specified in Section 2.17(c).

“Extension” has the meaning specified in Section 2.17(a).

“Extension Amendment” has the meaning specified in Section 2.17(f).

“Extension Offer” has the meaning specified in Section 2.17(a).

“Facilities” means, collectively, (a) the Original Revolving Commitments and the extensions of credit made thereunder and (b) any Extended Revolving Commitments of a given Series and the extensions of credit made thereunder.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreements, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.~~.~~

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Agent on such day on such transactions as determined by the Agent.

“Financial Strength Rating Condition” means, as at any date of determination, each of the Company’s Insurance Subsidiaries (other than Conseco Life Insurance Company, Conseco Life Insurance Company of Texas and Bankers Conseco Life Insurance Company) has a financial strength rating of not less than A- (stable) from A.M. Best Company.

“First Amendment” means that certain First Amendment and Restatement Agreement to the Credit Agreement, dated as of October 13, 2017 as among the Company, the Agent and the Lenders party thereto.

“First Amendment Effective Date” means the first date all the conditions precedent in Section 3 of the First Amendment are satisfied or waived in accordance with Section 10.01.

“Fiscal Quarter” means any fiscal quarter of a Fiscal Year.

“Fiscal Year” means any period of twelve consecutive calendar months ending on December 31.

“Fitch” means Fitch Ratings Limited.

“Floor” means a rate of interest equal to 0.00% per annum.

“Foreign Lender” means any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means a Subsidiary (which may be a corporation, limited liability company, partnership or other legal entity) organized under the laws of a jurisdiction outside the United States, other than any such entity that is (whether as a matter of law, pursuant to an election by such entity or otherwise) treated as a partnership in which the Obligor is a partner or as a branch of the Obligor for United States income tax purposes.

“Fourth Amendment” means that certain Fourth Amendment and Restatement Agreement to the Credit Agreement, dated as of May 4, 2023 as among the Company, the Agent and the Lenders party thereto.

“Fourth Amendment Effective Date” means the first date all the conditions precedent in Section 3 of the Fourth Amendment are satisfied or waived in accordance with Section 10.01.

“FRB” means the Board of Governors of the Federal Reserve System and any Governmental Authority succeeding to any of its principal functions.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any Issuing Bank or Swing Line Lender, such Defaulting Lender’s Pro Rata Share of the outstanding Obligations with respect to Letters of Credit issued by Issuing Bank or Swing Line Loans made by the Swing Line Lender, as applicable, other than such Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), that are applicable to the circumstances as of the date of determination.

“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial or regulatory functions of or pertaining to government and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including any board of insurance, insurance department or insurance commissioner.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Hazardous Material” means: (a) any “hazardous substance,” as defined by CERCLA; (b) any “hazardous waste,” as defined by the Resource Conservation and Recovery Act; (c) petroleum and any petroleum product; or (d) any other pollutant, contaminant, chemical, material, waste or substance in any form that is subject to regulation or, as to which, liability or standards of conduct can be imposed under any Environmental Law.

“Historical Statutory Statements” has the meaning specified in Section 5.11.

“Hybrid Securities” mean any securities consisting of trust preferred securities, deferrable interest subordinated debt, mandatory convertible debt or other hybrid securities that

(a) are shown on the consolidated financial statements of the Person as liabilities,

(b) that are accorded at least some equity treatment by S&P or Moody’s at the time of issuance thereof, and

(c) by their terms (or by the terms of any security into which they are convertible or for which they are exchangeable) or upon the happening of any event or otherwise, does not mature, are not mandatorily redeemable and are not subject to any mandatory repurchase requirement at any time earlier than the date that is six months after the then Latest Maturity Date.

“Increased Amount Date” has the meaning specified in Section 2.15.

“Indebtedness” means, with respect to any Person, without duplication:

(a) all indebtedness of such Person for borrowed money or in respect of loans or advances;

(b) all indebtedness of such Person evidenced by bonds, debentures, notes (including, without limitation, Hybrid Securities) or other similar instruments;
(c) all indebtedness in respect of letters of credit, whether or not drawn, and bankers’ acceptances and letters of guaranty issued for the account or upon the application or request of such Person;

(d) all Capitalized Lease Liabilities of such Person;

(e) the liabilities (if any) of such Person in respect of Swap Contracts as determined by reference to the Swap Termination Value thereof;

(f) all obligations of such Person to pay the deferred purchase price of property or services that are included as liabilities in accordance with GAAP (other than accrued expenses incurred and trade accounts payable in each case in the ordinary course of business) and all obligations secured by a Lien on property owned or being purchased by such Person, but only to the extent of the lesser of the obligations secured or the value of the property to which such Lien is attached (including obligations arising under conditional sales or other title retention agreements);

(g) any obligations of a partnership of the kind referred to in clauses (a) through (f) above or clause (h) or (i) below in which such Person is a general partner;

(h) solely for purposes of Section 7.11, all obligations in respect of preferred stock (other than preferred stock that qualifies as permanent equity for purposes of GAAP) of such Person; and
(i) all Contingent Obligations of such Person in connection with Indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnified Person” has the meaning specified in Section 10.05.

“Indemnified Taxes” means (a) all Taxes imposed on or with respect to any payment made by or on account of any obligation of the ~~Borrower~~Company under any Loan Document other than Excluded Taxes and (b) to the extent not otherwise described in (a), Other Taxes.

“Independent Auditor” has the meaning specified in Section 6.01(a).

“Insolvency Proceeding” means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, conservation, rehabilitation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in any case, undertaken under U.S. Federal, state or foreign law, including title 11 of the United States Code.

“Insurance Subsidiary” means any Subsidiary that is required to be licensed as an insurer or reinsurer.

“Interest Payment Date” means (a) with respect to any Base Rate Loan or any Daily Simple SOFR Loan, the last Business Day of each calendar quarter and (b) with respect to any ~~Eurodollar Rate~~Term SOFR Loan, the last day of each Interest Period applicable to the Credit Extension of which such Loan is a part; provided that if any Interest Period for a ~~Eurodollar Rate~~Term SOFR Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date (but in each case, subject to the definition of “Interest Period”).

“Interest Period” means, with respect to any ~~Eurodollar Rate Loan~~Term SOFR Borrowing, the period beginning on the date of the applicable Credit Extension and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as the Company may elect; provided that:

(a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall~~, subject to clause (c) of this definition,~~  end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) [Reserved]; and

(d) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Commitment Termination Date.

For purposes hereof, the date of a Credit Extension initially shall be the date on which such Credit Extension is made and thereafter shall be the effective date of the most recent continuation of such Credit Extension.

“Interest ~~Rate Determination Date~~Type” means~~,~~ any type of Loan determined with respect to ~~any Interest Period, the date that is two Business Days prior to the first day of such Interest~~

~~Period~~the interest option applicable thereto, which in each case shall be a Base Rate Loan, a Daily Simple SOFR Loan or a Term SOFR Loan.

~~“Interest Type” means, when used with respect to any Loan, whether the rate of interest on such Loan is determined by reference to the Eurodollar Rate or the Base Rate.~~

“Investment” means any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase (including purchases financed with equity) of any Capital Stock, bonds, notes, obligations, debentures or other debt securities of, or any other investment in, any Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but shall be reduced by the amount equal to any returns in respect of such Investment received by the investor thereof in the same form as the original Investment (or in cash).

“Investment Grade Asset” means any Investment with a fixed maturity that has a rating of (x) at least BBB- by S&P and, if such Investment is rated by Moody’s, at least Ba2 from Moody’s, (y) at least Baa3 by Moody’s and, if such Investment is rated by S&P, at least BB from S&P, or (z) an NAIC rating of at least Class 2.

“IRS” means the Internal Revenue Service or any Governmental Authority succeeding to any of its principal functions under the Code.

“Issuance Notice” means an Issuance Notice substantially in the form of Exhibit C‑3.

“Issuing Bank” means KeyBank as Issuing Bank hereunder, together with its permitted successors and assigns in such capacity, or any other Person that may become an Issuing Bank pursuant to Section 2.04(j), with respect to Letters of Credit issued at the time such Person was a Lender. Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.

“Joinder Agreement” means an agreement substantially in the form of Exhibit K.

“KeyBank” means KeyBank National Association.

“L/C Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the aggregate amount of all payments or disbursements made by the Issuing Bank pursuant to a Letter of Credit that have not yet been reimbursed by or on behalf of the Company at such time. The L/C Exposure of any Revolving Lender at any time shall equal its Pro Rata Share of the aggregate L/C Exposure at such time.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Original Revolving Commitments, Original Revolving Loans, Extended Revolving Commitments or Extended Revolving Loans, in each case as extended in accordance with this Agreement from time to time.

“Lenders” has the meaning specified in the introduction to this Agreement and includes any other Person that shall have become a party hereto pursuant to an Assignment and Assumption in accordance with Section 10.07, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lending Office” means, as to any Lender, the office or offices of such Lender specified as its “Lending Office” or “Domestic Lending Office” ~~or “Eurodollar Lending Office,”~~, as the case may be, on Schedule 10.02 or in its administrative questionnaire delivered to the Agent, or such other office or offices or office of a third party or sub-agent, as appropriate, as such Lender may from time to time notify the Company and the Agent. A Lender may have a different Lending Office for Base Rate Loans and SOFR Loans.

“Letter of Credit” means a commercial or standby letter of credit issued or to be issued by an Issuing Bank pursuant to this Agreement.

“Letter of Credit Commitment Period” shall mean the period beginning on the Closing Date and ending on the Revolving Commitment Termination Date with respect to the Original Revolving Commitments and Original Revolving Loans.

“Letter of Credit Sublimit” means the lesser of (i) $5,000,000 and (ii) the aggregate unused amount of the Revolving Commitments then in effect.

“Letter of Credit Usage” means, as at any date of determination, the sum of (i) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by any Issuing Bank and not theretofore reimbursed by or on behalf of the Company.

“License” means any license, certificate of authority, permit or other authorization that is required to be obtained from any Governmental Authority in connection with the operation, ownership or transaction of insurance business.

“Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease or a licensor under a license that does not otherwise secure an obligation.

“Loan” means a Revolving Loan, a Swing Line Loan and/or an Extended Revolving Loan, as applicable.

“Loan Documents” means this Agreement and amendments of and joinders to this Agreement that are deemed pursuant to their terms to be Loan Documents for purposes hereof, all Notes and any agency fee letter agreement entered into pursuant to Section 2.11.

“Loan Notice” means a notice of Credit Extension substantially in the form of Exhibit C-1.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the FRB.

“Material Acquisition” means any Acquisition of assets by the Company or its Subsidiaries in a transaction or series of related transactions for consideration exceeding $80,000,000, other than any such acquisition (x) by any Insurance Subsidiary in the ordinary course of business in compliance with the investment policy approved by the board of directors of such Insurance Subsidiary or (y) by the Company in compliance with the investment policy approved by the board of directors of the Company.

“Material Adverse Effect” means

(a) a material adverse change in, or a material adverse effect upon, the business, properties, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole;

(b) a material impairment of the ability of the Company to perform its payment obligations under this Agreement or any other Loan Document; or

(c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Obligor of any Loan Document to which it is a party.

“Material Disposition” means any disposition of assets by the Company or its Subsidiaries in a transaction or series of related transactions for consideration exceeding $80,000,000, other than any such disposition by any Insurance Subsidiary in the ordinary course of business consistent with the investment policy approved by the board of directors of such Insurance Subsidiary.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Fronting Exposure of each Issuing Bank with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Agent and each Issuing Bank in their reasonable discretion.

“Minimum Extension Condition” as defined in Section 2.17(c)(iv).

“Moody’s” means Moody’s Investors Service, Inc., together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its business of rating securities.

“Multiemployer Plan” means a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA, to which the Company, any of its Subsidiaries or any ERISA Affiliate makes, is making or is obligated to make contributions or, during the preceding six calendar years, has made, or been obligated to make, contributions.

“NAIC” means the National Association of Insurance Commissioners or any successor thereto, or in the absence of the National Association of Insurance Commissioners or such successor, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissioners and similar Governmental Authorities of the various states of the United States toward the promotion of uniformity in the practices of such Governmental Authorities.

“Net Equity Proceeds” means, with respect to the sale or issuance by the Company to any Person (other than to the Company or a Subsidiary thereof) of any Equity Interests, including, any conversion of debt securities into Equity Interests, the excess of (a) the gross proceeds from such sale, issuance or conversion over (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees and disbursements actually incurred in connection with each such sale, issuance or conversion.

“New Revolving Commitments” has the meaning specified in Section 2.15.

“New Revolving Loan Lender” has the meaning specified in Section 2.15.

“New Revolving Loans” has the meaning specified in Section 2.15.

“Non-Consenting Lender” means a Lender that does not consent to an amendment or waiver pursuant to Section 10.01 that requires the consent of all or all affected Lenders in order to become effective and as to which Lenders holding more than 50% of the Loans have consented.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” has the meaning specified in Section 2.07(b).

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Obligor arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Obligor of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Obligor under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by the Obligor under any Loan Document, (b) the obligation of the Obligor to reimburse any amount in respect of any of the foregoing that any Lender or Issuing Bank, in its sole discretion, may elect to pay or advance on behalf of the Obligor, and (c) the obligations to pay, discharge and satisfy the Erroneous Payment Subrogation Rights.

“Obligor” means the Company.

“OFAC” has the meaning specified in the definition of “Embargoed Person.”

“Organization Documents” means

(a) with respect to any corporation, the certificate or articles of incorporation, the bylaws, any certificate of designation or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation,

(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and all applicable resolutions or consents of the governing body (or any committee thereof) of such limited liability company and

(c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, and all applicable resolutions or consents of the governing body (or any committee thereof), or in the case of clauses (a), (b) and (c), the equivalent or comparable constituent documents with respect to any Foreign Subsidiary.

“Original Revolving Commitments” means the commitments of the Revolving Lenders in effect as of the First Amendment Effective Date to fund Revolving Loans pursuant to Section 2.02(a). The aggregate amount of the Original Revolving Commitments as of the First Amendment Effective Date is $250,000,000.

“Original Revolving Loans” means the Revolving Loans made by the Lenders to the Company under the Original Revolving Commitments pursuant to Section 2.02(a).

“Other Taxes” means any present or future recording, stamp, court or documentary Taxes or any other similar excise, sales or property Taxes, charges or similar levies that arise from any payment made under this Agreement or any other Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are imposed with respect to an assignment (other than an assignment pursuant to a request by the Company under Section 10.14) by a jurisdiction (or any political subdivision thereof) described in clause (a) of the definition of “Excluded Taxes”.

“Participant” has the meaning specified in Section 10.07(e).

“Participant Register” has the meaning specified in Section 10.07(e).

“Patriot Act” has the meaning specified in Section 10.17.

“Payment Recipient” has the meaning assigned to it in Section 9.14(a).

“PBGC” means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to any of its principal functions under ERISA.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA that the Company, any of its Subsidiaries or any ERISA Affiliate sponsors or maintains, or to which it makes, is making or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

“Permitted Portfolio Investments” means Investments by the Insurance Subsidiaries made in the ordinary course of business.

“Permitted Refinancing Indebtedness” means any Indebtedness of any Subsidiary of the Company issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Subsidiary Debt; provided that:

(a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Subsidiary Debt renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Subsidiary Debt the amount of all fees and expenses, including premiums, incurred in connection therewith);

(b) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity that is (a) equal to or greater than the remaining Weighted Average Life to Maturity of, the Subsidiary Debt being renewed, refunded, refinanced, replaced, defeased or discharged or (b) more than 90 days after the Latest Maturity Date;

(c) if the Subsidiary Debt being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Obligations, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Obligations on terms at least as favorable to the Credit Parties as those contained in the documentation governing the Subsidiary Debt being renewed, refunded, refinanced, replaced, defeased or discharged; and

(d) such Subsidiary Debt is incurred either by the Subsidiary of the Company that was the obligor on the Subsidiary Debt being renewed, refunded, refinanced, replaced, defeased or discharged or any other Subsidiary that guaranteed such Subsidiary Debt and is guaranteed only by Persons who were obligors on such Subsidiary Debt.

“Permitted Swap Obligations” means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts (including credit default swaps); provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a “market view”.

“Permitted Transactions” means

(a) mortgage-backed security transactions in which an investor sells mortgage collateral, such as securities issued by the Government National Mortgage Association and the Federal Home Loan Mortgage Corporation, for delivery in the current month while simultaneously contracting to repurchase “substantially the same” (as determined by the Public Securities Association and GAAP) collateral for a later settlement,

(b) transactions in which an investor lends cash to a primary dealer and the primary dealer collateralizes the borrowing of the cash with certain securities,

(c) transactions in which an investor lends securities to a primary dealer and the primary dealer collateralizes the borrowing of the securities with cash collateral,

(d) transactions in which an investor makes loans of securities to a broker-dealer under an agreement requiring such loans to be continuously secured by cash collateral or United States government securities,

(e) transactions structured as, and submitted to the NAIC Security Valuation Office for approval as, Replication (Synthetic Asset) Transactions (RSAT) (provided that, to the extent that such approval is not granted in respect of any such transaction, such transaction shall cease to constitute a Permitted Transaction 30 days following the date of such rejection, denial or nonapproval) and

(f) transactions in which a federal home loan mortgage bank (a “FHLMB”) makes loans to an Insurance Subsidiary, that are sufficiently secured by appropriate assets of such Insurance Subsidiary consisting of government agency mortgage-backed securities in accordance with the rules, regulations and guidelines of such FHLMB for its loan programs.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority or other entity of whatever nature.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) that the Company or any of its Subsidiaries sponsors or maintains or to which the Company or any of its Subsidiaries makes, is making or is obligated to make, contributions and includes any Pension Plan.

“Pro Forma Basis” means, with respect to compliance with any test or covenant hereunder and in connection with any event or transaction requiring a calculation on a Pro Forma Basis for any period, compliance with such test or covenant after giving effect to such event or transaction, and

(a) in the case of any Material Acquisition or Material Disposition, including pro forma adjustments only to the extent consistent with Article 11 of Regulation S-X under the Securities Act and using for purposes of determining such compliance (x) in the case of any Material Acquisition, the historical financial statements of all entities or assets so acquired or to be acquired and (y) the consolidated financial statements of the Company and its Subsidiaries, which shall be reformulated as if such Material Acquisition or Material Disposition, and any other Material Acquisitions or Material Dispositions that have been consummated during such period, had been consummated on the first day of such period;

(b) in the case of any incurrence or prepayment or repayment of Indebtedness (other than under revolving credit facilities in the ordinary course of business), assuming such Indebtedness was incurred, prepaid or repaid on the first day of such period and assuming that such Indebtedness bears interest during the portion of such period prior to the date of incurrence at, in the case of Indebtedness bearing interest at a floating rate, the weighted average of the interest rates applicable to outstanding Loans during such period and, in the case of Indebtedness bearing interest at a fixed rate, such fixed rate;

(c) in the case of the declaration or payment of any dividend, assuming such dividend had been declared and paid on the first day of such period; and

(d) making such other pro forma adjustments as would be permitted or required by Regulation S-X under the Securities Act;

provided, however, that such compliance calculation shall take into account other cost savings measures identified by the Company which the Agent, in its reasonable business judgment, deems reasonably identifiable and factually supportable, and which cost savings measures have been certified by a Responsible Officer.

“Pro Rata Share” means, with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender or any Letters of Credit issued or participations purchased therein by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by dividing (a) the Revolving Exposure of that Lender by (b) the aggregate Revolving Exposure of all Lenders;.

“Purchase Money Debt” means Indebtedness incurred by a Person in connection with the purchase of fixed or capital assets by such Person, in which assets the seller or financier thereof has taken or retained a Lien; provided that (x) any such Lien attaches to such assets concurrently with or within 270 days after the purchase thereof by such Person and (y) at the time of incurrence of such Indebtedness, the aggregate principal amount of such Indebtedness shall not exceed the costs of the assets so purchased plus fees and expenses reasonably related thereto.

“Quarterly Statement” means the quarterly statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing quarterly statutory financial statements and shall contain the type of financial information permitted by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.

“Refunded Swing Line Loans” has the meaning specified in Section 2.03(b)(iv).

“Register” has the meaning specified in Section 10.07(d).

“Reimbursement Date” has the meaning specified in Section 2.04(d).

“Reinsurance Agreements” means any agreement, contract, treaty, certificate or other arrangement by which any Insurance Subsidiary agrees to transfer or cede to another insurer all or part of the liability assumed or assets held by it under one or more insurance, annuity, reinsurance or retrocession policies, agreements, contracts, treaties, certificates or similar arrangements. Reinsurance Agreements shall include, but not be limited to, any agreement, contract, treaty, certificate or other arrangement that is treated as such by the applicable Department.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection, migration or leaching into or through the Environment.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Repurchase Agreement Indebtedness” means Indebtedness of the Company or any of its Subsidiaries arising under repurchase agreements or similar agreements entered into with a financial institution pursuant to which the Company or such Subsidiary sells Cash Equivalents or other securities to such financial institution and agrees to repurchase such Cash Equivalents or other securities at a specified purchase price at a future date, the amount of which Indebtedness shall, for purposes of calculating the Debt to Total Capitalization Ratio, be deemed to be, as of any date of determination, the repurchase price for such Cash Equivalents or other securities.

“Required Lenders” means, as of any date of determination, one or more Lenders having or holding Revolving Exposure and representing more than 50% of the aggregate Revolving Exposure of all Revolving Lenders; provided that the aggregate amount of Revolving Exposure shall be determined with respect to any Defaulting Lender by disregarding the Revolving Exposure of such Defaulting Lender.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or legally binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of the Obligor. Any document delivered under any Loan Document that is signed by a Responsible Officer of the Obligor shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Obligor and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Obligor. Unless otherwise specified, “Responsible Officer” means a Responsible Officer of the Company.

“Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit and Swing Line Loans hereunder, and “Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Revolving Commitment, if any, is set forth on Appendix A or in the applicable Assignment and Assumption or Joinder Agreement, as applicable, subject to any adjustment or reduction pursuant to the terms and conditions hereof. Unless context shall otherwise require, “Revolving Commitment” shall include any Original Revolving Commitment, New Revolving Commitment or Extended Revolving Commitment.

“Revolving Commitment Period” means the period from the Closing Date to but excluding the Revolving Commitment Termination Date.

“Revolving Commitment Termination Date” means the earliest to occur of

(a) (i) with respect to the Original Revolving Commitments and Original Revolving Loans, the fifth anniversary of the Second Amendment Effective Date, and

(ii) with respect to any Extended Revolving Commitments and Extended Revolving Loans of a given Series, the Extended Maturity Date as specified in the Joinder Agreement,

(b) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.09 and

(c) the date of the termination of the Revolving Commitments pursuant to Section 8.1 .

“Revolving Exposure” means, with respect to any Lender as of any date of determination, (a) prior to the termination of the Revolving Commitments, that Lender’s Revolving Commitment; and (b) after the termination of the Revolving Commitments, the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (ii) in the case of any Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit), (iii) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit, (iv) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein by other Lenders), and (v) the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans.

“Revolving Lender” means a Lender having a Revolving Commitment.

“Revolving Loan” means any Original Revolving Loan made by a Lender to the Company pursuant to Section 2.2(a), any New Revolving Loan made by a Lender to the Company pursuant to Section 2.15 and, unless the context otherwise requires, any Extended Revolving Loan.

“Revolving Loan Note” means a promissory note in the form of Exhibit B-1, as it may be amended, restated, supplemented or otherwise modified from time to time.

“S&P” means Standard & Poor’s Ratings, a Standard & Poor’s Financial Services LLC business, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its business of rating securities.

“SAP” means, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) in the jurisdiction of such Insurance Subsidiary for the preparation of annual statements and other financial reports by insurance companies of the same type as such Insurance Subsidiary that are applicable to the circumstances as of the date of filing of such statement or report.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means that certain Second Amendment and Restatement Agreement to the Credit Agreement, dated as of July 16, 2021 as among the Company, the Agent and the Lenders party thereto.

“Second Amendment Effective Date” means the first date all the conditions precedent in Section 3 of the Second Amendment are satisfied or waived in accordance with Section 10.01.

“Securities Act” means the Securities Act of 1933 and the regulations promulgated thereunder.

“Senior Notes” means $500,000,000 aggregate principal amount of 5.25% senior notes due 2025 of the company issued under the Senior Notes Indenture.

“Senior Notes Indenture” means the Indenture, dated as of the Closing Date, among the Company and Wilmington Trust, National Association, as trustee, as supplemented by a first supplemental indenture between the Company and Wilmington Trust, National Association, as trustee for the Senior Notes.

“Series” means

(a) with respect to Extended Revolving Commitments, all such Extended Revolving Commitments with the same terms and conditions including Extended Maturity Date and

(b) with respect to Extended Revolving Loans, all Extended Revolving Loans with the same terms and conditions including Extended Maturity Date.

Extended Revolving Loans that are not fungible for United States federal income tax purposes shall be construed to be in different Series or tranches. Extended Revolving Commitments that, if and when drawn in the form of Extended Revolving Loans, would yield Loans that are construed to be in different Series or tranches pursuant to the immediately preceding sentence shall be construed to be in different Series or tranches of Extended Revolving Commitments corresponding to such Extended Revolving Loans.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Closing Date or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for the Company and its Subsidiaries) would constitute a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Closing Date.
“Single Employer Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, other than a Multiemployer Plan, that the Company, any of its Subsidiaries or any ERISA Affiliate sponsors or maintains, or to which the Company, any of its Subsidiaries or any ERISA Affiliate makes or is obligated to make contributions or could reasonably be expected to have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Borrowing” means a Term SOFR Borrowing and/or a Daily Simple SOFR Borrowing, as the context may require.

“SOFR Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“SOFR Determination Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Index Adjustment” means a percentage equal to 0.10% per annum for Term SOFR Loans and 0.10% per annum for Daily Simple SOFR Loans, as applicable.

“SOFR Loan” means each Loan bearing interest at a rate based upon (a) Adjusted Term SOFR (other than pursuant to clause (c) of the definition of “Base Rate”) or (b) Adjusted Daily Simple SOFR.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Subsidiary” of a Person means any corporation, partnership, limited liability company, limited liability partnership, joint venture, trust, association or other unincorporated organization of which or in which such Person and such Person’s Subsidiaries own directly or indirectly more than 50% of

(a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors, if it is a corporation,

(b) the voting or managing interests (which shall mean the general partner in the case of a partnership), if it is a partnership, joint venture or similar entity,

(c) the beneficial interest, if it is a trust, association or other unincorporated organization or
(d) the membership interest, if it is a limited liability company;

provided that (i) Wendover Limited, (ii) RiskGrid Technologies Inc. (iii) CounterpartyLink Ltd., (iv) CreekSource LLC and (v) for the avoidance of doubt, Mill Creek CLO Ltd., Sugar Creek CLO Ltd., Cedar Creek CLO Ltd., Silver Creek CLO Ltd., Clear Creek CLO Ltd. and any other variable interest entity formed after the Closing Date shall not be considered a Subsidiary for any purpose of this Agreement. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Subsidiary Debt” has the meaning specified in Section 7.01.

“Surplus Debentures” means, as to any Insurance Subsidiary, debt securities of such Insurance Subsidiary issued to the Company or any other Subsidiary the proceeds of which are permitted to be included, in whole or in part, as Capital and Surplus of such Insurance Subsidiary as approved and permitted by the applicable Department.

“Swap Contract” means any agreement relating to any transaction (whether or not arising under a master agreement) that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, futures contract, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option, credit derivative transaction or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and any master agreement relating to or governing any or all of the foregoing.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

“Swing Line Lender” means KeyBank in its capacity as Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.

“Swing Line Loan” means a Loan made by Swing Line Lender to the Company pursuant to Section 2.03.

“Swing Line Note” means a promissory note in the form of Exhibit B-2, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Swing Line Sublimit” means the lesser of (i) $5,000,000 and (ii) the aggregate unused amount of Revolving Commitments then in effect.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means for any calculation with respect to a Term SOFR Loan for any Interest Period, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Lookback Day”) that is two SOFR Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Lookback Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding SOFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding SOFR Business Day is not more than three SOFR Business Days prior to such Lookback Day, and for any calculation with respect to a Base Rate Loan, the Term SOFR Reference Rate for a tenor of one month on the day that is two SOFR Business Days prior to the date the Base Rate is determined, subject to the proviso provided above.

“Term SOFR Administrator” means CME (or a successor administrator of the Term SOFR Reference Rate, as selected by the Agent in its reasonable discretion).

“Term SOFR Borrowing” means a borrowing comprised of Term SOFR Loans.

“Term SOFR Loan” means each Loan bearing interest at a rate based upon Adjusted Term SOFR (other than pursuant to clause (c) of the definition of Base Rate).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Third Amendment” means that certain Third Amendment to Credit Agreement, dated as of August 11, 2021 as among the Company and the Agent.

“Third Amendment Effective Date” means the first date all the conditions precedent in Section 3 of the Third Amendment are satisfied or waived in accordance with Section 10.01.

“Total Capitalization” means, without duplication, (a) the amount described in clause (a) of the definition of “Debt to Total Capitalization Ratio” (but including, for the purpose of this definition, the amount of Hybrid Securities excluded by subparagraph (iv) of such clause (a)) plus (b) the Total Shareholders’ Equity of the Company.

“Total Shareholders’ Equity” means the total common and preferred shareholders’ equity of the Company as determined on a Consolidated basis and in accordance with GAAP (calculated excluding (i) unrealized gains (losses) on securities as determined in accordance with FASB ASC 320 (Investments–Debt and Equity Securities), (ii) any charges taken to write off any goodwill included on the Company’s balance sheet on the Closing Date to the extent such charges are required by FASB ASC 320 (Investments–Debt and Equity Securities) and ASC 350 (Intangibles–Goodwill and Others) and (iii) Accumulated Other Comprehensive Income and Accumulated Other Comprehensive Loss).

“Total Utilization of Revolving Commitments” means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing a Issuing Bank for any amount drawn under any Letter of Credit, but not yet so applied) plus (ii) the aggregate principal amount of all outstanding Swing Line Loans plus (iii) the Letter of Credit Usage.

“Transactions” means the (i) execution, delivery and performance by the Company of the Loan Documents to which it is to be a party, (ii) borrowing of Revolving Loans on the Second Amendment Effective Date (if requested by the ~~Borrower~~Company) and (iii) payment of fees and expenses incurred in connection with the foregoing.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 430 of the Code for the applicable plan year.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“United States” and “U.S.” each means the United States of America.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Voting Stock” of any Person means Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of the board of directors or similar governing body of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” means any Person in which all of the Capital Stock (other than directors’ and national citizen qualifying shares or similar de minimis holdings by another Person, in each case, as required by law) is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c) (i) The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(ii) The term “including” is not limiting and means “including without limitation.”

(iii) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(d) Unless otherwise expressly provided herein or the context requires otherwise, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation, (iii) any reference herein to a Person shall be construed to include such Person’s permitted successors and assigns and (iv) the word “property” shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(g) This Agreement and the other Loan Documents are the result of negotiations among, and have been reviewed by counsel to, the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent’s or Lenders’ involvement in their preparation.

~~(h) Benchmark Notification. The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to LIBOR or with respect to any alternative or successor benchmark thereto, or replacement rate therefor or thereof, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 2.18, will be similar to, or produce the same value or economic equivalence of, LIBOR or any other benchmark or have the same volume or liquidity as did LIBOR or any other benchmark rate prior to its discontinuance or unavailability.~~

Section 1.03 Classification of Loans.

For purposes of this Agreement, Loans may be classified and referred to by Interest Type (e.g., a “~~Eurodollar Rate~~Term SOFR Loan”).

Section 1.04 Accounting Principles.

(a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP as in effect from time to time, consistently applied; provided that any change in GAAP after the Closing Date will not cause any lease that was not or would not have been a capital lease prior to such change to be deemed a capital lease and the obligations with respect thereto shall not constitute Indebtedness pursuant to paragraph (d) of the definition of “Indebtedness”. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) References herein to particular columns, lines or sections of any Person’s Annual Statement shall be deemed, where appropriate, to be references to the corresponding column, line or section of such Person’s Quarterly Statement, or if no such corresponding column, line or section exists or if any report form changes, then to the corresponding item referenced thereby. In the event the columns, lines or sections of the Annual Statement or Quarterly Statement referenced herein are changed or renumbered from the columns, lines and sections applicable to the 2014 Annual Statement, or the March 31, 2015 Quarterly Statement, all such references shall be deemed references to such column, line or section as so renumbered or changed.

(c) In the event of any future Material Acquisition or Material Disposition, determinations of compliance with the financial covenants contained herein for any applicable period for which such calculation is being calculated shall be made on a Pro Forma Basis.

(d) If, at any time after the date of this Agreement, any material change is made to GAAP or the Company’s accounting practices that would affect in any material respect the determination of compliance with the covenants set forth in this Agreement, the Company shall notify the Agent of the change and the Company and the Agent shall negotiate in good faith to amend such covenant, subject to the approval of the Required Lenders, to restore the Company and the Lenders to the position they occupied before the implementation of such material change in GAAP or accounting practices; provided that if the Company and the Agent are unable to reach agreement within 30 days following the implementation of such material change, the Agent shall be permitted, acting in good faith, to make such amendments, in each case subject to the approval of the Required Lenders, to the covenants set forth in this Agreement as it reasonably determines are necessary to restore the Company and the Lenders to the position they occupied prior to the implementation thereof.

Section 1.05 Rates.

The interest rate on Loans denominated in Dollars may be determined by reference to a benchmark rate that is, or may in the future become, the subject of regulatory reform or cessation. The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to:

(a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or

(b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes.

The Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Company. The Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Company, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. The Agent will, in keeping with industry practice, continue using its current rounding practices in connection with the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR. In connection with the use or administration of Daily Simple SOFR and Term SOFR, the Agent, in consultation with the Company, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Agent will promptly notify the Company and the Lenders of the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use or administration of Daily Simple SOFR and Term SOFR.

ARTICLE 2. THE CREDITS

Section 2.01 [Reserved].

Section 2.02 Revolving Loans.

(a) Revolving Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender with a Revolving Commitment severally agrees to make Revolving Loans to the Company in an aggregate amount up to but not exceeding such Lender’s Revolving Commitment; provided that, after giving effect to the making of any Revolving Loans, in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.02(a) may be repaid and reborrowed during the Revolving Commitment Period. Each Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date.
(b) Borrowing Mechanics for Revolving Loans.

(i) Except pursuant to Section 2.04(d), Revolving Loans shall be made in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount.

(ii) Whenever the Company desires that Lenders make Revolving Loans, the Company shall deliver to the Agent a fully executed and delivered Loan Notice no later than 10:00 a.m. (New York City time) at least three Business Days in advance of the proposed Borrowing Date in the case of a ~~Eurodollar Rate~~SOFR Loan, and no later than 10:00 a.m. (New York City time) on the proposed Borrowing Date in the case of a Revolving Loan that is a Base Rate Loan; provided that, if such Borrowing Date is the Closing Date, such Loan Notice may be delivered within such period shorter than three Business Days as may be agreed by the Agent with respect to ~~Eurodollar Rate~~SOFR Loans. Except as otherwise provided herein, a Loan Notice for a Revolving Loan that is a ~~Eurodollar Rate~~SOFR Loan shall be irrevocable on and after the related ~~Interest Rate~~SOFR Determination ~~Date~~Day.

(iii) Notice of receipt of each Loan Notice in respect of Revolving Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by the Agent to each applicable Lender by facsimile or other electronic communication with reasonable promptness, but (provided that the Agent shall have received such notice by 10:00 a.m. (New York City time)) not later than 3:00 p.m. (New York City time) on the same day as the Agent’s receipt of such Notice from the Company.

(iv) Each Lender shall make the amount of its Revolving Loan available to the Agent not later than 12:00 p.m. (New York City time) on the applicable Borrowing Date by wire transfer of same day funds in Dollars, at the Agent’s Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, the Agent shall make the proceeds of such Revolving Loans available to the Company on the applicable Borrowing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by the Agent from Lenders to be credited to the account of the Company at the Agent’s Office or such other account as may be designated in writing to the Agent by the Company.

Section 2.03 Swing Line Loans.

(a) Swing Line Loans Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, Swing Line Lender may, from time to time in its discretion, agree to make Swing Line Loans to the Company in the aggregate amount up to but not exceeding the Swing Line Sublimit; provided that, after giving effect to the making of any Swing Line Loan, in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.03 may be repaid and reborrowed during the Revolving Commitment Period. Swing Line Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans and the Revolving Commitments shall be paid in full no later than such date.

(b) Borrowing Mechanics for Swing Line Loans.

(i) Swing Line Loans shall be made in an aggregate minimum amount of $1,000,000 and integral multiples of $200,000 in excess of that amount.

(ii) Whenever the Company desires that Swing Line Lender make a Swing Line Loan, the Company shall deliver to the Agent a Loan Notice no later than 10:00 a.m. (New York City time) on the proposed Borrowing Date.

(iii) Swing Line Lender shall make the amount of its Swing Line Loan available to the Agent not later than 3:00 p.m. (New York City time) on the applicable Borrowing Date by wire transfer of same day funds in Dollars, at the Agent’s Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, the Agent shall make the proceeds of such Swing Line Loans available to the Company on the applicable Borrowing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Swing Line Loans received by the Agent from Swing Line Lender to be credited to the account of the Company at the Agent’s Office, or to such other account as may be designated in writing to the Agent by the Company.

(iv) With respect to any Swing Line Loans which have not been voluntarily prepaid by the Company pursuant to Section 2.09, Swing Line Lender may at any time in its sole and absolute discretion, deliver to the Agent (with a copy to the Company), no later than 1:00 p.m. (New York City time) at least one Business Day in advance of the proposed Borrowing Date, a notice (which shall be deemed to be a Loan Notice given by the Company) requesting that each Lender holding a Revolving Commitment make Revolving Loans that are Base Rate Loans to the Company on such Borrowing Date in an amount equal to the amount of such Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date such notice is given which Swing Line Lender requests Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Loans made by the Lenders other than Swing Line Lender shall be immediately delivered by the Agent to Swing Line Lender (and not to the Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (2) on the day such Revolving Loans are made, Swing Line Lender’s Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender to the Company, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of Swing Line Lender but shall instead constitute part of Swing Line Lender’s outstanding Revolving Loans to the Company and shall be due under the Revolving Loan Note issued by the Company to Swing Line Lender. The Company hereby authorizes the Agent and Swing Line Lender to charge the Company’s accounts with the Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by Lenders, including the Revolving Loans deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of the Company from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 2.14.

(v) If for any reason Revolving Loans are not made pursuant to Section 2.03(b)(iv) in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans on or before the third Business Day after demand for payment thereof by Swing Line Lender, each Lender holding a Revolving Commitment shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans, and in an amount equal to its Pro Rata Share of the applicable unpaid amount together with accrued interest thereon. Upon one Business Day’s notice from Swing Line Lender, each Lender holding a Revolving Commitment shall deliver to Swing Line Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the Swing Line Lender’s Lending Office. In order to evidence such participation each Lender holding a Revolving Commitment agrees to enter into a participation agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to Swing Line Lender. In the event any Lender holding a Revolving Commitment fails to make available to Swing Line Lender the amount of such Lender’s participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon for three Business Days at the rate customarily used by Swing Line Lender for the correction of errors among banks and thereafter at the Base Rate, as applicable.

(vi) Notwithstanding anything contained herein to the contrary,

(A) each Lender’s obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to Section 2.03(b)(iv) and each Lender’s obligation to purchase a participation in any unpaid Swing Line Loans pursuant to Section 2.03(b)(v) shall be absolute and unconditional and shall not be affected by any circumstance, including

(i) any set‑off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, the Obligor or any other Person for any reason whatsoever;

(ii) the occurrence or continuation of a Default or Event of Default;

(iii) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Obligor;

(iv) any breach of this Agreement or any other Loan Document by any party thereto; or

(v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing;

provided that such obligations of each Lender are subject to the condition that Swing Line Lender shall not have received prior notice from the Company or the Required Lenders that any of the conditions under Section 4.02 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, were not satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made; and

(B) Swing Line Lender shall not be obligated to make any Swing Line Loans

(i) if it has elected not to do so after the occurrence and during the continuation of a Default or Event of Default,

(ii) it does not in good faith believe that all conditions under Section 4.02 to the making of such Swing Line Loan have been satisfied or waived by the Required Lenders or

(iii) at a time when any Lender is a Defaulting Lender unless Swing Line Lender has entered into arrangements satisfactory to it and the Company to eliminate Swing Line Lender’s risk with respect to the Defaulting Lender’s participation in such Swing Line Loan, including by Cash Collateralizing such Defaulting Lender’s Pro Rata Share of the outstanding Swing Line Loans.

(c) Resignation and Removal of Swing Line Lender. Swing Line Lender may resign as Swing Line Lender upon 30 days prior written notice to the Agent, Lenders and the Company. Swing Line Lender may be replaced at any time by written agreement among the Company, the Agent, the replaced Swing Line Lender (provided that no consent will be required if the replaced Swing Line Lender has no Swing Line Loans outstanding) and the successor Swing Line Lender. The Agent shall notify the Lenders of any such replacement of Swing Line Lender. At the time any such replacement or resignation shall become effective, (i) the Company shall prepay any outstanding Swing Line Loans made by the resigning or removed Swing Line Lender, (ii) upon such prepayment, the resigning or removed Swing Line Lender shall surrender any Swing Line Note held by it to the Company for cancellation, and (iii) the Company shall issue, if so requested by the successor Swing Line Lender, a new Swing Line Note to the successor Swing Line Lender, in the principal amount of the Swing Line Sublimit then in effect and with other appropriate insertions. From and after the effective date of any such replacement or resignation, (x) any successor Swing Line Lender shall have all the rights and obligations of a Swing Line Lender under this Agreement with respect to Swing Line Loans made thereafter and (y) references herein to the term “Swing Line Lender” shall be deemed to refer to such successor or to any previous Swing Line Lender, or to such successor and all previous Swing Line Lenders, as the context shall require.

Section 2.04 Issuance of Letters of Credit and Purchase of Participations Therein.

(a) Letters of Credit. During the Letter of Credit Commitment Period, subject to the terms and conditions hereof, each Issuing Bank shall issue Letters of Credit in respect of which the Company is the applicant for the support of its and/or its Subsidiaries obligations in the aggregate amount up to but not exceeding the Letter of Credit Sublimit; provided,

(i) each Letter of Credit shall be denominated in Dollars;

(ii) the stated amount of each Letter of Credit shall not be less than $25,000 or such lesser amount as is acceptable to the applicable Issuing Bank;

(iii) after giving effect to such issuance, in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect;

(iv) after giving effect to such issuance, in no event shall the Letter of Credit Usage exceed the Letter of Credit Sublimit then in effect;

(v) in no event shall any Letter of Credit have an expiration date later than the earlier of (1) five days prior to the end of the Letter of Credit Commitment Period and (2) the date which is one year from the date of issuance of such Letter of Credit; and

(vi) in no event shall any Letter of Credit be issued if such Letter of Credit is otherwise unacceptable to the applicable Issuing Bank in its reasonable discretion.

Subject to the foregoing, an Issuing Bank may agree that a standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each, unless Issuing Bank elects not to extend for any such additional period; provided that such Issuing Bank shall not extend any such Letter of Credit if it has received written notice from a Lender or the Company that an Event of Default has occurred and is continuing at least two Business Days prior to the time such Issuing Bank must elect to allow such extension; provided, further, if any Lender is a Defaulting Lender, each Issuing Bank shall not be required to issue any Letter of Credit unless Issuing Bank has entered into arrangements satisfactory to it and the Company to eliminate Issuing Bank’s risk with respect to the participation in Letters of Credit of the Defaulting Lender.

(b) Notice of Issuance. Whenever the Company desires the issuance of a Letter of Credit, it shall deliver to the Agent an Issuance Notice no later than 11:00 a.m. (New York City time) at least three Business Days (in the case of standby letters of credit) or five Business Days (in the case of commercial letters of credit), or in each case such shorter period as may be agreed to by the Issuing Bank identified on such Issuance Notice in any particular instance, in advance of the proposed date of issuance. Subject to the conditions set forth in Section 4.02, such Issuing Bank shall issue the requested Letter of Credit only in accordance with such Issuing Bank’s standard operating procedures. If requested by such Issuing Bank, the Company also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company with, such Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Upon the issuance of any Letter of Credit or amendment or modification to a Letter of Credit, the applicable Issuing Bank shall promptly notify the Agent of such issuance which shall notify each Lender with a Revolving Commitment of such issuance, which notice shall be accompanied by a copy of such Letter of Credit or amendment or modification to a Letter of Credit and the amount of such Lender’s respective participation in such Letter of Credit pursuant to Section 2.04(e).

(c) Responsibility of Issuing Bank With Respect to Requests for Drawings and Payments. In determining whether to honor any drawing under any Letter of Credit issued by an Issuing Bank by the beneficiary thereof, such Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in substantial compliance with the terms and conditions of such Letter of Credit. As between the Company and any Issuing Bank, the Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Bank, by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, each Issuing Bank shall not be responsible for:

(i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

(ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

(iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit;

(iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;

(v) errors in interpretation of technical terms;
(vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof;

(vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or

(viii) any consequences arising from causes beyond the control of Issuing Bank, including any Governmental Acts.

None of the above shall affect or impair, or prevent the vesting of, any of each Issuing Bank’s rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, any action taken or omitted by any Issuing Bank under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith (as defined under Article 5 of the Uniform Commercial Code as adopted by the State of New York), shall not give rise to any liability on the part of such Issuing Bank to the Company. Notwithstanding anything to the contrary contained in this Section 2.04(c), the Company shall retain any and all rights it may have against an Issuing Bank for any direct damages (as opposed to special, indirect, consequential or punitive damages, which claims are hereby waived by the Company to the extent permitted under applicable law) suffered by the Company arising solely out of the gross negligence or willful misconduct of such Issuing Bank in determining whether documents delivered under any Letter of Credit substantially comply with the terms thereof as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(d) Reimbursement by the Company of Amounts Drawn or Paid Under Letters of Credit. In the event an Issuing Bank has determined to honor a drawing under a Letter of Credit, it shall promptly notify the Company and the Agent, and the Company shall reimburse such Issuing Bank on or before the Business Day immediately following the date on which such notice is provided (the “Reimbursement Date”) in an amount in Dollars and in same day funds equal to the amount of such drawing to be honored; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse such Issuing Bank and the Lenders with respect to their respective obligations under Section 2.04(e) once such notice is delivered; provided, further, that anything contained herein to the contrary notwithstanding, (i) unless the Company shall have notified the Agent and such Issuing Bank prior to 11:00 a.m. (New York City time) on the date such drawing is honored that the Company intends to reimburse such Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, the Company shall be deemed to have given a timely Loan Notice to the Agent requesting Lenders with Revolving Commitments to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing, and (ii) subject to satisfaction or waiver of the conditions specified in Section 4.02, Lenders with Revolving Commitments shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by the Agent to reimburse the honoring Issuing Bank for the amount of such honored drawing; provided, further, if for any reason proceeds of Revolving Loans are not received by the honoring Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, the Company shall reimburse such Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this Section 2.04(d) shall be deemed to relieve any Lender with a Revolving Commitment from its obligation to make Revolving Loans on the terms and conditions set forth herein, and the Company shall retain any and all rights it may have against any such Lender resulting from the failure of such Lender to make such Revolving Loans under this Section 2.04(d).

(e) Lenders’ Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof), each Lender having a Revolving Commitment shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from the Issuing Bank that issued such Letter of Credit a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender’s Pro Rata Share (with respect to the Revolving Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that the Company shall fail for any reason to reimburse such Issuing Bank as provided in Section 2.04(d), such Issuing Bank shall promptly notify each Lender with a Revolving Commitment of the unreimbursed amount of such honored drawing and of such Lender’s respective participation therein based on such Lender’s Pro Rata Share of the Revolving Commitments. Each Lender with a Revolving Commitment shall make available to such Issuing Bank an amount equal to its respective participation, in Dollars and in same day funds, at the office of Issuing Bank specified in such notice, not later than 12:00 p.m. (New York City time) on the first business day (under the laws of the jurisdiction in which such office of Issuing Bank is located) after the date notified by such Issuing Bank. In the event that any Lender with a Revolving Commitment fails to make available to such Issuing Bank on such business day the amount of such Lender’s participation in such Letter of Credit as provided in this Section 2.04(e), such Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon for three Business Days at the rate customarily used by such Issuing Bank for the correction of errors among banks and thereafter at the Base Rate. In the event such Issuing Bank shall have been reimbursed by other Lenders pursuant to this Section 2.04(e)

for all or any portion of any drawing honored by such Issuing Bank under a Letter of Credit, such Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under this Section 2.04(e) with respect to such honored drawing such Lender’s Pro Rata Share of all payments subsequently received by such Issuing Bank from the Company in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its Lending Office or at such other address as such Lender may request.

(f) Obligations Absolute. The obligation of the Company to reimburse any Issuing Bank for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to Section 2.04(d) and the obligations of Lenders under Section 2.04(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances:
(i) any lack of validity or enforceability of any Letter of Credit;

(ii) the existence of any claim, set‑off, defense or other right which the Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Bank, Lender or any other Person or, in the case of a Lender, against the Company, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

(iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) payment by any Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

(v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries;

(vi) any breach hereof or any other Loan Document by any party thereto;
(vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

(viii) the fact that an Event of Default or a Default shall have occurred and be continuing.

(g) Indemnification. Without duplication of any obligation of the Company under Section 10.04 or 10.05, in addition to amounts payable as provided herein, the Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of one outside counsel) which such Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance or wrongful dishonor of any Letter of Credit by any Issuing Bank, other than as a result of the gross negligence or willful misconduct of such Issuing Bank as determined by a final, non-appealable judgment of a court of competent jurisdiction or (ii) the failure of any Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act.

Paragraph (g) of this Section shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(h) Resignation and Removal of Issuing Bank. Any Issuing Bank may resign as Issuing Bank upon 60 days prior written notice to the Agent, Lenders and the Company. An Issuing Bank may be replaced at any time by written agreement among the Company, the Agent, the replaced Issuing Bank (provided that no consent will be required if the replaced Issuing Bank has no Letters of Credit or reimbursement obligations with respect thereto outstanding) and the successor Issuing Bank. The Agent shall notify the Lenders of any such replacement of such Issuing Bank. At the time any such replacement or resignation shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank. From and after the effective date of any such replacement or resignation, (i) any successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement or resignation of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto to the extent that Letters of Credit issued by it (or reimbursement obligations with respect thereto) remain outstanding and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement or resignation, but shall not be required to issue additional Letters of Credit.

(i) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with L/C Exposure representing greater than 50% of the total L/C Exposure) demanding the deposit of Cash Collateral pursuant to this paragraph, the Company shall deposit in an account with the Agent, in the name of the Agent and for the benefit of the Lenders, an amount in cash equal to 103% of the L/C Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in clause (f) or (g) of Section 8. Such deposit shall be held by the Agent as collateral for the payment and performance of the obligations of the Company under this Agreement. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Agent and at the Company’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Agent to reimburse each Issuing Bank for any drawing under a Letter of Credit issued thereby for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the L/C Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with L/C Exposure representing greater than 50% of the total L/C Exposure), be applied to satisfy other obligations of the Company under this Agreement. If the Company is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three Business Days after all Events of Default have been cured or waived.

(j) Additional Issuing Banks. The Company may, at any time and from time to time with the consent of the Agent (which consent shall not be unreasonably withheld or delayed) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement, subject to reporting requirements reasonably satisfactory to the Agent with respect to issuances, amendments, extensions and terminations of Letters of Credit by such additional issuing bank. Any Lender designated as an issuing bank pursuant to this Section 2.04(j) shall be deemed to be an “Issuing

Bank” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to such Lender.~~.~~

Section 2.05 Pro Rata Shares.

All Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

Section 2.06 Conversion and Continuation of Loans.

(a) Each conversion of Loans from one Interest Type to the other, and each continuation of ~~Eurodollar Rate~~Term SOFR Loans shall be made upon the Company’s irrevocable written notice to the Agent in the form of a Conversion/Continuation Notice, appropriately completed and signed by a Responsible Officer of the Company. Each such Conversion/Continuation Notice must be received by the Agent not later than 11:00 a.m. (New York City time) three Business Days prior to the requested date of any conversion to or continuation of ~~Eurodollar Rate~~SOFR Loans or of any conversion of ~~Eurodollar Rate~~SOFR Loans to Base Rate Loans. Except as otherwise provided herein, a ~~Eurodollar Rate~~Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such ~~Eurodollar Rate~~Term SOFR Loan. The Agent shall determine the interest rate that shall apply to any converted or continued ~~Eurodollar Rate~~SOFR Loans pursuant to Section 2.10(c).

(b) Each Conversion/Continuation Notice shall specify (i) whether the Company is requesting a conversion of Loans from one Interest Type to the other, or a continuation of ~~Eurodollar Rate~~Term SOFR Loans, (ii) the requested date of the conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be converted or continued, (iv) the Interest Type of Loans to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto (each such Interest Period shall comply with the provisions of the definition of “Interest Period”).

(c) Notwithstanding any contrary provision hereof, if (i) an Event of Default of the type described in Section 8.01(a), (f) or (g) has occurred and is continuing, unless the Required Lenders otherwise consent or (ii) any other Event of Default has occurred and is continuing and the Required Lenders have requested, each Loan will be converted into a Base Rate Loan at the end of the Interest Period applicable thereto.

Section 2.07 Notes; Loan Accounts.

(a) Each Loan made by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender and by the Agent in the ordinary course of business. The loan accounts or records maintained by the Agent and each Lender shall be conclusive evidence of the amount of the Loans made by the Lenders to the Company and the interest and payments thereon absent manifest error. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error.

(b) Upon the request of any Lender made through the Agent, instead of or in addition to loan accounts, the Loans made by each Lender may be evidenced by one or more Revolving Loan Notes or Swing Line Notes, substantially the form of Exhibit B-1 or Exhibit B-2, as applicable, hereto (each such note, a “Note”). Each Lender shall endorse on the schedules annexed to its Note the date, amount and maturity of each Loan deemed made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Lender is irrevocably authorized by the Company to endorse its Note and each Lender’s record shall be conclusive absent manifest error; provided that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Lender.

Section 2.08 [Reserved].

Section 2.09 Optional and Mandatory Prepayments and Reductions of Commitments.

(a) Optional Prepayments. The Company will have the right at any time to prepay any Credit Extension in whole or in part, in minimum amounts of $250,000 or any multiple of $100,000 in excess thereof, subject to the provisions of this Section.

(b) Voluntary Commitment Reductions.

(i) The Company may, upon not less than three Business Days’ prior written or telephonic notice to the Agent, at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitments in an amount up to the amount by which the Revolving Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of $2,500,000 and integral multiples of $500,000 in excess of that amount.

(ii) The Company’s notice to the Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and shall reduce the Revolving Commitment of each Lender proportionately to its Pro Rata Share thereof.

(c) [Reserved].

(d) Mandatory Prepayments. The Company shall from time to time prepay first, the Swing Line Loans, and second, the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Commitments shall not at any time exceed the Revolving Commitments then in effect.

(e) Application of Prepayments. Any prepayment of any Loan pursuant to Section 2.09(a) shall be applied as specified by the Company in the applicable notice of prepayment; provided that in the event the Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied as follows:

(i) first, to repay outstanding Swing Line Loans to the full extent thereof; and

(ii) second, to repay outstanding Revolving Loans to the full extent thereof.

(f) Notice of Prepayments. The Company shall notify the Agent in writing of any prepayment of any Credit Extension hereunder (i) in the case of a ~~Eurodollar Rate~~SOFR Loan, not later than 11:00 a.m. (New York City time) three Business Days before the date of prepayment and (ii) in the case of a Base Rate Loan, not later than 11:00 a.m. (New York City time) on the prepayment date. Each such notice shall be irrevocable (other than to the extent provided in connection with refinancing the

Obligations) and shall specify the prepayment date and the principal amount of each Credit Extension or portion thereof to be prepaid. Promptly after it receives any such notice, the Agent shall advise the Lenders of the contents thereof.

(g) Application of Prepayments of Loans to Base Rate Loans and ~~Eurodollar Rate~~SOFR Loans. Considering each Class of Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to ~~Eurodollar Rate~~SOFR Loans, in each case in a manner which minimizes the amount of any payments required to be made by the Company pursuant to Section 3.05(b).

Section 2.10 Interest.

(a) Except as otherwise set forth herein, each Class of Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i) in the case of Revolving Loans:

(A) if a Base Rate Loan, at the Base Rate plus the Applicable Margin; ~~or~~

(B) if a Daily Simple SOFR Loan, Adjusted Daily Simple SOFR plus the Applicable Margin; or

(C) ~~(B)~~ if a ~~Eurodollar Rate~~Term SOFR Loan, ~~at~~ the ~~Eurodollar Rate~~Adjusted Term SOFR plus the Applicable Margin;

(ii) in the case of Swing Line Loans, at the Base Rate plus the Applicable Margin.

(b) The basis for determining the rate of interest with respect to any Loan (except Swing Line Loans which shall be made and maintained as Base Rate Loans only), and the Interest Period with respect to any ~~Eurodollar Rate~~Term SOFR Loan, shall be selected by the Company and notified to the Agent and Lenders pursuant to the applicable Loan Notice or Conversion/Continuation Notice, as the case may be; provided that the Company may not select the ~~Eurodollar Rate~~Adjusted Term SOFR for any Credit Extension if the aggregate amount of such Credit Extension is less than $1,000,000.

(c) In connection with ~~Eurodollar Rate~~Term SOFR Loans there shall be no more than ten (10) Interest Periods outstanding at any time. In the event the Company fails to specify between a Base Rate Loan or a ~~Eurodollar Rate~~SOFR Loan in the applicable Loan Notice or Conversion/Continuation Notice, such Loan (if outstanding as a ~~Eurodollar Rate~~SOFR Loan) will be automatically converted into a Base Rate Loan on the last day of the then‑current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). Similarly, if no election is specified by the Company in the Loan Notice as to whether a SOFR Borrowing is to be a Term SOFR Loan or Daily Simple SOFR Loan, then the requested Borrowing shall be a Daily Simple SOFR Loan. In the event the Company fails to specify an Interest Period for any ~~Eurodollar Rate~~Term SOFR Loan in the applicable Loan Notice or Conversion/Continuation Notice (or fails to deliver a Conversion/Continuation Notice within the time limits provided in Section 2.06(a)), the Company shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each ~~Interest Rate~~SOFR Determination ~~Date~~Day, the Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the ~~Eurodollar Rate~~SOFR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Company and each Lender. At any time that Base Rate Loans are outstanding, the Agent shall notify the Company and the Lenders of any change in the U.S. Prime Rate used in determining the Base Rate promptly following the public announcement of such change.

(d) The Company agrees to pay to each Issuing Bank, with respect to drawings honored under any Letter of Credit issued thereby, interest on the amount paid by such Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of the Company at a rate equal to (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans, and (ii) thereafter, a rate which is 2.00% per annum in excess of the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans.

(e) Interest payable pursuant to Section 2.10(d) shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by an Issuing Bank of any payment of interest pursuant to Section 2.10(d), such Issuing Bank shall distribute to each Lender, out of the interest received by such Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit. In the event an Issuing Bank shall have been reimbursed by Lenders for all or any portion of such honored drawing, such Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under Section 2.04(e) with respect to such honored drawing such Lender’s Pro Rata Share of any interest received by such Issuing Bank in respect of that portion of such honored drawing so reimbursed by Lenders for the period from the date on which such Issuing Bank was so reimbursed by Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by the Company.

(f) Notwithstanding the foregoing, upon the occurrence of any Event of Default pursuant to Section 8.01(a), (f) or (g), for so long as such Event of Default shall be continuing, all overdue principal and interest payable on each Loan shall, without further notice, bear interest, after as well as before judgment to the extent permitted by law, at a rate per annum equal to 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding subsections of this Section. In addition, if any fee or other amount (other than principal or interest on any Loan) payable by the Company pursuant to any Loan Document is not paid when due, whether upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment to the extent permitted by law, at a rate per annum equal to 2.00% plus the rate otherwise applicable to Base Rate Loans as provided in the preceding subsections of this Section.

(g) Interest on each Loan shall be paid in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.10(f) shall be payable on demand of the Agent (upon the instruction of the Required Lenders; provided that no such instruction shall be required in the case of an Event of Default pursuant to Section 8.01(a), (f), or (g)), (ii) upon any repayment or prepayment of any Loan, interest accrued on the principal amount repaid shall be payable on the date of such repayment and (iii) upon any conversion of a ~~Eurodollar Rate~~Term SOFR Loan before the end of the current Interest Period therefor, interest accrued on such Loan shall be payable on the effective date of such conversion.

(h) Anything herein to the contrary notwithstanding, the obligations of the Company to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Company shall pay such Lender interest at the highest rate permitted by applicable law until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Company shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the highest rate of interest that may be lawfully contracted for, charged or received had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and the Company to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Company.

Section 2.11 Fees.

(a) The Company agrees to pay to Lenders having Revolving Exposure:

(i) commitment fees equal to (1) the average of the daily difference between (A) the Revolving Commitments and (B) the aggregate principal amount of (x) all outstanding Revolving Loans (for the avoidance of doubt, excluding Swing Line Loans) plus (y) the Letter of Credit Usage, times (2) the Applicable Revolving Commitment Fee Percentage; and

(ii) letter of credit fees equal to (1) the Applicable Margin for Revolving Loans that are ~~Eurodollar Rate~~SOFR Loans, times (2) the average aggregate daily maximum amount available to be drawn under all such Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination).

All fees referred to in this Section 2.11(a) shall be paid to the Agent at the Agent’s Office and upon receipt, the Agent shall promptly distribute to each Lender its Pro Rata Share thereof.

(b) The Company agrees to pay directly to each Issuing Bank, for its own account, the following fees:

(i) a fronting fee equal to 0.125% per annum, times the average aggregate daily maximum amount available to be drawn under all Letters of Credit (determined as of the close of business on any date of determination) issued by such Issuing Bank; and

(ii) such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with each Issuing Bank’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

(c) All fees referred to in Section 2.11(a) and 2.11(b)(i) shall be calculated pursuant to the second sentence of Section 2.12(a) and shall be payable quarterly in arrears on the last Business Day of March, June, September and December of each year during the Revolving Commitment Period, commencing on the first such date to occur after the Closing Date, and on the Revolving Commitment Termination Date.

(d) [Reserved].

(e) In addition to the foregoing, the Company shall pay to the Agent, for its own account, fees payable in the amounts and at the times separately agreed upon by the Company and the Agent. Such fees shall be fully earned when paid and shall not be refundable under any circumstances.

Section 2.12 Computation of Fees and Interest.

(a) All computations of interest for Base Rate Loans when the Base Rate is determined by the “U. S. Prime Rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

(b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Lenders in the absence of manifest error. The Agent will, at the request of the Company or any Lender, deliver to the Company or the Lender, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate and the resulting interest rate.

Section 2.13 Payments Generally.

(a) All payments to be made by the Company under the Loan Documents shall be made without condition or deduction for any defense, set-off, recoupment or counterclaim. Except as otherwise expressly provided in any Loan Document, all payments to be made by the Company under any Loan Document shall be made to the Agent for the account of the Lenders at the Agent’s Office, and shall be made in dollars and in immediately available funds, no later than 3:00 p.m. (New York City time) on the date specified in such Loan Document. The Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 3:00 p.m. (New York City time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

(b) Subject to the provisions set forth in the definition of “Interest Period” herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c) Unless the Company or any Lender has notified the Agent, prior to the date any payment is required to be made by it to the Agent hereunder, that the Company or such Lender, as the case may be, will not make such payment, the Agent may assume that the Company or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Agent in immediately available funds, then:

(i) if the Company failed to make such payment, each Lender shall forthwith on demand repay to the Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Agent to the Company to the date such amount is recovered by the Agent (the “Compensation Period”) at the customary rate set by the Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender pays such amount to the Agent, then such amount shall constitute such Lender’s Loan included in the applicable Credit Extension. If such Lender does not pay such amount forthwith upon the Agent’s demand therefor, the Agent may make a demand therefor upon the Company, and the Company shall pay such amount to the Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the applicable rate for Base Rate Loans to the applicable Credit Extension. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitments or to prejudice any rights that the Agent or the Company may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Agent to any Lender or the Company with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

(d) If any Lender makes available to the Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Company by the Agent because the conditions to the extension of Loans set forth in Article 4 are not satisfied or waived in accordance with the terms hereof, the Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Notwithstanding anything to the contrary, to the extent the Agent receives a payment or other amount after the date such payment or other amount is due, the Agent, in its sole discretion, may distribute such payment or other amount to the relevant Lender of record (or other Person of record entitled to such payment) as of the date such payment or other amount is received by the Agent.

Section 2.14 Sharing of Payments by Lenders.

(a) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment (a) on account of any Obligations due and payable hereunder and under the other Loan Documents at such time resulting in such Lender receiving payment in excess of its ratable share (calculated according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) of or on account of any of Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (calculated according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time, then in each case, such Lender shall (x) notify the Agent of such fact, and (y) purchase (for cash at face value) participations in the Obligations of the other Lenders due and payable or owing, as the case may be, or make such other adjustments as shall be equitable, so that the benefit of such excess payments shall be shared by all such Lenders; provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (1) any payment made by the Company pursuant to and in accordance with the express terms of this Agreement or (2) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this Section shall apply).

(b) The Obligor consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Obligor rights of setoff and counterclaim (subject to Section 10.09) with respect to such participation as fully as if such Lender were a direct creditor of the Obligor in the amount of such participation.

Section 2.15 Incremental Facilities.

(a) The Company may, by written notice to the Agent, each Issuing Bank and the Swing Line Lender, elect to request prior to the Revolving Commitment Termination Date, an increase to a Class of then-existing Revolving Commitments (any such increase, “New Revolving Commitments”), by an amount not in excess of $100,000,000 in the aggregate and not less than $10,000,000 individually (or such lesser amount which shall be approved by the Agent or such lesser amount that shall constitute the difference between $100,000,000 and all such New Revolving Commitments obtained prior to such date), and integral multiples of $1,000,000 in excess of that amount. Each such notice shall specify (x) the date (each, an “Increased Amount Date”) on which the Company proposes that the New Revolving Commitments shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Agent, (y) the identity of each Lender or other Person that is an Eligible Assignee (each, a “New Revolving Loan Lender”) to whom the Company proposes any portion of such New Revolving Commitments be allocated and the amounts of such allocations and (z) the Class of Revolving Commitments the Company proposes to increase; provided that the Agent may elect or decline to arrange such New Revolving Commitments in its sole discretion and any Lender approached to provide all or a portion of the New Revolving Commitments may elect or decline, in its sole discretion, to provide a New Revolving Commitment. Such New Revolving Commitments shall become effective as of such Increased Amount Date; provided that

(i) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Revolving Commitments;

(ii) the Company and its Subsidiaries shall be in pro forma compliance with Sections 7.11, 7.12 and 7.14 as of the last day of the most recently ended Fiscal Quarter after giving effect to such New Revolving Commitments;

(iii) all New Revolving Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Company, the New Revolving Loan Lender and the Agent, each of which shall be recorded in the Register and each New Revolving Loan Lender shall be subject to the requirements set forth in Section 3.01(e);

(iv) the Company shall make any payments required pursuant to Section 3.05(b) in connection with the New Revolving Commitments;

(v) the Agent, each Issuing Bank and the Swing Lien Lender shall have consented to any New Revolving Loan Lender (such consent shall not be unreasonably withheld) and

(vi) the Company shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Agent in connection with any such transaction.

(b) [Reserved].

(c) On any Increased Amount Date on which New Revolving Commitments are effected, subject to the satisfaction of the foregoing terms and conditions,

(i) each of the Revolving Lenders shall assign to each of the New Revolving Loan Lenders, and each of the New Revolving Loan Lenders shall purchase from each of the Revolving Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by then-existing Revolving Lenders and New Revolving Loan Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such New Revolving Commitments to the Revolving Commitments,
(ii) each New Revolving Commitment shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder (a “New Revolving Loan”) shall be deemed, for all purposes, a Revolving Loan and

(iii) each New Revolving Loan Lender shall become a Lender with respect to the New Revolving Commitment and all matters relating thereto.
For the avoidance of doubt, the terms and provisions of the New Revolving Loans and New Revolving Commitments shall be documented solely as an increase, and shall be identical, to the Class of then-existing Revolving Commitments so increased.

(d) [Reserved].

(e) The Agent shall notify Lenders promptly upon receipt of the Company’s notice of each Increased Amount Date and in respect thereof (i) the New Revolving Commitments and the New Revolving Loan Lenders and (ii) the respective interests in such Revolving Lender’s Revolving Loans, in each case subject to the assignments contemplated by Section 2.15(c).

Section 2.16 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 10.09 shall be applied at such time or times as may be determined by the Agent as follows:

first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder;

second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swing Line Lender hereunder;

third, to Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.16(d);

fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent;

fifth, if so determined by the Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.16(d);

sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swing Line Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or Swing Line Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement;

seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and

eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction;

provided that if (x) such payment is a payment of the principal amount of any Loans or any reimbursement obligations with respect to Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and any reimbursement obligations with respect to Letters of Credit owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or any reimbursement obligations with respect to Letters of Credit owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans are held by the Lenders pro rata in accordance with the applicable Commitments without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any fee pursuant to Section 2.11(a) for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender); provided, that such, Defaulting Lender shall be entitled to receive fees pursuant to Section 2.11(a)(ii) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16(d).

(B) With respect to any fees not required to be paid to any Defaulting Lender pursuant to clause (A) above, the Company shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letters of Credit and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 10.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.16(d).

(b) Defaulting Lender Cure. If the Company, the Agent and each Swing Line Lender and Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held pro rata by the Lenders in accordance with the applicable Commitments (without giving effect to Section 2.16(d)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Swing Line Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure with respect to any Defaulting Lender after giving effect to such Swing Line Loan and (ii) no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure with respect to any Defaulting Lender after giving effect thereto.

(d) Cash Collateral. At any time that there shall exist a Defaulting Lender, within three Business Days following the written request of the Agent or any Issuing Bank (with a copy to the Agent) the Company shall Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(i) Grant of Security Interest. The Company, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Agent, for the benefit of the Issuing Banks, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letters of Credit, to be applied pursuant to clause (ii) below. If at any time the Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Agent and the Issuing Banks as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Company will, promptly upon demand by the Agent, pay or provide to the Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(ii) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.16 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iii) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce each Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.16 following (A) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender) or (B) the determination by the Agent and each Issuing Bank that there exists excess Cash Collateral; provided that, subject to the other provisions of this Section 2.16, the Person providing Cash Collateral and each Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; provided, further, that to the extent that such Cash Collateral was provided by the Company, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

Section 2.17 Maturity Extensions of Loans.

(a) The Company may from time to time, pursuant to the provisions of this Section 2.17, agree with one or more Lenders holding Loans and Commitments of any Class (each an “Existing Class”) to extend the maturity date of such Class of Loans and to provide for other terms consistent with this Section 2.17 (each such modification, an “Extension”) pursuant to one or more written offers (each an “Extension Offer”) made from time to time by the Company to all Lenders under any Class that is proposed to be extended under this Section 2.17, in each case on a pro rata basis (based on the relative principal amounts of the outstanding Loans of each Lender in such Class) and on the same terms to each such Lender. In connection with each Extension, the Company will provide notification to the Agent (for distribution to the Lenders of the applicable Class), no later than 30 days prior to the maturity of the applicable Class or Classes to be extended of the requested new maturity date for the extended Loans of each such Class (each an “Extended Maturity Date”) and the due date for Lender responses. In connection with any Extension, each Lender of the applicable Class wishing to participate in such Extension shall, prior to such due date, provide the Agent with a written notice thereof in a form reasonably satisfactory to the Agent. Any Lender that does not respond to an Extension Offer by the applicable due date shall be deemed to have rejected such Extension. In connection with any Extension, the Company shall agree to such procedures, if any, as may be reasonably established by, or acceptable to, the Agent to accomplish the purposes of this Section 2.17.

(b) After giving effect to any Extension, the Revolving Commitments so extended shall cease to be a part of the Class of which they were a part immediately prior to the Extension and shall be a new Class hereunder; provided that at no time shall there be more than four (4) different Classes of Revolving Commitments; provided, further, that, in the case of any Extension Amendment,

(i) all Credit Extensions and all prepayments of Revolving Loans shall continue to be made on a ratable basis among all Revolving Lenders, based on the relative amounts of their Revolving Commitments, until the repayment of the Revolving Loans attributable to the non-extended Revolving Commitments on the applicable Revolving Commitment Termination Date,

(ii) the allocation of the participation exposure with respect to any then-existing or subsequently issued or made Letter of Credit or Swing Line Loan as between the Revolving Commitments of such new “Class” and the remaining Revolving Commitments shall be made on a ratable basis in accordance with the relative amounts thereof until the applicable Revolving Commitment Termination Date has occurred,

(iii) no termination of Extended Revolving Commitments and no repayment of Extended Revolving Loans accompanied by a corresponding permanent reduction in Extended Revolving Commitments shall be permitted unless such termination or repayment (and corresponding reduction) is accompanied by at least a pro rata termination or permanent repayment (and corresponding pro rata permanent reduction), as applicable, of the Existing Revolving Loans and Existing Revolving Commitments (or all Existing Revolving Commitments of such Class and related Existing Revolving Loans shall have otherwise been terminated and repaid in full) and

(iv) with respect to Letters of Credit and Swing Line Loans, the maturity date with respect to the Revolving Commitments may not be extended without the prior written consent of each Issuing Bank and the Swing Line Lender.

If the Total Utilization of Revolving Commitments exceeds the Revolving Commitment as a result of the occurrence of the Revolving ~~Credit~~Commitment Termination Date (or the applicable Extended Maturity Date with respect to any Class of New Revolving Loans or Class of Revolving Commitments extended pursuant to this Section 2.17) while an extended Class of Revolving Commitments remains outstanding, the Company shall make such payments as are necessary in order to eliminate such excess on such date.

(c) The consummation and effectiveness of each Extension shall be subject to the following:

(i) no Default or Event of Default shall have occurred and be continuing at the time any Extension Offer is delivered to the Lenders or at the time of such Extension (after giving effect to such Extension);

(ii) the Revolving Loans or Revolving Commitments, as applicable, of any Lender extended pursuant to any Extension (as applicable, “Extended Revolving Loans” or “Extended Revolving Commitments”) shall have the same terms as the Class of Revolving Loans or Revolving Commitments, as applicable, subject to the related Extension Amendment (as applicable, “Existing Revolving Loans” or “Existing Revolving Commitments”); except

(A) the final maturity date of any Extended Revolving Commitments of a Class to be extended pursuant to an Extension shall be later than the Latest Maturity Date at the time of such Extension;

(B) the all-in pricing (including, without limitation, margins, fees and premiums) with respect to the Extended Revolving Loans or Extended Revolving Commitments, as applicable, may be higher or lower than the all-in pricing (including, without limitation, margins, fees and premiums) for the Existing Revolving Loans or Existing Revolving Commitments, as applicable;

(C) the revolving credit commitment fee rate with respect to the Extended Revolving Commitments may be higher or lower than the revolving credit commitment fee rate for Existing Revolving Commitments, in each case, to the extent provided in the applicable Extension Amendment;

(D) no repayment of any Extended Revolving Loans or Extended Revolving Commitments, as applicable, shall be permitted unless such repayment is accompanied by an at least pro rata repayment of all earlier maturing Loans (including previously extended Loans) (or all earlier maturing Loans (including previously extended Loans) shall otherwise be or have been terminated and repaid in full);

(E) the Extended Revolving Loans and/or Extended Revolving Commitments may contain a “most favored nation” provision for the benefit of Lenders holding Extended Revolving Loans and/or Extended Revolving Commitments, as applicable; and

(F) the other terms and conditions applicable to Extended Revolving Loans and/or Extended Revolving Commitments may be terms different than those with respect to the Existing Revolving Loans or Existing Revolving Commitments, as applicable, so long as such terms and conditions only apply after the Latest Maturity Date

; provided, further, that each Extension Amendment may, without the consent of any Lender other than the applicable extending Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Agent and the

Company, to give effect to the provisions of this Section 2.17, including any amendments necessary to treat the applicable Loans and/or Commitments of the extending Lenders as a new “Class” of loans and/or commitments hereunder; provided, however, that no Extension Amendment may provide for any Class of Extended Revolving Commitments to be secured by any collateral or other assets of any Subsidiary or guaranteed by any guarantor that does not also guarantee the Existing Revolving Commitments;

(iii) all documentation in respect of such Extension shall be consistent with the foregoing, and all written communications by the Company generally directed to the applicable Lenders under the applicable Class in connection therewith shall be in form and substance consistent with the foregoing and otherwise reasonably satisfactory to the Agent;

(iv) a minimum amount in respect of such Extension (to be determined in the Company’s discretion and specified in the relevant Extension Offer, but in no event less than $25,000,000, unless another amount is agreed to by the Agent in its reasonable discretion) shall be satisfied (the “Minimum Extension Condition”); and

(v) no Extension shall become effective unless, on the proposed effective date of such Extension, the conditions set forth in Section 4.02 shall be satisfied (with all references in such Section to the making of a Loan being deemed to be references to the Extension on the applicable date of such Extension), and the Agent shall have received a certificate to that effect dated the applicable date of such Extension and executed by a Responsible Officer of the Company.

(d) For the avoidance of doubt, it is understood and agreed that the provisions of Section 2.14 and Section 10.01 will not apply to any payment of interest or fees in respect of any Extended Revolving Commitments that have been extended pursuant to an Extension at a rate or rates different from those paid or payable in respect of Loans of any other Class, in each case as is set forth in the relevant Extension Offer made pursuant to and in accordance with the provisions of this Section 2.17 with respect to such Extensions of Revolving Commitments.

(e) No Lender who rejects any request for an Extension shall be deemed a Non-Consenting Lender for purposes of Section 10.14.

(f)     The Lenders hereby irrevocably authorize the Agent to enter into amendments (collectively, “Extension Amendments”) to this Agreement and the other Loan Documents as may be necessary in order to establish new Classes of Revolving Commitments created pursuant to an Extension, in each case on terms consistent with this Section 2.17. Notwithstanding the foregoing, the Agent shall have the right (but not the obligation) to seek the advice or concurrence of the Required Lenders with respect to any matter contemplated by this Section 2.17 and, if the Agent seeks such advice or concurrence, the Agent shall be permitted to enter into such amendments with the Company in accordance with any instructions received from such Required Lenders and shall also be entitled to refrain from entering into such amendments with the Company unless and until it shall have received such advice or concurrence; provided, however, that, whether or not there has been a request by the Agent for any such advice or concurrence, all such Extension Amendments entered into with the Company by the Agent hereunder shall be binding on the Lenders. Without limiting the foregoing, in connection with any Extension, (i) the Company and the appropriate Subsidiaries shall (at their expense) amend (and the Agent is hereby directed to amend) any Loan Document that the Agent reasonably requests to be amended to reflect the then latest Extended Maturity Date (or such later date as may be advised by counsel to the Agent) and (ii) the Company and the appropriate Subsidiaries shall deliver board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Agent in connection therewith and, if requested by the Agent, a legal opinion of counsel in form and substance reasonably acceptable to the Agent.

(g) Promptly following the consummation and effectiveness of any Extension, the Company will furnish to the Agent (who shall promptly furnish to each Lender) written notice setting forth the Extended Maturity Date and material economic terms of the Extension and the aggregate principal amount of each Class of Loans and Commitments after giving effect to the Extension and attaching a copy of the fully executed Extension Amendment.

Section 2.18 Benchmark Replacement Setting.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Contract shall be deemed not to be a “Loan Document” for purposes of this Section ~~:~~

~~(a)~~ ), upon the occurrence of a Benchmark Transition Event, the Agent and the Company may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a ~~Replacing LIBOR. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of USD LIBOR’s administrator (“IBA”), made public statements regarding the future cessation of LIBOR. According to the FCA, IBA will permanently cease publication of the overnight/Spot Next, 1-month, 3-month, 6-month and 12-month USD LIBOR settings, immediately following the publication of such settings on June 30, 2023. As a consequence, on the earliest of (i) July 1, 2023, (ii) the date that all Available Tenors of USD LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (iii) the Early Opt-in Effective Date, with respect to Loans denominated in Dollars, if the then-current Benchmark is USD LIBOR, the applicable Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action by or consent of any other party to, this Agreement or any other Loan Document. If the Benchmark Replacement for Loans denominated in Dollars is Daily Simple SOFR all interest payments in respect of such Loans will be payable on a quarterly basis.~~

~~(b) Replacing Future Benchmarks. If any~~ Benchmark Transition Event ~~occurs after the date hereof (other than as described above in clause (a)) with respect to USD LIBOR, the then-current the Benchmark will be replaced with the applicable Benchmark Replacement for all purposes hereunder and under any Loan Document in respect of any Benchmark setting on the later of (i) 5:00 p.m. (New York City time)~~will become effective at 5:00 p.m. on the fifth (5th) Business Day after the ~~date notice of such Benchmark Replacement is provided to the~~Agent has posted such proposed amendment to all Lenders and the Company ~~(together, if applicable, with an amendment to this Agreement implementing such Benchmark Replacement and any applicable Benchmark Replacement Conforming Changes) or (ii) such other date as may be determined by the Agent, in each case, without any further action or consent of any other party to this Agreement or any other Loan Document,~~ so long as the Agent has not received, by such time ~~(or, in the case of clause (ii) above, such time as may be specified by the Agent as a deadline to receive objections, but in any case, no less than five (5) Business Days after the date such notice is provided to the Lenders and the Company)~~, written notice of objection to such ~~Benchmark Replacement~~amendment from Lenders comprising the Required Lenders ~~of each Class; provided, however, that in the event that~~. No replacement of the then-current Benchmark with ~~respect to U.S. Dollar denominated Loans is not a SOFR-based rate, then the Benchmark Replacement shall be determined in accordance with clause (1) of the definition of “Benchmark Replacement’ unless the Agent has determined that neither of such alternative rates is available. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or~~

~~publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Company may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Company’s receipt of notice from the Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Company will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate~~a Benchmark Replacement pursuant to this Section 2.18(a) will occur prior to the applicable Benchmark Transition Start Date. Unless and until a Benchmark Replacement is effective in accordance with this clause (i), all Loans shall be converted into Base Rate Loans in accordance with the provisions of Section (h) above.

(b) ~~(c)~~ Benchmark Replacement Conforming Changes. In connection with the ~~implementation and~~ administration, adoption and implementation of a Benchmark Replacement ~~(whether in connection with the replacement of USD LIBOR or any future Benchmark)~~, the Agent, in consultation with the Company, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) ~~(d)~~ Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Company and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes . The Agent will notify the Company and the Lenders of the removal or reinstatement of any tenor of a Benchmark. Any determination, decision or election that may be made by the Agent pursuant to this Section including, without limitation, any determination with respect to a tenor, rate or adjustment, or implementation of any Benchmark Replacement Conforming Changes (in consultation with the Company), the timing of implementation of any Benchmark Replacement or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding on all parties hereto absent manifest error and may be made in its sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section~~, and shall not be a basis of any claim of liability of any kind or nature by any party hereto, all such claims being hereby waived individually by each party hereto~~ 2.18.

(d) ~~(e)~~ Unavailability of Tenor of Benchmark. ~~At~~Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if ~~the~~any then-current Benchmark is a term rate (including the Term SOFR ~~or USD LIBOR, or any alternate rate selected in an Early Opt-in Election)~~Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Agent may ~~remove any tenor of such Benchmark that is~~modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable ~~or~~, non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for such Benchmark (including ~~any~~a Benchmark Replacement) ~~settings and~~

~~(ii) if such tenor becomes available or representative, the Agent may reinstate any~~, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor ~~for such Benchmark (including any Benchmark Replacement) settings~~.

(e) Benchmark Unavailability Period. Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Company may revoke any request for the applicable SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Company will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon Adjusted Term SOFR (or then-current Benchmark) will not be used in any determination of Base Rate.

~~(f) Certain Defined Terms. As used in this Section:~~

~~“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.~~

~~“Benchmark” means, initially, USD LIBOR; provided that if a replacement for the Benchmark has occurred pursuant to this Section, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.~~

~~“Benchmark Replacement” means, for any Available Tenor:~~

~~(1) for purposes of clause (a) of this Section, the first alternative set forth below that can be determined by the Agent for the Benchmark, in the case of Loans denominated in Dollars:~~

~~(a)  the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration; provided, that, if the Borrower has provided a notification to the Agent in writing on or prior to the date on which the Benchmark Replacement will become effective that the Borrower has a Swap Contract in place with respect to any of the Loans as of the date of such notice (which such notification the Agent shall be entitled to rely upon and shall have no duty or obligation to ascertain the correctness or completeness of), then the Agent, in its sole discretion, may decide not to determine the Benchmark Replacement pursuant to this clause (1)(a) for such Benchmark Transition Event or Early Opt-in Election, as applicable; or~~

~~(b)  the sum of: (i) Daily Simple SOFR and (ii) (x) in the event that interest payments are payable on a monthly basis, the spread adjustment for an Available Tenor of one-month’s duration (0.11448% (11.448 basis points)) or (y) in the event that interest payments are payable on a quarterly basis, for an Available Tenor of three-month’s duration (0.26161% (26.161 basis points));~~

~~provided, however, that if an Early Opt-in Election has been made, the Benchmark Replacement will be the benchmark selected in connection with such Early Opt-in Election; or~~

~~(2) for purposes of clause (b) of this Section, the sum of: (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value, or zero), in each case, that has been selected pursuant to this clause (2) by the Agent and the Company as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for Dollar-denominated syndicated credit facilities at such time;~~

~~provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for all purposes of this Agreement and the other Loan Documents.~~

~~“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).~~

~~“Benchmark Transition Event” means, with respect to any then-current Benchmark (other than USD LIBOR), the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.~~

~~“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.~~

~~“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after~~

~~the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~

~~“Early Opt-in Election” means the occurrence of:~~

~~(1) a notification by the Agent to each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time incorporate or adopt (as a result of amendment or as originally executed) either a SOFR-based rate (including SOFR, Term SOFR or any other rate based upon SOFR) as a benchmark rate or an alternate benchmark interest rate to replace USD LIBOR (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(2) the joint election by the Agent and the Company to trigger a fallback from USD LIBOR and the provision by the Agent of written notice of such election to the Lenders.~~

~~“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.~~

~~“Relevant Governmental Body” means, with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or, in each case, any successor thereto.~~

~~“SOFR” means, for any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org. (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time), on the immediately succeeding Business Day.~~

~~“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~

~~“USD LIBOR” means the London interbank offered rate for U.S. dollars.~~

ARTICLE 3. TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01 Taxes.

(a) Payments Free of Indemnified Taxes and Other Taxes. Except as required by applicable law, any and all payments by or on account of any obligation of the Obligor hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, provided that if any applicable withholding agent shall be required by applicable law to deduct or withhold any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable by the Obligor shall be increased as necessary so that after all required deductions or withholdings have been made (including deductions applicable to additional sums payable under this Section) the Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent shall make such deductions or withholdings and (iii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law. Notwithstanding the foregoing, if any ~~Applicable Law~~applicable law (as determined in the good faith discretion of the applicable withholding agent) requires the deduction or withholding of any Tax from any payment made by or on account of the Obligor hereunder or under any other Loan Document, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with ~~Applicable~~applicable law.

(b) Payment of Other Taxes by the Company. Without limiting the provisions of subsection (a) above, the Company shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Company. Without duplication of Section 3.01(a), the Company shall indemnify the Agent and each Lender, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes in respect of payments under any Loan Document or Other Taxes (including Indemnified Taxes or Other Taxes imposed on or attributable to amounts payable under this Section) that are imposed on or payable by the Agent or such Lender, as the case may be, and reasonable expenses arising therefrom, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. If the Company reasonably believes that there is an appropriate basis to pursue a refund of any Indemnified Tax or Other Tax indemnified by the Company under this Section 3.01(c), or for which the Obligor has paid additional amounts under Section 3.01(a), the affected Agent or Lender (as applicable) shall, upon the Company’s written request and at the Company’s expense, pursue such refund; provided that no Agent or Lender shall be obligated to pursue any such refund if such Agent or Lender determines in good faith that it would be materially disadvantaged or prejudiced, or subject to any unreimbursed cost or expense, by pursuing such refund. Any refund described in the preceding sentence that is received by the Agent or any Lender shall be payable to the Company to the extent provided in Section 3.01(f).

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Obligor to a Governmental Authority pursuant to this Section 3.01, the Company shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment or other evidence of such payment reasonably satisfactory to the Agent.

(e) Status of Lenders. Each Lender shall deliver to the Company and to the Agent, whenever reasonably requested by the Company or the Agent, such properly completed and executed documentation prescribed by applicable laws and such other reasonably requested information as will permit the Company or the Agent, as the case may be, (A) to determine whether or not payments made hereunder or under any other Loan Document are subject to Taxes (including backup withholding and information reporting), (B) to determine, if applicable, the required rate of withholding or deduction and (C) to establish such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of any payments to be made to such Lender pursuant to any Loan Document or otherwise to establish such Lender’s status for withholding tax purposes in an applicable jurisdiction. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (e)(A), (e)(B)(i-iv), and (e)(C) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

If any form, certification or other documentation provided by a Lender pursuant to this Section 3.01(e) (including any of the specific documentation described below) expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly notify the Company and the Agent in writing and shall promptly update or otherwise correct the affected documentation or promptly notify the Company and the Agent in writing that such Lender is not legally eligible to do so.

Without limiting the generality of the foregoing,

(A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Company and the Agent duly completed and executed copies of IRS Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by the Company or the Agent (in such number of signed copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon request of the Company or the Agent) as will enable the Company or the Agent, as the case may be, to determine whether or not such Lender is subject to U.S. federal backup withholding or information reporting requirements; and

(B) each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of U.S. federal withholding tax with respect to any payments hereunder or under any other Loan Document shall deliver to the Company and the Agent (in such number of signed copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Agent), duly completed and executed copies of whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party: (x) with respect to payments of interest under any Loan Document, an IRS Form W-8BEN or W-8BEN-E (or any successor thereto) claiming eligibility for benefits pursuant to the “interest” article of such tax treaty, and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty,

(ii) IRS Form W-8ECI (or any successor thereto) claiming that specified payments (as applicable) under this Agreement or any other Loan Documents (as applicable) constitute income that is effectively connected with such Foreign Lender’s conduct of a trade or business in the United States,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Sections 881(c) or 871(h) of the Code (the “Portfolio Interest Exemption”), (x) a certificate, substantially in the form of Exhibit G-1, G-2, G-3 or G-4, as applicable (a “Tax Status Certificate”), to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Company, within the meaning of Section 881(c)(3)(B) of the Code or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) IRS Form W-8BEN or W-8BEN-E (or any successor thereto),

(iv) where such Lender is a partnership (for U.S. federal income tax purposes) or otherwise not a beneficial owner (e.g., where such Lender has sold a participation), IRS Form W-8IMY (or any successor thereto) and all required supporting documentation (including, where one or more of the underlying beneficial owner(s) is claiming the benefits of the Portfolio Interest Exemption, a Tax Status Certificate of such beneficial owner(s); provided that, if the Foreign Lender is a partnership and not a participating Lender, the Tax Status Certificate from the beneficial owner(s) may be provided by the Foreign Lender on behalf of the beneficial owner(s)), or

(v) any other form prescribed by applicable laws as a basis for claiming exemption from or a reduction in U.S. federal withholding tax together with such supplementary documentation as may be prescribed by applicable laws to permit the Company or the Agent to determine the withholding or deduction required to be made; and

(C) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Agent as may be necessary for the Company and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f) Treatment of Certain Refunds. If the Agent or any Lender determines, in its good faith discretion, that it has received a refund (whether received in cash or as a credit in lieu of a refund) of any Taxes as to which it has been indemnified by the Obligor or with respect to which the Obligor (including by the payment of additional amounts pursuant to this Section) has paid additional amounts pursuant to this Section, it shall promptly pay to the Company an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Obligor under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent or such Lender (including any Taxes), as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Company, upon the request of the Agent or such Lender, agrees to repay the amount paid over to the Company (plus any penalties, interest or other charges imposed by the relevant Governmental Authority (other than any penalties arising from the gross negligence or willful misconduct of the Agent or the Lender)) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Governmental Authority. Such Lender or Agent, as the case may be, shall, at the Company’s reasonable request, provide the Company with a copy of any notice of assessment or other evidence reasonably satisfactory to the Company of the requirement to repay such refund received from the relevant taxing authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Company or any other Person.

(g) Indemnification by Lenders. Each Lender shall severally indemnify the ~~Administrative~~ Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that the Company has not already indemnified the ~~Administrative~~ Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Company to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the ~~Administrative~~ Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the ~~Administrative~~

Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the ~~Administrative~~ Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the ~~Administrative~~ Agent to the Lender from any other source against any amount due to the ~~Administrative~~ Agent under this paragraph (g).

(h) Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the ~~Administrative~~ Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i) Issuing Bank. For purposes of this Section, the term “Lender” includes any Issuing Bank.

Section 3.02 Illegality.

(a) If any Lender reasonably and in good faith determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, after the Closing Date, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make ~~Eurodollar Rate~~SOFR Loans, then, on notice thereof by the Lender to the Company through the Agent, any obligation of that Lender to make ~~Eurodollar Rate~~SOFR Loans shall be suspended until the Lender notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

(b) If a Lender reasonably and in good faith determines that it is unlawful for such Lender to maintain any ~~Eurodollar Rate~~SOFR Loan after the Closing Date, the Company shall, upon its receipt of written notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such ~~Eurodollar Rate~~SOFR Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 3.04, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such ~~Eurodollar Rate~~SOFR Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such ~~Eurodollar Rate~~SOFR Loan. If the Company is required to so prepay any ~~Eurodollar Rate~~SOFR Loan, then concurrently with such prepayment, the Company shall borrow from the affected Lender, in the amount of such prepayment, a Base Rate Loan.

(c) If the obligation of any Lender to make or maintain ~~Eurodollar Rate~~SOFR Loans has been so terminated or suspended, the Company may elect, by giving notice to the Lender through the Agent, that all Loans which would otherwise be made or maintained by the Lender as ~~Eurodollar Rate~~SOFR Loans shall instead be Base Rate Loans.

(d) Before giving any notice to the Agent under this Section 3.02, the affected Lender shall designate a different Lending Office with respect to its ~~Eurodollar Rate~~SOFR Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

Section 3.03 Increased Costs and Reduction of Return.

(a) If any Lender reasonably and in good faith determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) after the Closing Date, there shall be any increase in the cost including Taxes (other than (i) Excluded Taxes and (ii) Indemnified Taxes and Other Taxes) to such

Lender of agreeing to make or making, funding or maintaining any ~~Eurodollar Rate~~SOFR Loans, then the Company shall be liable for, and shall from time to time, promptly upon written demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs; provided that such Lender shall only be entitled to seek such additional amounts if such Lender is generally seeking the payment of similar additional amounts from similarly situated borrowers in comparable credit facilities. Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, orders, requests, guidelines or directives in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign regulatory authorities, in each case pursuant to Basel III, are deemed to have been adopted and to have taken effect after the date hereof.

(b) If any Lender reasonably and in good faith shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender (or its Lending Office) or any corporation controlling the Lender with any Capital Adequacy Regulation, in each case after the Closing Date, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy and such Lender’s desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, thirty (30) days after written demand by such Lender to the Company through the Agent, the Company shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase; provided that such Lender shall only be entitled to seek such additional amounts if such Lender is generally seeking the payment of similar additional amounts from similarly situated borrowers in comparable credit facilities; provided, further, that the Company shall not be required to compensate a Lender for any such increases in capital for any period more than 120 days prior to the date such Lender delivers such demand.

Section 3.04 Funding Losses. The Company shall reimburse each Lender and hold each Lender harmless from any loss (other than loss of profits or the Applicable Margin) or expense which the Lender may sustain or incur as a consequence of:

(a) the failure of the Company to make on a timely basis any payment of principal of any ~~Eurodollar Rate~~SOFR Loan;

(b) the failure of the Company to continue a Loan after the Company has given (or is deemed to have given) a Notice of Continuation;

(c) the failure of the Company to make any prepayment of any Loan in accordance with any notice delivered under Section 2.09; or

(d) the prepayment (including pursuant to Section 2.09) or other payment (including after acceleration thereof) of a ~~Eurodollar Rate~~SOFR Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its ~~Eurodollar Rate~~SOFR Loans or from fees payable to terminate the deposits from which such funds were obtained, but excluding any administrative fee or other amount chargeable by such Lender for the calculation of such loss. ~~For purposes of calculating amounts payable by the Company to the Lenders under this Section 3.04 and under Section 3.03(a), each Eurodollar Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Eurodollar Rate used in determining the Eurodollar Rate for such Eurodollar Rate Loan (but without giving effect to the proviso to the definition of “Eurodollar Rate”) by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan is in fact so funded.~~

Section 3.05 Inability to Determine Rates; Breakage Costs.

~~(a) If the Required Lenders determine (i) that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period (including, without limitation, because ICE LIBOR is not available or published on a current basis) with respect to a proposed Eurodollar Rate Loan, or (ii) that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Agent (upon the instruction of the Required Lenders) revokes such notice in writing. Upon receipt of such notice, the Company may revoke any notice of continuation then submitted by it pursuant to Section 2.06. If the Company does not revoke such notice of continuation, the Lenders shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Eurodollar Rate Loans. Notwithstanding the foregoing, the Agent and each Lender shall take any reasonable actions available to them (including designation of different Lending Offices), consistent with legal and regulatory restrictions, that will avoid the need to take the steps described in this Section 3.05, which will not, in the reasonable judgment of the Agent or such Lender, be disadvantageous to the Agent, such Lender or the Company, as compared to the steps described in this Section 3.05.~~

(a) If (A) the Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for determining Adjusted Daily Simple SOFR or Adjusted Term SOFR or (B) the Required Lenders determine that in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Daily Simple SOFR or Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, and the Required Lenders have provided notice of such determination to the Agent, in each case of (A) and (B), on or prior to the first day of any Interest Period, the Agent will promptly so notify the Company and each Lender. Upon notice thereof by the Agent to the Company, (i) any obligation of the Lenders to make or continue the applicable SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be suspended (to the extent of the affected Interest Periods) until the Agent revokes such notice and (ii) if such determination affects the calculation of the Base Rate, the Agent shall during the period of such suspension compute the Base Rate without reference to clause (iii) of the definition of “Base Rate” until the Agent revokes such notice. Upon receipt of such notice, (i) the Company may revoke any pending request for a borrowing of, conversion to or continuation of any applicable SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Company will be deemed to have converted any such request (1) into a request for a borrowing of or conversion to Daily Simple SOFR Loans in the amount specified therein so long as Adjusted Daily Simple SOFR is not also the subject of clauses (A) or (B) above and (2) into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein if Adjusted Daily Simple SOFR is also the subject of clauses (A) or

(B) above and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3.05(b). If the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Agent without reference to clause (iii) of the definition of “Base Rate” until the Agent revokes such determination..

(b) The Company shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid or payable by such Lender to Lenders of funds borrowed by it to make or carry its ~~Eurodollar Rate~~SOFR Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re‑employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a Credit Extension of any ~~Eurodollar Rate~~SOFR Loan does not occur on a date specified therefor in a Loan Notice, or a conversion to or continuation of any ~~Eurodollar Rate~~ SOFR Loan does not occur on a date specified therefor in a Conversion/Continuation Notice; (ii) if any prepayment or other principal payment of, or any conversion of, any of its ~~Eurodollar Rate~~SOFR Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its ~~Eurodollar Rate~~SOFR Loans is not made on any date specified in a notice of prepayment given by the Company.

Section 3.06 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Company in the absence of demonstrable error. Such certificate shall set forth in reasonable detail (in ~~the form of Exhibit E hereto for amounts claimed with respect to Eurodollar Rate Loans under Section 3.04 and in~~ a form reasonably determined by the applicable Lender ~~with respect to Base Rate Loans~~) the methodology used in determining the amount payable to the Lender.

Section 3.07 Substitution of Lenders. If the Company receives notice from any Lender of a claim for compensation under Section 3.01, 3.02 or 3.03, the Company may, upon notice to such Lender and the Agent, replace such Lender by causing such Lender to assign its Loans (with the assignment fee to be paid by the Company in such instance) pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Company; provided that (x) the Company shall be obligated to replace all Lenders that have made similar requests for compensation and (y) each such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it under the Loan Documents from the applicable assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts). The Company shall release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender’s outstanding Loans.

Section 3.08 Survival. The agreements and obligations of the Company in Section 3.01, Section 3.03, Section 3.04 and Section 3.06 shall survive the termination of this Agreement and the payment of all other Obligations.
ARTICLE 4. CONDITIONS PRECEDENT

Section 4.01 Conditions of Initial Credit Extension. The obligation of each Lender to make any Credit Extension on the Closing Date is subject to satisfaction of the following conditions precedent at or substantially simultaneously with the making of such Credit Extension:

(a) The Agent shall have received each of the following, each of which shall be originals or facsimiles or Adobe PDFs delivered by electronic mail (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Company, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Agent and each of the Lenders:

(i) executed counterparts of this Agreement in sufficient number as the Agent shall request on behalf of the Lenders; and

(ii) a Note executed by the Company in favor of each Lender that has requested a Note at least three (3) Business Days prior to the Closing Date.

(b) The Agent shall have received:

(i) copies of the resolutions of the board of directors, authorized subcommittee thereof, or other equivalent body of the Company authorizing the Closing Date Transactions to which the Company is a party, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

(ii) a certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered by the Company hereunder.

(c) The Agent shall have received:

(i) the articles or certificate of incorporation of the Company as in effect on the Closing Date, certified by the Secretary of State of its state of incorporation or organization as of a recent date;

(ii) the bylaws the Company as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date;

(iii) a certificate of good standing for the Company from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation or organization as of a recent date; and

(iv) a compliance certificate for each Insurance Subsidiary from the Department of Insurance of its jurisdiction of domicile as of a recent date.

(d) The Agent shall have received a written opinion, reasonably acceptable to the Agent in form and substance, from Simpson Thacher & Bartlett LLP, counsel for the Company.

(e) The Agent shall have been paid all accrued and unpaid fees, and reasonable costs and expenses to the extent then due and payable to the Agent on or before the Closing Date, including accrued and projected Attorney Costs of the Agent to the extent invoiced two (2) Business Days prior to the Closing Date.

(f) The Agent shall be satisfied (and may, but shall not be obligated to, rely on the receipt of a certificate from any Company or any Affiliate thereof for all or part of such purpose) that the Senior Notes shall have been issued in accordance with the Senior Notes Indenture, and the Company shall have received the net proceeds thereof.

(g) The Agent shall be reasonably satisfied that (i) the Company and its Subsidiaries shall have terminated any commitments to lend or make other extensions of credit under the Existing Credit Agreement and (ii) all Liens securing Indebtedness pursuant to the Existing Credit Agreement and the Existing Senior Secured Notes on the Closing Date shall have been released.

(h) The Agent shall have received (i) a certificate signed by a Responsible Officer on behalf of the Company, dated as of the Closing Date, confirming that the Company and its Subsidiaries have received all required approvals of the transactions contemplated hereby and by the other Loan Documents, including the Closing Date Transactions, from each applicable Governmental Authority and (ii) a solvency certificate executed by the Chief Financial Officer of the Company, substantially in the form of Exhibit I.

(i) All governmental authorizations and third party approvals (or arrangements reasonably satisfactory to the Lenders in lieu of such approvals) necessary in connection with the financing contemplated hereby and the continuing operations of the Company and its Subsidiaries shall have been obtained and be in full force and effect, in each case except for such authorizations and approvals as would not be reasonably likely to have a Material Adverse Effect.

(j) The Agent shall have received such other approvals, documents or materials as the Agent may reasonably request, all in form and substance reasonably satisfactory to the Agent.

(k) The Company and each of its Subsidiary shall have provided the documentation and other information to the Agent that are required by regulatory authorities under applicable “know-your-customer” rules and regulations, including the Patriot Act, to the extent the Company shall have received written requests therefor at least seven (7) days prior to the Closing Date.

(l) The Company shall have a public corporate family rating of at least Ba2 with a stable or positive outlook and an unsecured debt rating of at least Ba2 from Moody’s and a public corporate credit rating of at least BB+ with a stable or positive outlook and an unsecured debt rating of at least BB+ from S&P.

Section 4.02 Conditions to All Credit Extensions.

The obligation of each Lender to make any Loans or any Issuing Bank to issue any Letter of Credit, on any Borrowing Date (including on the Closing Date) is subject to satisfaction of the following conditions precedent:

(a) The representations and warranties of the Company contained in Article 5 or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, (x) which are not qualified as to materiality shall be true and correct in all material respects and (y) which are qualified as to materiality shall be true and correct, in each case, on and as of the date of such Loan Notice and after giving effect to such borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects, or true and correct, as the case may be, as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.11(a) and (b) shall be deemed to refer to the most recent statements furnished prior to the Closing Date or pursuant to Sections 6.01(a) and (b), respectively.

(b) No Default or Event of Default shall have occurred and be continuing on such date or immediately after giving effect to the proposed Credit Extension.

(c) [Reserved].

(d) The Agent shall have received a Loan Notice in accordance with the requirements hereof.

(e) After making the Credit Extension requested on such Borrowing Date, the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect;

(f) On or before the date of issuance of any Letter of Credit, the Agent shall have received all other information required by the applicable Issuance Notice, and such other documents or information as any Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit

Each Loan Notice (other than a notice of conversion requesting only a conversion of Loans to the other Interest Type, or a continuation of ~~Eurodollar Rate~~Term SOFR Loans) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied (or waived) on and as of the date of the applicable Credit Extension.

Section 4.03 Determinations Under Section 4.01.

For purposes of determining compliance with the conditions specified in Section 4.01, each of the Lenders shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by, or acceptable or satisfactory to, the Lenders unless an officer of the Agent responsible for the Closing Date Transactions shall have received notice from such Lender prior to the Closing Date specifying its objection thereto and, in the case of any Lender, such Lender shall not have made available to the Agent on the Closing Date such Lender’s Pro Rata Share of the borrowing to be made on such date.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to the Agent and each Lender that:

Section 5.01 Corporate Existence and Power. The Company and each of its Subsidiaries:

(a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization;

(b) has the corporate (or other organizational) power and authority and all governmental licenses, authorizations, consents and approvals to own its assets and carry on its business;

(c) is duly qualified and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

(d) is in compliance with all Requirements of Law;

except, in each case referred to in clauses (a) (other than with respect to the Company), (b), (c) and (d), to the extent that the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.02 Corporate Authorization; No Contravention. The Transactions to be entered into by the Obligor are within its corporate or other organizational powers. The Transactions (including the execution, delivery and performance by the Obligor of each Loan Document to which it is a party) have been duly authorized by all necessary corporate or other organizational action of the Obligor, and do not and will not:

(a) contravene the terms of any of the Obligor’s Organization Documents;

(b) conflict with or result in any breach or contravention of, or result in or require the creation of any Lien under, any document evidencing any material Contractual Obligation to which the Obligor is a party, except for any breaches or contraventions which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect; or

(c) violate any Requirement of Law or any order, injunction, writ or decree of any Governmental Authority to which the Obligor or its property is subject, except to the extent that such violations, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the Transactions (including the execution, delivery or performance by, or enforcement against, the Obligor of each Loan Document to which it is a party), except such as have been obtained and are in full force and effect (including without limitation, the approval of the Department of Insurance of the jurisdiction of the domicile of the Insurance Subsidiaries).

Section 5.04 Binding Effect. This Agreement has been duly executed and delivered by the Company and constitutes, and each other Loan Document to which the Obligor is to be a party, when executed and delivered by the Obligor, will constitute, a legal, valid and binding obligation of the Company or the Obligor, as the case may be, in each case enforceable against the Company or the Obligor, as the case may be, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, regardless of whether considered in a proceeding in equity or in law.

Section 5.05 Litigation. Except as set forth on Schedule 5.05, there are no actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company or any of its Subsidiaries or any of their respective properties that: (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions (including the Transactions) contemplated hereby or thereby; or (b) individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document or directing that the transactions (including the Transactions) provided for herein or therein not be consummated as herein or therein provided.

Section 5.06 No Default. No Default or Event of Default has occurred and is continuing. Without limiting the foregoing, no Default would result from the consummation of the Transactions. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect that, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

Section 5.07 ERISA Compliance.

(a) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state law except to the extent that such non-compliance could not reasonably be expected to have a Material Adverse Effect. Each Plan that is intended to qualify under Section 401(a) of the Code has either (i) received a favorable determination letter from the IRS and to the knowledge of the Company, nothing has occurred which would reasonably be expected to cause the loss of such qualification or (ii) with respect to the Plans identified on Schedule 5.07, is in the process of requesting a favorable determination letter from the IRS as to its qualified status, and the Company is not aware of any fact or issue that would reasonably be expected to cause the IRS to fail to issue a favorable determination letter, except where such non-qualification could not reasonably be expected to have a Material Adverse Effect. The Company, its Subsidiaries and each ERISA Affiliate have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan, except where such lack of contribution or application for funding waiver could not reasonably be expected to have a Material Adverse Effect.

(b) Except as set forth on Schedule 5.07, there are no pending or, to the knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.

(c) Except for occurrences or circumstances that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect: (i) except as set forth on Schedule 5.07, since December 31, 2014, no ERISA Event has occurred or is reasonably expected to occur; (ii) except as set forth on Schedule 5.07, as of the Closing Date, no Single Employer Pension Plan has any Unfunded Pension Liability; (iii) the Unfunded Pension Liabilities, if any, of all Single Employer Pension Plans do not exceed, in the aggregate, $25,000,000; (iv) none of the Company, any of its Subsidiaries or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred that, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) none of the Company, any of its Subsidiaries or any ERISA Affiliate has knowingly engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

Section 5.08 Margin Regulations. Neither the Company nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. Margin Stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries. None of the proceeds of the Loans will be used to acquire Margin Stock. None of the transactions contemplated by this Agreement (including the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Exchange Act, or regulations issued pursuant thereto, or Regulation T, U or X of the FRB.

Section 5.09 Title to Properties. The Company and each Subsidiary have good legal title in fee simple or rights in and power to transfer, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for any failure to have such good title and any defects in title or interests as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Liens permitted under Section 7.02.

Section 5.10 Taxes.

(a) The Company and each of its Subsidiaries has timely filed all federal Tax and other material Tax returns and reports required to be filed, and has paid all federal Tax and other material Taxes levied or imposed upon it or its properties, income or assets that have become due and payable (including in its capacity as a withholding agent), except those that are (i) not more than 90 days overdue and not yet subject to penalties for failure to file or pay or (ii) being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with SAP or GAAP, as applicable (provided that such contest effectively suspends collection of the same and enforcement of any Lien securing the same). There is no current or proposed Tax audit, assessment, deficiency or other claim or proceeding against the Company or any Subsidiary that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(b) Except as could not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect (i) the Company and each of its Subsidiaries has made adequate provision in accordance with SAP or GAAP (as applicable) for all Taxes not yet due and payable and (ii) neither the Company nor any Subsidiary has ever participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4.

Section 5.11 Financial Condition.

(a) Each of (i) the audited consolidated financial statements of the Company and its Subsidiaries dated December 31, 2020, and the related consolidated statements of income, shareholders’ equity and cash flows for the Fiscal Year ended on that date, reported on by PricewaterhouseCoopers LLP, independent public accountants and (ii) the unaudited consolidated financial statements of the Company and its Subsidiaries dated June 30, 2021, and the related consolidated statements of income, shareholders’ equity and cash flows for the period ended on that date:

(i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject, in the case of such unaudited financial statements, to ordinary, good faith year end and audit adjustments and the absence of footnote disclosure;

(ii) fairly present in all material respects the financial condition, results of operations, cash flows and changes in shareholders’ equity of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

(iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof.

(b) Each of (x) the December 31, 2020 Annual Statement of each Insurance Subsidiary and (y) the June 30, 2021 Quarterly Statement of each Insurance Subsidiary (collectively, the “Historical Statutory Statements”):

(i) were prepared in accordance with SAP, except as may be reflected in the notes thereto and subject, with respect to the Quarterly Statements, to the absence of notes required by SAP and to normal year-end adjustments; and

(ii) were in all material respects, in compliance with applicable Requirements of Law when filed and present fairly in all material respects the financial condition of the respective Insurance Subsidiaries covered thereby as of the respective dates thereof and changes in Capital and Surplus of the respective Insurance Subsidiaries covered thereby for the respective periods then ended.

Except for liabilities and obligations disclosed or provided for in the Historical Statutory Statements (including, without limitation, reserves, policy and contract claims and statutory liabilities), no Insurance Subsidiary had, as of the date of its respective Historical Statutory Statements, any material liabilities or obligations of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due) that, in accordance with SAP, would have been required to have been disclosed or provided for in such Historical Statutory Statement.

(c) The financial projections, budgets and estimates are as to future events provided to the Agent prior to the date hereof have been prepared in good faith based upon assumptions that are believed by the preparer thereof to be reasonable at the time that they are provided to the Agent, it being understood and agreed that (i) financial projections, budgets and estimates are as to future events and are not to be viewed as facts, (ii) financial projections, budgets and estimates are subject to significant uncertainties and contingencies, many of which are beyond the Company’s control, (iii) no assurance can be given that any particular financial projections, budgets or estimates will be realized and (iv) actual results during the period or periods covered by any such projections, budgets or estimates may differ significantly from the projected, budgeted or estimated results and such differences may be material.

(d) Since December 31, 2020, there has been no material adverse change in the business, properties, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole.

Section 5.12 Environmental Matters. The Company and each of its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to own and operate their property or and to conduct its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and the Company and each of its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect. There have been no past, and there are no pending or, to the knowledge of the Company, threatened, Environmental Claims against the Company or any of its Subsidiaries, except for such Environmental Claims that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.13 Investment Company Act. None of the Company, any Person controlling the Company, or any Subsidiary, is (a) subject to regulation, or required to register, under the Investment Company Act of 1940 or (b) a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

Section 5.14 Equity Interests and Ownership.

(a) The Capital Stock of each of the Company and its Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 5.14(a), as of the Closing Date, there is no existing option, warrant, call, right, commitment or other agreement to which the Company or any of its Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of the Company or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by the Company or any of its Subsidiaries of any additional membership interests or other Capital Stock of the Company or any of its Subsidiaries or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of the Company or any of its Subsidiaries.

(b) Schedule 5.14(b) sets forth the name of, and the ownership interest of the Company (or the applicable Subsidiary) in, each of its Subsidiaries and identifies each Subsidiary that is a Foreign Subsidiary and/or an Insurance Subsidiary, in each case as of the Closing Date. All the Company’s Subsidiaries are, and will at all times be, fully consolidated in its consolidated financial statements.

Section 5.15 Insurance Licenses. No License of the Company or any Insurance Subsidiary, the loss of which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, is the subject of a proceeding for suspension or revocation. To the Company’s knowledge, there is no sustainable basis for such suspension or revocation, and no such suspension or revocation has been threatened by any Governmental Authority.

Section 5.16 Full Disclosure. All written Information (other than financial projections, budgets, estimates and information of a general economic or industry nature) provided to the Agent directly by or on behalf of the Company or its subsidiaries or affiliates to the Agent or the Lenders in connection with the Transactions was, as of the Second Amendment Effective Date and when taken as a whole (after giving effect to all supplements thereto), correct in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made.

Section 5.17 [Reserved].

Section 5.18 [Reserved].

Section 5.19 Insurance. Other than as could not reasonably be expected to have a Material Adverse Effect, the insurance maintained by or reserved on the books of the Company and its Subsidiaries is sufficient to protect the Company and its Subsidiaries and their respective directors and officers against such risks as are usually insured against in accordance with industry practice by companies in the same or similar business.

Section 5.20 OFAC; Anti-Terrorism Laws; Anti-Corruption Laws; PATRIOT Act.

(a) None of the Obligor or its Subsidiaries and, to the knowledge of senior management of the Obligor, none of its controlled Affiliates and none of the respective officers, directors, brokers or agents of the Obligor (with respect to brokers and agents, acting at the direction of or on behalf of the Obligor), such Subsidiary or controlled Affiliate (i) has violated or is in violation of any applicable Anti-Money Laundering Law or Anti-Corruption Law or (ii) has engaged or engages in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in any applicable law, regulation or other binding measure implementing the “Forty Recommendations” and “Nine Special Recommendations” published by the Organisation for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering.

(b) None of the Obligor or its Subsidiaries and, to the knowledge of senior management of the Obligor, none of its controlled Affiliates and none of the respective officers, directors, brokers or agents of the Obligor (with respect to brokers and agents, acting at the direction of or on behalf of the Obligor), such Subsidiary or such controlled Affiliate that is acting or benefiting in any capacity in connection with the Loans (i) is an Embargoed Person or (ii) except as otherwise authorized by OFAC, otherwise permitted for U.S. persons by a U.S. Governmental Authority or by any rule, regulation or order of a U.S. Governmental Authority, will use any proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Person for the purpose of financing the activities of or with any Person or in any country or territory that, at the time of funding or facilitation, is an Embargoed Person.

(c) Except as otherwise authorized by OFAC, none of the Obligor or its Subsidiaries and, to the knowledge of senior management of the Obligor, none of its controlled Affiliates and none of the respective officers, directors, brokers or agents of the Obligor (with respect to brokers and agents, acting at the direction of or on behalf of the Obligor), such Subsidiary or such controlled Affiliate acting or benefiting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any applicable Economic Sanctions Laws or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the applicable prohibitions set forth in any Economic Sanctions Laws.

Section 5.21 Surplus Debenture Interest and Dividends. The Company has not received any notice from NAIC, any other Governmental Authority or any other insurance regulatory authority that its Insurance Subsidiaries will not be permitted to pay dividends or Surplus Debenture interest, and has no reason to believe that such notice is forthcoming, in each case except for notices which could not reasonable be expected to have a Material Adverse Effect.

ARTICLE 6. AFFIRMATIVE COVENANTS

Until all principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full (other than unmatured, surviving contingent indemnification obligations not yet due and payable), all Commitments have been terminated and all Letters of Credit have been cancelled or have expired, the Company covenants and agrees with the Lenders that:

Section 6.01 Financial Statements. The Company shall deliver to the Agent and each Lender:

(a) promptly upon filing thereof with the SEC (including as part of a Form 10-K) but not later than 90 days after the end of each Fiscal Year, copies of the audited consolidated balance sheet of the Company as at the end of such year and the related audited consolidated statements of operations, shareholders’ equity and cash flows for such year, setting forth in comparative form the figures for the previous Fiscal Year, and accompanied by the opinion of PricewaterhouseCoopers LLP or another nationally-recognized independent public accounting firm (“Independent Auditor”), which opinion shall state that such audited consolidated financial statements present fairly in all material respects the financial position and result of operations of the Company and its Subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years, except as stated therein. Such opinion shall be without a “going concern” or like qualification and shall not be qualified as to scope;

(b) promptly upon filing thereof with the SEC (including as part of a Form 10-Q) but not later than 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, copies of the condensed unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related condensed unaudited consolidated statements of operations, shareholders’ equity and cash flows for the period commencing on the first day and ending on the last day of such quarter and for the then elapsed portion of such Fiscal Year, setting forth in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, and certified by a Responsible Officer as fairly presenting in all material respects, in accordance with GAAP (subject to the absence of footnotes and year-end audit adjustments), the financial position, the results of operations and cash flows of the Company and the Subsidiaries;

(c) as soon as available but not later than 90 days (or, in the case of the Annual Statement prepared on a combined basis, 100 days) after the close of each Fiscal Year of each Insurance Subsidiary, copies of the unaudited Annual Statement of such Insurance Subsidiary on a stand-alone basis and on a combined basis for all Insurance Subsidiaries, the stand-alone Annual Statement to be certified by a Responsible Officer of such Insurance Subsidiary, all such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein and, if required by the applicable Governmental Authority, audited and certified by independent certified public accountants of recognized national standing (such audited Annual Statement to be delivered as soon as available but not later than June 15 of each Fiscal Year of such Insurance Subsidiary);

(d) as soon as available but not later than 75 days (or, in the case of the Quarterly Statement prepared on a combined basis, 90 days) after the close of each of the first three Fiscal Quarters of each Fiscal Year of each Insurance Subsidiary, copies of the Quarterly Statement of such Insurance Subsidiary on a stand-alone basis and on a combined basis for all Insurance Subsidiaries, the stand-alone Quarterly Statement to be certified by a Responsible Officer of such Insurance Subsidiary, all such statements to be prepared in accordance with SAP consistently applied through the period reflected therein;

(e) promptly following the delivery to or receipt by the Company or any of its Subsidiaries of (i) any regular or periodic final Triennial Examination Reports, and (ii) in each case to the extent the content thereof could reasonably be expected to result in a Material Adverse Effect, any risk adjusted capital reports or results of any market conduct examination or examination by any Department or the NAIC of the financial condition and operations of, or any notice of any assertion as to violation of any Requirement of Law by, any Insurance Subsidiary, or any other report with respect to any Insurance Subsidiary (including any summary report from the NAIC with respect to the performance of such Insurance Subsidiary as measured against the ratios and other financial measurements developed by the NAIC under its Insurance Regulatory Information System as in effect from time to time) that could reasonably be expected to result in a Material Adverse Effect; and

(f) within 100 days after the close of each Fiscal Year of each Insurance Subsidiary, a copy of the “Statement of Actuarial Opinion” and “Management Discussion and Analysis” for each such Insurance Subsidiary that is provided to the applicable Department (or equivalent information should such Department no longer require such a statement) as to the adequacy of reserves of such Insurance Subsidiary, such opinion to be in the format prescribed by the insurance code of the state of domicile of such Insurance Subsidiary.

Section 6.02 Certificates; Other Information.

The Company shall furnish to the Agent, for further distribution to each Lender:

(a) concurrently with the delivery of the financial statements referred to in Section 6.01(a) and Section 6.01(b), a Compliance Certificate executed by a Responsible Officer;

(b) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of the Independent Auditor that reported on such financial statements stating (i) whether during the course of its examination of such financial statements it obtained knowledge of any Default relating to accounting matters (which certificate may be limited to the extent required by auditing rules or guidelines), (ii) if a Default relating to accounting matters has come to its attention, specifying the nature and period of existence thereof and (iii) stating whether or not, based on its audit examination, anything has come to its attention that causes them to believe that the matters set forth in Schedule 3 to the Compliance Certificate delivered pursuant to Section 6.02(a) for the applicable Fiscal Year to the extent such matters relate to accounting are not stated in accordance with the terms of this Agreement;

(c) promptly upon receipt thereof, copies of all final reports submitted to the Company by independent public accountants in connection with each annual, interim or special audit of the financial statements of the Company made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit;

(d) promptly, copies of all Forms 10-K and 10-Q that the Company or any Subsidiary may file with the SEC, all financial statements and reports that the Company sends to its shareholders and copies of all other financial statements and regular, periodic or special reports (including Form 8-K) that the Company or any Subsidiary may make to, or file with, the SEC;

(e) [Reserved];

(f) promptly and in any event within three Business Days after the publication thereof, notification of any changes after the date hereof in any rating given by S&P, Moody’s, Fitch or A.M. Best in respect of the Company, any of its Subsidiaries or any of their Indebtedness or securities;

(g) to the extent not otherwise provided under Section 6.01 or Section 6.02, promptly upon receipt thereof, or delivery thereof by the Company or any Subsidiary, as applicable, a copy of any written communication addressed to the Company or any of its Subsidiaries setting forth or relating to the Company’s and its Subsidiaries’ operations that may reasonably be expected to be materially adverse to the interests of the Company, such Subsidiary or the Lenders delivered to or received from S&P, Moody’s, Fitch or A.M. Best or any other rating agency;

(h) [reserved];

(i) [reserved]; and

(j) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, or compliance with the terms of any Loan Document, as the Agent, for itself or at the request of any Lender, may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01, Section 6.02 or Section 6.03 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Company’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent) or (iii) on which such documents are made publicly available at www.sec.gov; provided that, with respect to clause (ii) and (iii) of this paragraph, the Company shall notify (which may be by facsimile or electronic mail) the Agent of the posting of any such documents and, solely with respect to clause (ii), provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Except for Compliance Certificates, the Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Company hereby acknowledges that (a) the Agent will make available information and projections (collectively, “Company Materials”) to the Lenders by posting the Company Materials on IntraLinks or another similar secure electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Company, its Subsidiaries or their respective securities) (each, a “Public Lender”).

The Company hereby agrees that (w) it will use commercially reasonable efforts to identify that portion of the Company Materials that may be distributed to the Public Lenders and that all such Company Materials shall be clearly and conspicuously marked “PUBLIC,” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Company Materials “PUBLIC,” the Company shall be deemed to have authorized the Agent and the Lenders to treat such Company Materials as not containing any material non-public information with respect to the Company, its Subsidiaries or their respective securities for purposes of United States federal and state securities laws, it being understood that such Company Materials are subject to Section 10.08; (y) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Lender”; and (z) the Agent shall be entitled to treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Lender.”

Section 6.03 Notices. The Company shall promptly notify the Agent:

(a) as soon as possible after a Responsible Officer knows thereof, of the occurrence of any Default;

(b) of any matter that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect, including any of the following that could reasonably be expected to have a Material Adverse Effect: (i) any breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; (iii) the commencement of, or any material development in, any litigation (including any governmental proceeding or arbitration proceeding), tax audit or investigative proceeding, claim, lawsuit, and/or investigation against or involving the Company or any of its Subsidiaries or any of its or their businesses or operations, including pursuant to any applicable Environmental Laws; (iv) the expiration without renewal, revocation, suspension or restriction of, or the institution of any proceedings to revoke, suspend or restrict, any License now or hereafter held by any Insurance Subsidiary that is required to conduct insurance business in compliance with all applicable laws and regulations; (v) the institution of any disciplinary proceedings against or in respect of any Insurance Subsidiary, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority; or (vi) the issuance or adoption of any judicial or administrative order limiting or controlling the insurance business of any Insurance Subsidiary (and not the insurance industry generally);

(c) of the filing or commencement of, or the occurrence of any development in, any litigation or proceeding that seeks to enjoin, prohibit, discontinue or otherwise impacts (i) the validity or enforceability of this Agreement or any of the other Loan Documents or (ii) the transactions contemplated hereby or thereby and, in the case of clause (ii), that could reasonably be expected to have a Material Adverse Effect;

(d) of the occurrence of any of the following events affecting the Company, any of its Subsidiaries or any ERISA Affiliate (but in no event more than 10 days after such event) and deliver to the Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company, any of its Subsidiaries or any ERISA Affiliate with respect to such event:

(i) an ERISA Event; or

(ii) a material increase in the Unfunded Pension Liabilities of any Pension Plan;

(iii) the adoption of or the commencement of contributions to any Plan subject to Title IV of ERISA or Section 412 of the Code by the Company, any of its Subsidiaries or any ERISA Affiliate; or

(iv) the adoption of any amendment to a Plan subject to Title IV of ERISA or Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability;

provided that no such notice will be required under this Section 6.03(d) with respect to the occurrence of any such event if such occurrence does not result in, and is not reasonably expected to result in, any liability to the Company, any of its Subsidiaries or any ERISA Affiliate of more than $25,000,000 in the aggregate; and

(e) of any material change in accounting policies or financial reporting practices by the Company or any of its Subsidiaries.

Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under Section 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or reasonably foreseeably will be) breached or violated.

Section 6.04 Preservation of Corporate Existence, Etc. The Company shall, and shall cause each Subsidiary to (except as permitted by Section 7.03 or Section 7.07):

(a) preserve and maintain in full force and effect its existence and good standing under the laws of its state or jurisdiction of incorporation or organization, as applicable; provided no Subsidiary (other than the Company) shall be required to preserve any such existence or good standing if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof could not reasonably be expected to result in a Material Adverse Effect; and

(b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business, except, in the case of this clause (b), where such failure to preserve and maintain could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.05 Insurance. The Company shall, and shall cause each Subsidiary to, maintain with financially sound and reputable independent insurers insurance against losses or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Company and its Subsidiaries) as are customarily carried under similar circumstances by such other Persons, except where such failure to maintain such insurance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.06 Payment of Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all of the following: all federal Tax and other material Tax liabilities imposed upon it or its material properties or assets, unless the same (a) are not overdue for a period of more than 90 days and not yet subject to penalties for failure to pay or (b) are being contested in good faith by appropriate proceedings and adequate reserves in accordance with SAP or GAAP (as applicable)

are being maintained by the Company or such Subsidiary and such contest effectively suspends collection of the same and the enforcement of any Lien securing the same.

Section 6.07 Compliance with Laws. The Company shall, and shall cause each Subsidiary to, comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act, the Patriot Act and all applicable Environmental Laws), except (i) for such noncompliance that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) as may be contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP.

Section 6.08 Compliance with ERISA. The Company shall, and shall cause each of its Subsidiaries and ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan that is qualified under Section 401(a) of the Code to maintain such qualification, and (c) make all required contributions to any Plan subject to Section 412 of the Code, except where such failure to maintain as set forth in (a) or (b) or to make contributions as set forth in (c) could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

Section 6.09 Inspection of Property and Books and Records. The Company shall, and shall cause each Subsidiary to, maintain proper books of record and account, in which full, true and correct entries in all material respects in conformity with GAAP or SAP, as applicable, consistently applied (except as stated therein) shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. Unless an Event of Default has occurred and is continuing, not more than once per fiscal year, the Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or its designees, at the Company’s expense, to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at such reasonable times during normal business hours, upon reasonable advance notice to the Company; provided that members of senior management will be notified and permitted to be present during any such meetings; and provided, further, that when an Event of Default exists the Agent or any Lender (through coordination with the Agent) may do any of the foregoing at any time during normal business hours and without advance notice; provided that the Company shall not be required to reimburse the costs of any Lender for more than one visit per Fiscal Quarter.

Section 6.10 [Reserved].

Section 6.11 Use of Proceeds. The proceeds of the Revolving Loans shall be used for the working capital and general corporate purposes of the Company.

Section 6.12 [Reserved].

Section 6.13 Further Assurances. Promptly upon request by the Agent, or any Lender through the Agent, (i) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Agent, or any Lender through the Agent, may reasonably require from time to time to give effect to the rights granted or now or hereafter intended to be granted to the Credit Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which the Company or any of its Subsidiaries is or is to be a party.

Section 6.14 Maintenance of Ratings. Use commercially reasonable efforts to maintain a rating an unsecured debt rating and a corporate family credit rating (but no specific rating) of the Company by each of S&P and Moody’s.

Section 6.15 [Reserved].

Section 6.16 Maintenance of Properties. The Company and each Subsidiary will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of the Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

ARTICLE 7. NEGATIVE COVENANTS

Until all principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full (other than unmatured, surviving contingent indemnification obligations not yet due and payable), all Commitments have been terminated and all Letters of Credit have been cancelled or have expired, the Company covenants and agrees with the Lenders that:

Section 7.01 Limitation on Subsidiary Debt. The Company will not permit any of its Subsidiaries to create, assume, incur or otherwise become liable for or suffer to exist any Indebtedness (any Indebtedness of a Subsidiary of the Company, “Subsidiary Debt”), other than such Subsidiary Debt that is:

(a) Indebtedness of a Person existing at the time it is merged, combined or amalgamated with or into or consolidated with or into any such Subsidiary or at the time of a sale, lease or other disposition of the properties and assets of such Person (or a division thereof) as an entirety or substantially as an entirety to any such Subsidiary and is assumed by such Subsidiary; provided that any Indebtedness was not incurred in contemplation thereof and is not Guaranteed by any other such Subsidiary (other than any Guarantee existing at the time of such merger, consolidation or sale, lease or other disposition of properties and assets and that was not issued in contemplation thereof);

(b) Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company; provided that any Indebtedness was not incurred in contemplation thereof;

(c) Indebtedness owed to the Company or any Subsidiary of the Company;

(d) Indebtedness or Guarantees in respect of netting services, business credit card programs, overdraft protection and other treasury, depository and cash management services or incurred in connection with any automated clearing-house transfers of funds or other fund transfer or payment processing services;

(e) Indebtedness or Guarantees arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that any such Indebtedness or Guarantee is extinguished within five business days within its incurrence;

(f) reimbursement obligations incurred in the ordinary course of business;

(g) client advances and deposits received in the ordinary course of business;

(h) Indebtedness or Guarantees incurred (i) in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations, (ii) in connection with the financing of insurance premiums or self-insurance obligations or take-or- pay obligations contained in supply agreements, and (iii) in respect of guarantees, warranty or contractual service obligations, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit and banker’s acceptances for operating purposes or to secure any Indebtedness or other obligations referred to in clauses (a) through (g) or this clause (h), payment (other than for payment of Indebtedness) and completion guarantees, in each case provided or incurred (including Guarantees thereof) in the ordinary course of business; or

(i) (i) Indebtedness outstanding on the Second Amendment Effective Date and (ii) any Permitted Refinancing Indebtedness in exchange for or the net proceeds of which are used to renew, refund, replace, defease or discharge any Indebtedness existing on the Second Amendment Effective Date or Indebtedness referred to in clauses (a) or (b) above;

(j) Indebtedness under Permitted Swap Obligations;

(k) [Reserved];

(l) any Surplus Debentures issued by any Insurance Subsidiary to the Company or any of its Subsidiaries that remain outstanding on the Closing Date, and extensions, renewals or replacements thereof;

(m) Permitted Transactions entered into by Insurance Subsidiaries in connection with Permitted Portfolio Investments;

(n) non-recourse Indebtedness of Insurance Subsidiaries incurred in the ordinary course of business (x) existing or arising under Swap Contracts entered into by Insurance Subsidiaries or (y) resulting from the sale or securitization of non-admitted assets, policy loans, CBOs and CMOs;

(o) [Reserved];

(p) Indebtedness in respect of letters of credit issued in connection with reinsurance transactions entered into in the ordinary course of business; and

(q) such other Indebtedness incurred by a Subsidiary of the Company up to an aggregate principal amount outstanding, that when taken together with the principal amount of all Indebtedness then outstanding secured by Liens permitted pursuant to Section 7.02(cc), does not exceed the greater of (i) $200,000,000 and (ii) 7.5% of Consolidated Net Worth.

Section 7.02 Liens. The Company shall not, and shall not permit any of its Subsidiaries to, create, assume or suffer to exist any Lien on any property now owned or hereafter acquired by it, except for the following:

(a) Liens on the assets of any Subsidiary securing Indebtedness of such Subsidiary that is permitted pursuant to clauses (a) through (n) and clause (p) of Section 7.01;

(b) Liens on assets of Insurance Subsidiaries or the Company securing obligations under transactions entered into in connection with Permitted Portfolio Investments;

(c) [Reserved];

(d) Liens (i) for Taxes, assessments or other governmental charges that are not overdue for more than 90 days and not yet subject to penalties for failure to pay or (ii) for Taxes, assessments or other governmental charges being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

(e) Liens existing on the date hereof and listed in Schedule 7.02, including extensions, renewals and replacements of such Liens; provided that (i) such Lien shall not apply to any additional property (other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the document creating such Lien) and (ii) the Indebtedness secured thereby is not increased except as otherwise permitted under Section 7.01 (in which case the portion representing any additional increase must be permitted by another paragraph of this Section 7.02);

(f) (i) Liens incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds and (ii) [reserved];

(g) (i) Liens of attorneys retained by the Company on a contingency fee basis and (ii) Liens of mechanics, carriers, warehousemen and materialmen and other like Liens imposed by law and arising in the ordinary course of business in respect of obligations that in the case of clause (ii) hereof are not overdue for more than 60 days or that are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

(h) Liens arising in the ordinary course of business for sums being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP, or for sums not due, and in either case not involving any deposits or advances for borrowed money or the deferred purchase price of property or services;

(i) [Reserved];

(j) minor survey exceptions, ground leases, easements, rights of way, minor encroachments, protrusions, municipal and zoning and building ordinances and similar charges, encumbrances, title defects or other irregularities, governmental restrictions on the use of property or conduct of business, and Liens in favor of governmental authorities and public utilities, that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries, taken as a whole;

(k) Liens on property of the Company and its Subsidiaries in favor of landlords securing licenses, subleases or leases of property not otherwise prohibited hereunder;

(l) licenses, leases or subleases permitted hereunder granted to others not materially interfering in any material respect in the business of the Company and its Subsidiaries;

(m) attachment or judgment Liens not constituting an Event of Default under Section 8.01(i) and Liens securing appeal or surety bonds related to such judgment, so long as any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(n) Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases or consignment arrangements entered into by the Company and its Subsidiaries in the ordinary course of business;

(o) [Reserved];

(p) [Reserved];

(q) any Lien on any asset of any Person existing at the time such Person becomes a Subsidiary of the Company, is merged or consolidated with or into the Company or a Subsidiary of the Company and not created in contemplation of such event;

(r) Liens on any cash earnest money deposit made by the Company or any Subsidiary in connection with any letter of intent or acquisition agreement;

(s) Liens incurred in connection with the collection or disposition of delinquent accounts receivable in the ordinary course of business;

(t) Liens in favor of or required by a Governmental Authority to secure payments under any contract or statute, or to secure debts incurred in financing the acquisition or construction of or improvements or alterations to property subject thereto;

(u) Liens in favor of any customer arising in respect of and not exceeding the amount of performance deposits and partial, progress, advance or other payments by that customer for goods produced or services rendered to that customer in the ordinary course of business and consignment arrangements (whether as consignor or as consignee) or similar arrangements for the sale or purchase of goods in the ordinary course of business;

(v) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing or effecting a satisfaction and discharge of any Indebtedness of the Company or any of its Subsidiaries, and legal or equitable encumbrances deemed to exist by reason of negative pledges;

(w) Liens to secure the performance of bids, trade or commercial contracts, government contracts, purchase, construction, sales and servicing contracts (including utility contracts), leases, statutory obligations, surety, stay, customs, revenue and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and to secure letters of credit, Guarantees, bonds or other sureties given in connection with the foregoing or in connection with workers’ compensation, unemployment insurance, general insurance and other insurance laws and old age pensions and or other types of social security or retirement or similar laws and regulations;

(x) Liens on stock, partnership or other equity interests in any joint venture of the Company or any of its Subsidiaries or in any Subsidiary of the Company that owns an equity interest in a joint venture to secure Indebtedness contributed or advanced solely to that joint venture; provided that, in each case, the obligations secured by such Lien are not secured by a Lien on any other property of the Company or any Subsidiary of the Company;

(y) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(z) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business;

(aa) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(bb) [Reserved]; and

(cc) any other Liens securing obligations up to an aggregate amount outstanding, that when taken together with the principal amount of all Indebtedness incurred and then outstanding pursuant to Section 7.01(q), does not exceed the greater of (i) $200,000,000 and (ii) 7.5% of Consolidated Net Worth.

Section 7.03 Disposition of Assets.

The Company shall not, and shall not permit any of its Subsidiaries to Dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable with or without recourse and Capital Stock of any Subsidiary whether newly issued or otherwise), except:

(a) (i) Dispositions of inventory and equipment in the ordinary course of business and (ii) Dispositions of Cash Equivalents;

(b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

(c) Dispositions of Investments by any Insurance Subsidiary (other than any of its Investments in Subsidiaries engaged in insurance lines of business) and Dispositions by the Company of Investments, in each case, in the ordinary course of business consistent with past practices of the Company and its Subsidiaries taken as a whole and the investment policy approved by the board of directors of such Insurance Subsidiary or the Company, as the case may be;

(d) Dispositions by the Company or any Subsidiary to the Company or any Subsidiary;

(e) [Reserved];

(f) obsolete, surplus or worn out property disposed of by the Company or any of its Subsidiaries in the ordinary course of business and consistent with past practices of the Company and its Subsidiaries;

(g) transfers resulting from any casualty or condemnation of property or assets;

(h) licenses or sublicenses of intellectual property and general intangibles and licenses, leases or subleases of other property in the ordinary course of business and consistent with the past practices of the Company and its Subsidiaries and which do not materially interfere with the business of the Company and its Subsidiaries;

(i) Dispositions consisting of mergers, amalgamations and consolidations among the Company and its Subsidiaries, or of any liquidation, winding up or dissolution of any Subsidiary, in each case to the extent permitted by Section 7.07;

(j) Dispositions of shares of Capital Stock in order to qualify members of the board of directors or equivalent governing body of a Subsidiary or such other nominal shares required to be held other than by the Company or such Subsidiary, as required by applicable law;

(k) the sale, discount, forgiveness or other compromise of notes or other accounts in the ordinary course of business or in connection with collection thereof;

(l) issuances of Capital Stock (i) by the Company, (ii) by a directly or indirectly Wholly-Owned Subsidiary of the Company to the Company or to one or more Wholly-Owned Subsidiaries of the Company or (iii) by a non-Wholly-Owned Subsidiary of the Company to the respective equity holders of such non-Wholly-Owned Subsidiary, on a pro rata basis;

(m) the sale and leaseback of the Company’s headquarters located in Carmel, Indiana, on fair and reasonable terms (as certified to the Agent in writing by a Responsible Officer of the Company);
(n) Dispositions required by any regulation or order of any ~~Government~~Governmental Authority; and

(o) Dispositions not otherwise permitted hereunder; provided that the aggregate value of all assets or property subject to any such Disposition (in a single transaction or series of related transactions) in reliance with this Section 7.03(o) shall not exceed 15% of Consolidated Net Worth (after giving after pro forma effect to such Disposition).

Section 7.04 [Reserved].

Section 7.05 Transactions with Affiliates. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, other than

(a) transactions no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of the Company or such Subsidiary,
(b) insurance transactions, intercompany pooling and other reinsurance transactions entered into in the ordinary course of business and consistent with past practice,

(c) transactions between or among the Company and its Subsidiaries and between or among Subsidiaries,

(d) [Reserved],

(e) [Reserved],
(f) arrangements for indemnification payments for directors and officers of the Company and its Subsidiaries,
(g) intercompany transactions between or among the Company and its Subsidiaries and between or among Subsidiaries, relating to the (i) provision of management services and other corporate overhead services, (ii) provision of personnel to other locations within the Company’s consolidated group on a temporary basis and (iii) provision, purchase or lease of services, operational support, assets, equipment, data, information and technology, that, in the case of any such intercompany transaction referred to in this clause (g), are subject to reasonable reimbursement or cost-sharing arrangements (as determined in good faith by the Company), which reimbursement or cost-sharing arrangements may be effected through transfers of cash or other assets or through book-entry credits or debits made on the ledgers of each involved Subsidiary; provided that any such intercompany transaction is either (1) entered into in the ordinary course of business or (2) otherwise entered into pursuant to the reasonable requirements of the business of the Company and the Subsidiaries,

(h) ordinary course business transactions (other than transactions of the type described in clause (c) or (g) above) that (i) do not involve the sale, transfer or other Disposition of operations or assets and (ii) do not adversely affect the Lenders, and

(i) loans, Investments and guarantees among the Company and the Subsidiaries to the extent permitted under Article 7 in the ordinary course of business of the respective parties.

Section 7.06 Change in Business. The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line business that is substantially different than the businesses conducted by the Company and its Subsidiaries on the date of this Agreement or any business substantially related, incidental or complementary thereto as reasonably determined by the board of directors of the Company.

Section 7.07 Fundamental Changes.

(a) The Company shall not, and shall not suffer or permit any of its Subsidiaries to, enter into any merger, consolidation, amalgamation, or sale of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except

(i) in connection with a Disposition of a Subsidiary otherwise permitted by Section 7.03 and

(ii) if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing,

(A) any Subsidiary may merge, consolidate or amalgamate into the Company in a transaction in which the Company is the surviving corporation,

(B) any two Subsidiaries may merge, consolidate or amalgamate, and

(C) any Subsidiary may liquidate, wind up or dissolve so long as the assets of such Subsidiary is distributed to the Company or any of its Subsidiaries.

(b) The Company shall not reorganize, reincorporate or otherwise change its jurisdiction of formation or organization unless the Company is reorganized, reincorporated or otherwise organized under the laws of the United States of America, any State thereof, the District of Columbia or any other jurisdiction within the United States of America.

Section 7.08 [Reserved].

Section 7.09 [Reserved].

Section 7.10 [Reserved].

Section 7.11 Debt to Total Capitalization Ratio. The Company shall maintain at all times a Debt to Total Capitalization Ratio of not more than 35.0%.

Section 7.12 Minimum Consolidated Net Worth. The Company shall maintain at all times Consolidated Net Worth equal to not less than the sum of (a) $2,674,000,000 plus (b) an amount equal to 25% of the Net Equity Proceeds received by the Company from the issuance and sale of Equity Interests of the Company, including the conversion of debt securities of the Company into Equity Interests after the first fiscal quarter after the Closing Date.

Section 7.13 [Reserved].

Section 7.14 [Reserved].

Section 7.15 [Reserved].

Section 7.16 [Reserved].

Section 7.17 Restrictive Agreements. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition on

(a) [Reserved];

(b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Capital Stock or to make, repay or prepay loans or advances to the Company or any other Subsidiary or to Dispose of assets to the Company or any other Subsidiary; provided that
(i) the foregoing shall not apply to restrictions and conditions imposed by applicable law (including pursuant to regulatory restrictions) or imposed by any Governmental Authority,

(ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof and identified on Schedule 7.17 (but shall apply to any amendment or modification, or any extension or renewal, of any such restriction or condition that has the effect of making such restriction or condition materially more restrictive),
(iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets or property of the Company or any Subsidiary pending such sale; provided that such restrictions and conditions apply only to the Subsidiary or assets or property that is to be sold and such sale is permitted hereunder,

(iv) the foregoing shall not apply to restrictions that are not more restrictive than those contained in this Agreement contained in any documents governing any Indebtedness permitted by this Agreement,

(v) this Section shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness (including Capitalized Lease Liabilities and Purchase Money Debt) permitted by this Agreement if such restrictions or conditions apply only to the collateral securing such Indebtedness,

(vi) this Section shall not apply to customary provisions in leases or licenses or other contracts and agreements restricting the assignment, subletting or sublicensing thereof and

(vii) this Section shall not apply to

(A) any Subsidiary that is not a Wholly-Owned Subsidiary with respect to restrictions and conditions imposed by such Subsidiary’s organizational documents or any related joint venture or similar agreement so long as any such restriction or condition applies only to such Subsidiary and to any Equity Interests in such Subsidiary,

(B) restrictions and conditions imposed on any Subsidiary in existence at the time such Subsidiary became a Subsidiary (but shall apply to any amendment or modification expanding the scope of any such restriction or condition which makes such restrictions and conditions, taken as a whole, materially more restrictive); provided that such restrictions and conditions (A) apply only to such Subsidiary and (B) were not imposed in anticipation of the Facilities,

(C) customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, including with respect to intellectual property and other agreements, in each case entered into in the ordinary course of business; provided that such provisions apply only to the assets that are the subject of such lease, sub-lease, license, sub-license or other agreement and shall not apply to any other assets of the Company or any Subsidiary and

(D) restrictions on pledging joint venture interests included in customary provisions in joint venture agreements or arrangements and other agreements and other similar agreements applicable to joint ventures.

Section 7.18 [Reserved].

Section 7.19 Changes in Fiscal Year.

The Company shall not, and shall not permit any of its Subsidiaries to change the last day of its fiscal year from December 31 of each year.

ARTICLE 8. EVENTS OF DEFAULT

Section 8.01 Events of Default. Each of the following shall constitute an “Event of Default”:

(a) Non-Payment. The Company fails to pay (i) when and as required to be paid herein, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, any amount of principal of any Loan, or (ii) within five (5) days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

(b) Representation or Warranty. Any representation or warranty by the Company or any of its Subsidiaries made or deemed made herein or in connection with any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or contained in any certificate, document or financial or other statement by the Company, any Subsidiary or any Responsible Officer, furnished at any time in connection with this Agreement or in connection with any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, is incorrect in any material respect on or as of the date made or deemed made; or

(c) Specific Defaults. The Company or any of its Subsidiaries fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), Section 6.04(a) (with respect to the Company’s corporate existence) or Article 7, or

(d) Other Defaults. The Company or any of its Subsidiaries fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to the Company by the Agent or the Required Lenders; or

(e) Cross-Default.
(i) The Company or any Subsidiary

(A) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts), having an aggregate principal amount of more than $75,000,000 (in the aggregate for all such Indebtedness and Contingent Obligations), when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or
(B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness (and, solely in the case of a failure to comply with any financial statement or other information delivery or reporting requirement or in the case of the entry of any judgment or decree, so long as such judgment or decree constitutes a Default but not an Event of Default under Section 8.01(i), such failure or event continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure or event) if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable prior to its stated maturity, or, in the case of any such Indebtedness consisting of Contingent Obligations, to become payable or cash collateral in respect thereof to be demanded; or

(ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (x) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (y) any Termination Event (as so defined) as to which the Company or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $75,000,000 (in the aggregate for all such Swap Contracts); or

(f) Insolvency; Voluntary Proceedings. The Company or any Significant Subsidiary (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; (iv) applies for or consents to the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or for a substantial part of its assets, or (v) takes any action to effectuate or authorize any of the foregoing; or

(g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Significant Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company’s or any Significant Subsidiary’s properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Significant Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; (iii) the Company or any Significant Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or (iv) the Company or any Significant Subsidiary shall become subject to any conservation, rehabilitation or liquidation order, directive or mandate issued by any Governmental Authority; or

(h) Pension Plans and Welfare Plans. With respect to any Single Employer Pension Plan or Multiemployer Plan, any ERISA Event has occurred that could reasonably be expected to result in the incurrence of liability by the Company, any of its Subsidiaries or any ERISA Affiliate or steps are taken to terminate any Multiemployer Plan and such steps could reasonably be expected to result in any liability of the Company, any of its Subsidiaries or any ERISA Affiliate, where in any event, individually or in the aggregate, the liability incurred by the Company and its Subsidiaries would have a Material Adverse Effect; or

(i) Material Judgments. One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has not denied coverage) of $75,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof, or any action shall be taken by a judgment creditor to attach or levy upon any asset of the Company or any of its Subsidiaries to enforce any such judgment or decree; or

(j) Material Regulatory Matters. At any time the Financial Strength Rating Condition is not satisfied, (i) any Insurance Subsidiary shall not make a scheduled payment of interest or principal on any surplus note or similar form of indebtedness (due to actions of any Governmental Authority or otherwise), (ii) any Insurance Subsidiary’s ability to pay fees to its Affiliates under existing agreements (or extensions of existing agreements) shall be restricted (due to actions of any Governmental Authority or otherwise) or (iii) in any Fiscal Year, an Insurance Subsidiary’s ability to pay dividends to its stockholders is restricted in any manner (due to actions of any Governmental Authority or otherwise), other than by restrictions relating to dividends that apply generally to other insurance companies domiciled in the Insurance Subsidiary’s state of domicile under the insurance law of the state, and (1) in the cases of clauses (i) through (iii) above, such event or condition, together with all other such events or conditions, could reasonably be expected to have a Material Adverse Effect and (2) in each case, such event or condition was not in effect as of the date hereof; or

(k) Change of Control. There occurs any Change of Control; or

(l) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations, ceases to be in full force and effect; or the Obligor contests in writing the validity or enforceability of any provision of any Loan Document; or the Obligor denies in writing that it has any or further liability or obligation under any material provision of any Loan Document, or purports to revoke, terminate or rescind any material provision of any Loan Document.

Section 8.02 Remedies. If any Event of Default shall have occurred and be continuing, the Agent shall, at the request of, or may, with the consent of, the Required Lenders,

(a) declare the obligation of each Lender to make extensions or conversions of the Loans to be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, whereupon such Loans, all interest accrued and unpaid thereon and all other amounts owing or payable hereunder or under any other Loan Document shall become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

(c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided that upon the occurrence of any event specified in Section 8.01(f) or Section 8.01(g) (upon the expiration of the 60-day period mentioned therein, if applicable), the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company.

Section 8.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

ARTICLE 9. THE AGENT

Section 9.01 Appointment and Authority. Each of the Lenders hereby irrevocably appoints KeyBank to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agent and the Lenders, and neither the Company nor any Subsidiary shall have rights as a third party beneficiary of any of such provisions.

Section 9.02 Rights as a Lender. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.03 Exculpatory Provisions. No Agent-Related Person shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the no Agent-Related Person:

(a) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that, with respect to the Agent, is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that no Agent-Related Person shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent-Related Person to liability or that is contrary to any Loan Document or applicable law; and

(c) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, shall be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent, any Agent-Related Person or any of their respective Affiliates in any capacity.

No Agent-Related Person shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent-Related Person shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.02 and 10.01) or (ii) in the absence of such Agent-Related Person’s own gross negligence or willful misconduct. No Agent-Related Person shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent-Related Person by the Company or a Lender.

No Agent-Related Person shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent-Related Person.

Section 9.04 Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05 Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Agent. The Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Agent.

Section 9.06 Resignation of Agent. The Agent may at any time give notice of its resignation to the Lenders and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the reasonable satisfaction of the Company so long as no Event of Default has occurred and is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above; provided that if the Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent, in consultation with the Company, as provided for above in this Section. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

Section 9.07 Non-Reliance on Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon any Agent-Related Person or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent-Related Person or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers, joint bookrunners, syndication agents or documentation agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent or a Lender hereunder.

Section 9.09 Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Obligor, the Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agent and their respective agents and counsel and all other amounts due the Lenders and the Agent under Sections 2.10, 10.04 and 10.05) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Lenders, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 2.10, 10.04 and 10.05.

Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.10 [Reserved].

Section 9.11 Indemnification of Agent-Related Persons. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), ratably according to their respective portions of the total Loans held on the date on which indemnification is sought, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; and provided, further, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse each Agent-Related Person upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent-Related Person in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document or any document contemplated by or referred to herein, to the extent that such Agent-Related Person is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all other Obligations and the resignation of the Agent or any Agent-Related Person.

Section 9.12 Withholding Tax. To the extent required by any applicable law, the Agent shall withhold from any payment to any Lender an amount equal to any applicable withholding Tax. If the IRS or any Governmental Authority asserts a claim that the Agent did not properly withhold Tax from any amount paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify and hold harmless the Agent (to the extent that the Agent has not already been reimbursed by the Company and without limiting or expanding the obligation of the Company to do so) for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including any penalties, additions to Tax or interest thereon, together with all expenses incurred, including legal expenses and any out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant ~~Government~~Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Agent under this Article 9. The agreements in this Article 9 shall survive the resignation and/or replacement of the Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Loans and the repayment, satisfaction or discharge of all obligations under this Agreement. Unless required by applicable laws, at no time shall the Agent have any obligation to file for or otherwise pursue on behalf of a Lender any refund of Taxes withheld or deducted from funds paid for the account of such Lender. For the purposes of this Section, the term “Lender” includes any Issuing Bank.

Section 9.13 No Reliance on Agent’s Customer Identification Program. Each of the Lenders and Issuing Bank acknowledges and agrees that neither such Lender or Issuing Bank nor any of its Affiliates, participants or assignees, may rely on the Agent to carry out such Lender’s, Issuing Bank’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other anti-terrorism law, including any programs involving any of the following items relating to or in connection with any of the Company, its Affiliates or its agents, this Agreement, the other Loan Documents or the transactions hereunder or contemplated hereby: (a) any identity verification procedures, (b) any record keeping, (c) comparisons with government lists, (d) customer notices or (e) other procedures required under the CIP Regulations or such other laws.

Section 9.14 Erroneous Payments.

(a) If the Agent (x) notifies a Lender or Issuing Bank, or any Person who has received funds on behalf of a Lender or Issuing Bank (any such Lender, Issuing Bank or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Agent) received by such Payment Recipient from the Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent pending its return or repayment as contemplated below in this Section 9.14 and held in trust for the benefit of the Agent, and such Lender or Issuing Bank shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Agent may, in its sole discretion, specify in writing), return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, Issuing Bank or any Person who has received funds on behalf of a Lender or Issuing Bank (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Lender or Issuing Bank, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender or Issuing Bank shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 9.14(b).

For the avoidance of doubt, the failure to deliver a notice to the Agent pursuant to this Section 9.14(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9.14(a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender or Issuing Bank hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Bank under any Loan Document, or otherwise payable or distributable by the Agent to such Lender or Issuing Bank under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Agent has demanded to be returned under immediately preceding clause (a).

(d) (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Agent in such instance)), and is hereby (together with the Company) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an electronic platforms approved by the Agent as to which the Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Company or the Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous

Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Agent and the Company shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.
(ii) Subject to Section 10.07 (but excluding, in all events, any assignment consent or approval requirements thereunder (other than in respect of the Company)), the Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Agent) and (y) may, in the sole discretion of the Agent, be reduced by any amount specified by the Agent in writing to the applicable Lender from time to time.

(e) The parties hereto agree that (x) irrespective of whether the Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Issuing Bank, to the rights and interests of such Lender or Issuing Bank, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Obligor’s Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Company; provided that this Section 9.14 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Company relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Company for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 9.14 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE 10. MISCELLANEOUS

Section 10.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company therefrom, shall be effective unless in writing signed by the Required Lenders and the Company, as the case may be, and acknowledged by the Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that the Agent may, with the consent of the Company only, amend, modify or supplement this Agreement or any other Loan Document to cure any ambiguity, omission, defect or inconsistency (as reasonably determined by the Agent), so long as such amendment, modification or supplement does not adversely affect the rights of any Lender (or any Issuing Bank or the Swing Line Lender, if applicable) or the Lenders shall have received at least five Business Days’ prior written notice thereof and the Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; provided, further, that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(b) postpone or delay the maturity of the Loans, or any scheduled date of payment of the principal amount of the Loans or any reimbursement obligation in respect of any Letter of Credit, or any date for the payment of any interest, premium or fees due to the Lenders (or any of them) hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender directly affected thereby (other than as a result of waiving (i) an Event of Default in accordance with the terms hereof, (ii) default interest hereunder to the extent a waiver of the underlying default giving rise to such default interest does not require a vote of all Lenders) or (iii) a mandatory prepayment to be made hereunder;

(c) amend the definition of “Required Lenders” or “Pro Rata Share” without the consent of each Lender directly affected thereby; provided that with the consent of Required Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Required Lenders” or “Pro Rata Share” on substantially the same basis as the Revolving Commitments and the Revolving Loans are included on the Closing Date without the written consent of each Lender;

(d) amend the definition of “Interest Period” to permit Interest Periods with a duration of longer than six months without the written consent of each Lender;

(e) [Reserved];

(f) extend the stated expiration date of any Letter of Credit beyond the end of the Letter of Credit Commitment Period or amend the definition of “Letter of Credit Commitment Period” without the written consent of each Lender affected thereby and each Issuing Bank;

(g) amend this Section 10.01 without the written consent of each Lender;

(h) subject to Section 2.17(d), change Section 2.14 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(i) consent to the assignment or transfer by the Obligor of any of its rights and obligations under any Loan Document without the written consent of each Lender;

(j) increase any Revolving Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided that no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Revolving Commitment of any Lender;

(k) amend, modify, terminate or waive any provision hereof relating to the Swing Line Sublimit or the Swing Line Loans without the consent of the Swing Line Lender;

(l) alter the required application of any repayments or prepayments pursuant to Section 2.09(d) or (e) without the consent of Swing Line Lender or the consent of Lenders holding more than 50% of the aggregate Revolving Exposure, which, is being allocated a lesser repayment or prepayment as a result thereof; provided that Required Lenders may waive, in whole or in part, any prepayment so long as the application, as between the Swing Line Lender and Revolving Lenders, of any portion of such prepayment which is still required to be made is not altered;

(m) amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.04(e) without the written consent of the Agent and of each Issuing Bank;

(n) amend, modify or waive this Agreement so as to alter the ratable treatment of Obligations arising under the Loan Documents or the definition of “Obligations” in each case in a manner adverse to any Credit Party without the written consent of any such Credit Party;

(o) amend, modify, terminate or waive any provision of the Loan Documents as the same applies to the Agent or any Arranger, or any other provision hereof as the same applies to the rights or obligations of the Agent or any Arranger, in each case without the consent of the Agent or Arranger, as applicable;

(p) amend, modify, eliminate or waive any provision of any of Sections 7.11, 7.12, and 7.14 or the Company’s and its Subsidiaries’ obligations to comply therewith without the written consent of the Required Lenders; or

(q) amend, modify, or waive any provision affecting the rights, duties and obligations of any Issuing Bank under this Agreement or any Letter of Credit issued by such Issuing Bank without the consent of such Issuing Bank;

provided, further, that (i) no such agreement shall, unless in writing and signed by the Agent in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document (except with respect to the removal of the Agent) and (ii) any fee agreement referred to in Section 2.11 may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except for any amendment, waiver or consent pursuant to Section 10.01(a), (b), (c) or (j).

Section 10.02 Notices.

(a)     Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile or electronic transmission). All such written notices shall be mailed, emailed, faxed or delivered to the applicable address, facsimile number

(provided that any matter transmitted by the Company by facsimile (1) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 10.02, and (2) shall be followed promptly by delivery of a hard copy original thereof) or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Company or the Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its administrative questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Company and the Agent.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile or electronic mail, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided that notices and other communications to the Agent pursuant to Article 2 shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

(b) Electronic Communications:

(i) Notices and other communications to the Agent, Lenders, Swing Line Lender and each Issuing Bank hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to the Agent, any Lender, Swing Line Lender or any applicable Issuing Bank pursuant to Article 2 if such Person has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. The Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (A) of notification that such notice or communication is available and identifying the website address therefor.

(ii) The Company and each of its Subsidiaries understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent that such losses, costs, expenses or liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Agent.

(iii) The Platform and any Approved Electronic Communications are provided “as is” and “as available”. None of the Agent-Related Persons warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent-Related Persons in connection with the Platform or the Approved Electronic Communications.

(iv) The Company, each of its Subsidiaries, each Lender and each Issuing Bank agrees that the Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Agent’s customary document retention procedures and policies.

(v) Any notice of Default or Event of Default may be provided by telephone if confirmed promptly thereafter by delivery of written notice thereof

(c) The Agent-Related Persons and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Company even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify each Agent-Related Person and each Lender from all losses, costs, out-of-pocket expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Company; provided that such indemnity shall not, as to any such Person, be available to the extent that such losses, costs, expenses or liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Person. All telephonic notices to and other communications with the Agent may be recorded by the Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 10.04 Costs and Expenses. The Company agrees (a) to pay or reimburse each Agent-Related Person for all reasonable costs and out-of-pocket expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated) and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, which shall be limited to the reasonable fees and reasonable disbursements of (x) one primary counsel for the Agent-Related Person and (y) if reasonably required by the Agent, additional local and/or specialist counsel and (b) to pay or reimburse each Agent-Related Person and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement (including, but not limited to this Section 10.04) or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including in any Insolvency Proceeding or appellate proceeding), including all reasonable fees, expenses and disbursements of any law firm or other external legal counsel, which shall be limited to the reasonable fees and reasonable disbursements of (x) one primary counsel for the Agent-Related Persons, (y) if reasonably required by the Agent, additional local and/or specialist counsel for the Agent-Related Persons and (z) solely in the case of a conflict of interest, one additional counsel to each group of similarly situated indemnified persons, taken as a whole and (1) one additional primary counsel to the Lenders, (2) if reasonably requested by the Required Lenders, additional local and/or specialist counsel for the Lenders and (3) solely in the case of a conflict of interest, one additional counsel to each group of similarly situated indemnified persons, taken as a whole. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto and other out-of-pocket expenses incurred by each Agent-Related Person and the cost of independent public accountants and other outside experts (subject to the limitations above) retained by such Agent-Related Person or any Lender. All amounts due under this Section shall be payable within ten Business Days after written demand therefor together with, if requested by the Company, backup documentation supporting such payment or reimbursement request. The agreements in this Section shall survive the repayment of the Loans and the other Obligations.

Section 10.05 Company Indemnification; Damage Waiver.

(a) Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, and the directors, officers, employees, counsel, agents, partners and attorneys-in-fact of such Persons and Affiliates involved with the refinancing, the Closing Date Transactions or the Transactions (collectively the “Indemnified Persons”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, charges and costs, expenses and disbursements (including reasonable Attorney Costs) of any kind or nature whatsoever (including those arising from or relating to any environmental matters) that may at any time be imposed on, incurred by or asserted against any such Indemnified Person by any third party or by the Company in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment or Loan or the use or proposed use of the proceeds therefrom, (c) any Environmental Liability related to the Company or any of its Subsidiaries or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnified Person; provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person or arise out of or is in connection with any claim, litigation, loss or proceeding not involving an act or omission of the Company or any of its Affiliates and that is brought by an Indemnified Person against another Indemnified Person (other than against the Agent in its capacity as such) provided, further that such indemnity shall be limited, in the case of legal fees and expenses, to (a) one counsel for all Indemnified Persons, taken as a whole, and, solely in the case of a conflict of interest, one additional counsel to each group of similarly situated indemnified persons, taken as a whole, and (b) if reasonably necessary, one additional local counsel to such persons, taken as a whole, in any relevant jurisdiction and/or one additional specialty counsel to all such persons, taken as a whole, and, solely in the case of a conflict of interest, one additional local counsel in such relevant material jurisdiction and/or specialty counsel to each group of similarly situated indemnified persons, taken as a whole. No Indemnified

Person shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnified Person have any liability for any indirect, special, punitive or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section shall be payable within thirty days after written demand therefor together with, if requested by the Company, backup documentation supporting such indemnification request. The agreements in this Section shall survive the resignation of the Agent, the replacement of any Lender and the repayment, satisfaction or discharge of all the other Obligations. This Section 10.05(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(b) To the extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of this Agreement or any agreement or instrument contemplated hereby, the Closing Date Transactions, the Transactions, any Loan or the use of the proceeds. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

Section 10.06 Marshalling; Payments Set Aside. Neither the Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Obligor or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment to the Agent, any Issuing Bank or the Lenders (or to the Agent, on behalf of Lenders or any Issuing Bank), or any Agent, Issuing Bank or Lender enforces any security interests or exercises any right of setoff, and such payment or the proceeds of such enforcement or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred and (b) each Lender severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

Section 10.07 Assignments, Successors, Participations, Etc.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.07(b), or (ii) by way of participation in accordance with the provisions of Section 10.07(d) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (as defined below) to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it (provided, however, that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan and any related Commitments)); provided that:

(i) [Reserved];

(ii) in the case of assignments of Revolving Loans or Revolving Commitments, such assignment (except in the case of assignments made by or to any Arranger), shall be consented to by each of the Company, Agent, any Issuing Bank and the Swing Line Lender (such consent not to be (x) unreasonably withheld or delayed or, (y) in the case of the Company, required at any time an Event of Default shall have occurred and then be continuing or such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund); provided that (A) the Company shall be deemed to have consented to any such assignment of Revolving Loans or Revolving Commitments unless it shall object thereto by written notice to the Agent within ten (10) Business Days after having received notice thereof and (B) each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than (w) $2,500,000 with respect to the assignment of the Revolving Commitments and the Revolving Loans, (x) such lesser amount as agreed to by the Company, the Agent, any Issuing Bank and the Swing Line Lender, (y) the aggregate amount of the Loans of the assigning Lender with respect to the Class being assigned or (z) the amount assigned by an assigning Lender to an Affiliate or Approved Fund of such Lender

(iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned under the Facilities, except that this clause (ii) shall prohibit any Lender from assigning all or a portion of its rights and obligations under the Facilities on a non-pro rata basis;

(iv) the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption; such Assignment and Assumption to be (A) electronically executed and delivered to the Agent via an electronic settlement system then acceptable to the Agent (or, if previously agreed with the Agent, manually), and (B) delivered together with a processing and recordation fee of $3,500, unless waived or reduced by the Agent in its sole discretion; and

(v) the Eligible Assignee, if it shall not be a Lender, shall deliver to the Agent an administrative questionnaire, in the form prescribed by the Agent.

Subject to acceptance and recording thereof by the Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, (provided that, with respect to circumstances in effect on the effective date of such Assignment and Assumption, an Eligible Assignee shall not be entitled to receive any greater payment under Section 3.01 than the applicable Lender would have been entitled to receive had the assignment not taken place) and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.03, 3.04, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Company (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d).

(c) [Reserved].

(d) Register. The Agent, acting solely for this purpose as a non-fiduciary agent of the Company, shall maintain at the Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal and interest amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and each Lender (with respect to its own interests in the Facilities only) at any reasonable time and from time to time upon reasonable prior notice. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e) Participations. Any Lender may at any time, without the consent of, or notice to, the Company or the Agent, sell participations to any Person (other than a natural person or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Except to the extent limited by Section 10.07(f), the Company agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.03 and 3.04 (subject to the limitations and requirements of such Sections (including Section 3.01(e) and Section 3.01(f) (it being understood that the documentation required under Section 3.01(e) and Section 3.01(f) shall be delivered to the participating Lender)) and Section 3.07, as if such Participant were a Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender.

Each Lender that sells a participation pursuant to this Section 10.07(e) shall, acting solely for U.S. federal income tax purposes as a non-fiduciary agent of the Company, maintain a register on which it records the name and address of each participant and the principal amounts (and stated interest) of each participant’s participation interest with respect to the Loans or other obligations under the Loan Documents (each, a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Proposed Treasury Regulations Section 1.163-5(b) (and, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(f) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant; provided that this Section 10.07(f) shall not apply if the sale of the participation to such Participant is made with the Company’s prior written consent.

(g) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.08 Confidentiality. Each Lender shall maintain the confidentiality of all information provided to it by the Company or any Subsidiary, or by the Agent on the Company’s or such Subsidiary’s behalf, under this Agreement or any other Loan Document, it being understood and agreed by the Company that, in any event, the Agent may disclose such information to the Lenders and each Lender may make disclosures thereof to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Company or any of its Affiliates; provided that such source is not bound by a confidentiality agreement with the Company known to the Lender; provided, further, that any Lender may disclose such information

(a) at the request or pursuant to any requirement of any Governmental Authority or representative thereof to which the Lender is subject (including the NAIC) or in connection with an examination of such Lender by any such authority;

(b) pursuant to subpoena or other court process;

(c) when required to do so in accordance with the provisions of any applicable Requirement of Law;

(d) to the extent reasonably required in connection with any litigation or proceeding to which the Agent or any Lender or their respective Affiliates may be party;

(e) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document;

(f) to such Lender’s independent auditors and other professional advisors on a confidential basis;

(g) to any Participant, Lender or Eligible Assignee, actual or potential; provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder or on terms no less restrictive than those set forth in this Section 10.08; provided, however, that such writing may take the form of a “click-through” agreement;

(h) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party with such Lender or such Affiliate;
(i) to its Affiliates and to their respective officers, directors, partners, members, employees, legal counsel, independent auditors and other advisors, experts or agents who need to know such information and on a confidential basis (and to other Persons authorized by a Lender or the Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.08); provided that such Affiliates and other Persons are not insurance companies;

(j) to any other party to this Agreement;

(k) to any pledgee referred to in Section 10.07(f) or any direct or indirect contractual counterparty or prospective counterparty (or such counterparty’s or prospective counterparty’s professional advisor) to any swap or derivative transaction relating to obligations of the Company or any of its Subsidiaries (so long as all parties, including all counterparties and advisors agree to be bound by the provisions of this Section 10.08 or other provisions at least as restrictive as this Section 10.08);

(l) to any rating agency when required by it; provided that, prior to any disclosure, that such Lender shall instruct such rating agency to and such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Company or any Subsidiary received by it from the Agent or any Lender; and

(m) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans.

In addition, the Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agent and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents. In the case of confidential information received from the Company or any Subsidiary after the date hereof, such information shall be clearly identified at the time of delivery as confidential. In the case of clause (b) and (c), the disclosing party shall give notice of such disclosure to the Company, to the extent not prohibited by any Requirement of Law.

Section 10.09 Set-off. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or Affiliate to or for the credit or the account of the Company against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured; provided that neither any Lender nor any of its Affiliates shall be entitled to exercise any such set off with respect to any trust, tax reserve or payroll account. Each Lender agrees to promptly notify the Company and the Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 10.10 Notification of Addresses, Lending Offices, Etc. Each Lender shall notify the Agent in writing of any changes in the address to which notices to the Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

Section 10.11 Effectiveness; Counterparts; Electronic Signatures. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Company and the Agent of written notification of such execution and authorization of delivery thereof. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile transmission or other electronic transmission (e.g., “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart hereof.

The electronic copy of the executed Agreement and of any other Loan Document is and shall be deemed an original signature for purposes of this Agreement or such Loan Document, as the case may be. The words “execution,” “execute”, “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.12 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Agent and each Lender, regardless of any investigation made by the Agent or any Lender or on their behalf, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

Section 10.13 Severability. If any provision of any Loan Document is invalid, illegal or unenforceable in any jurisdiction then, to the fullest extent permitted by law, (i) such provision shall, as to such jurisdiction, be ineffective to the extent (but only to the extent) of such invalidity, illegality or unenforceability, (ii) the other provisions of the Loan Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Lenders in order to carry out the intentions of the parties thereto as nearly as may be possible and (iii) the invalidity, illegality or unenforceability of any such provision in any jurisdiction shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

Section 10.14 Replacement of Defaulting Lenders and Non-Consenting Lenders. If any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.07), all of its interests, rights and obligations under this Agreement and the related Loan

Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a) the Agent shall have received the assignment fee specified in Section 10.07(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Sections 2.09(c), 3.01, 3.03 and 3.04) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts).

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

No action by or consent of a Defaulting Lender or a Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment the Company, Agent, such Defaulting Lender or such Non-Consenting Lender and the replacement Lender shall otherwise comply with this Section 10.14; provided that if such Defaulting Lender or such Non-Consenting Lender does not comply with this Section 10.14 within one Business Day after the Company’s request, compliance with this Section 10.14 shall not be required to effect such assignment.

Section 10.15 Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any relevant appellate court, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each party hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that any Lender or the Agent may otherwise have to bring any action or proceeding relating to any Loan Document against the Obligor or its properties in the courts of any jurisdiction.

(c) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in subsection (b) of this Section. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.

(d) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.02. Nothing in any Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 10.16 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

Section 10.17 USA PATRIOT Act Notice. Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Obligor, which information includes the name and address of the Obligor and other information that will allow such Lender or the Agent, as applicable, to identify the Obligor in accordance with the Patriot Act.

Section 10.18 Entire Agreement. This Agreement, together with the other Loan Documents and any separate agreements with respect to fees payable to the Agent, embodies the entire agreement and understanding among the Company, the Lenders and the Agent and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

Section 10.19 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 10.20 Obligations Several; Independent Nature of Lenders’ Right. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

Section 10.21 No Fiduciary Duty. The Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Obligor, its stockholders and/or its affiliates. The Obligor agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Obligor, its stockholders or its affiliates, on the other. The Obligor acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Obligor, on the other, and

(ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Obligor, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Obligor, its stockholders or its Affiliates on other matters) or any other obligation to the Obligor except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Obligor, its management, stockholders, creditors or any other Person. The Obligor acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Obligor agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Obligor, in connection with such transaction or the process leading thereto.

Section 10.22 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 10.23 Binding Effect. This Agreement shall become effective when it shall have been executed by the Company and the Agent and the Agent shall have been notified by each Lender that each such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Company, the Agent, each Lender and their respective successors and assigns.

Section 10.24 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

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Appendix A
Revolving Commitments

Lender	Revolving Commitments
KEYBANK NATIONAL ASSOCIATION	$80,000,000.00
GOLDMAN SACHS BANK USA	$50,000,000.00
ROYAL BANK OF CANADA	$50,000,000.00
BARCLAYS BANK PLC	$35,000,000.00
THE NORTHERN TRUST COMPANY	$35,000,000.00
TOTAL	$250,000,000.00

Annex B

EXHIBIT C-1
FORM OF LOAN NOTICE
Date: ___________________
To: KeyBank National Association, as Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of May 19, 2015 (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CNO FINANCIAL GROUP, INC., a Delaware corporation (the “Company”), the Lenders from time to time party thereto and KEYBANK NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Agent”). Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.

Pursuant to Section [2.02][2.03] of the Credit Agreement, the Company desires that Lenders make the following Loans to the Company in accordance with the applicable terms and conditions of the Credit Agreement on [ ] (the “Borrowing Date”):

Revolving Loans

☐	Base Rate Loans:	$[___,___,___]

☐	Term SOFR Loans, with an initial Interest Period of ________ month(s):	$[___,___,___]

☐	Daily Simple SOFR Loans:	$[___,___,___]

Swing Line Loans:		$[___,___,___]

The Company hereby certifies that:

(i) after making the Loans requested on the Borrowing Date, the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect;

(ii) as of the Borrowing Date, the representations and warranties contained in each of the Loan Documents are true and correct in all material respects on and as of such Borrowing Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and
C-1-1

(iii) as of the Borrowing Date, no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default.

The account of the Company to which the proceeds of the Loans requested on the Borrowing Date are to be made available by the Agent to the Company are as follows:

Bank Name:    _______________________
Bank Address:    _______________________
ABA Number:    _______________________
Account Number:    _______________________
Attention:    _______________________
Reference:    _______________________

[The Company hereby agrees that if it fails to borrow the SOFR Loans requested hereby (including as a result of the failure of the Credit Agreement to become effective), the Company shall, after receipt of a written request by any Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any losses, costs or expenses that such Lender may reasonably incur as a result of such failure, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund such SOFR Loan]1

Date: ___________________

CNO FINANCIAL GROUP, INC.,

By:
Name:
Title:

____________________
1 Applicable with respect to Borrowing of SOFR Loans only.

C-1-2

EXHIBIT C-2
FORM OF CONVERSION/CONTINUATION NOTICE

Reference is made to that certain Credit Agreement, dated as of May 19, 2015 (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CNO FINANCIAL GROUP, INC., a Delaware corporation (the “Company”), the Lenders from time to time party thereto and KEYBANK NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Agent”). Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.

Pursuant to Section 2.06 of the Credit Agreement, the Company desires to convert or to continue the following Loans, each such conversion and/or continuation to be effective as of [ ● ]:
Revolving Loans:

$[___,___,___]	Term SOFR Loans to be continued with Interest Period of [____] month(s)

$[___,___,___]	Base Rate Loans to be converted to Term SOFR Loans with Interest Period of ____ month(s)

$[___,___,___]	SOFR Loans to be converted to Base Rate Loans

Date: [ ]

CNO FINANCIAL GROUP, INC.,

By:
Name:
Title:

C-2-1